   As filed with the Securities and Exchange Commission on November 13, 1998
                                                                Registration No.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                         Regions Financial Corporation
             (Exact Name of Registrant as Specified in its Charter)
                             ----------------------

           Delaware                               6711                    63-0589368
(State or Other Jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)     Identification No.)


                              417 North 20th Street
                              Birmingham, AL 35203
                                 (205) 326-7100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------
                             Samuel E. Upchurch, Jr.
                     General Counsel and Corporate Secretary
                              417 North 20th Street
                              Birmingham, AL 35203
                                 (205) 326-7860
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                             ----------------------
                                   Copies to:

       CHARLES C. PINCKNEY              FRANK M. CONNER III              WILLIAM P. LANGDALE, JR.
   LANGE, SIMPSON, ROBINSON &              ALSTON & BIRD LLP           LANGDALE, VALLOTTON, LINAHAN,
           SOMERVILLE LLP           601 PENNSYLVANIA AVENUE, N.W.       THRELKELD & WETHERINGTON
417 NORTH 20TH STREET, SUITE 1700    NORTH BUILDING, SUITE 250          1007 N. PATTERSON STREET
       BIRMINGHAM, AL 35203             WASHINGTON, D.C. 20004          VALDOSTA, GEORGIA  31603
         (205) 250-5000                   (202) 508-3303                     (912) 244-5400

                              --------------------
     Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                              --------------------
                       CALCULATION OF REGISTRATION FEE

Title of each                                          Proposed maximum       Proposed maximum
class of securities            Amount to be            offering price             aggregate               Amount of
to be registered                registered                per unit*            offering price*            registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock                     655,340                 $11.8432599           $7,761,362                 $2,157.66
==========================================================================================================================

* Calculated in accordance with Rule 457(f), based on the total stockholders' equity of the company being acquired. The number of shares being registered is based on an exchange ratio calculated based on an assumed price of the Registrant's common stock of $30.00 per share.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), shall determine.

         PROXY STATEMENT                       PROSPECTUS
      VB&T BANCSHARES CORP.          REGIONS FINANCIAL CORPORATION
                                          UP TO 655,340 SHARES
                                            OF COMMON STOCK

                           -------------------------

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT
                           -------------------------

The Boards of Directors of VB&T Bancshares Corp. and Regions Financial Corporation have agreed on a merger of VB&T Bancshares and Regions. Regions will be the surviving corporation in the merger. Regions is a regional bank holding company headquartered in Birmingham, Alabama. Regions has banking operations in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee, and Texas. Regions has assets of about $35.1 billion, deposits of about $27.2 billion, and stockholders' equity of about $3.0 billion.

If the merger is completed, VB&T Bancshares stockholders will receive, for each share of VB&T Bancshares common stock they own, that fraction of a share of Regions common stock computed to have a value of $28.28. The computation is based on the average of the last sales prices of Regions common stock on the Nasdaq National Market over the last ten trading days immediately preceding the date of the special meeting of VB&T stockholders. Regions stockholders will continue to own their existing shares of Regions common stock after the merger.

We can't complete the merger unless the stockholders of VB&T Bancshares approve it. VB&T Bancshares has scheduled a special meeting for its stockholders to vote on the merger.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the stockholder meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. If you don't return your card, the effect will be a vote against the merger.

The date, time, and place of the special meeting of stockholders is as follows:

             , 1998
               p.m.
Main Office, VB&T Bancshares Corp.
2611 N. Patterson Street
Valdosta, Georgia 31602

This Proxy Statement-Prospectus provides you with detailed information about the proposed merger. You can also get information about Regions from documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully. Your Board of Directors strongly supports this merger of VB&T Bancshares with Regions, and I join with the other members of the Board of Directors in enthusiastically recommending that you vote in favor of the merger.

                                          Donald T. Schutt
                                          President and Chief Executive Officer
                                          VB&T Bancshares Corp.

SHARES OF REGIONS COMMON STOCK ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE REGIONS COMMON STOCK TO BE ISSUED UPON COMPLETION OF THE MERGER OR DETERMINED IF THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Proxy Statement-Prospectus dated                      , 1998, and first mailed
to stockholders on           , 1998.

We have not authorized anyone to give any information or make any representation about the merger or our companies that differs from, or adds to, the information in this Proxy Statement-Prospectus or in Regions' documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this Proxy Statement-Prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this Proxy Statement-Prospectus does not extend to you.

The information contained in this Proxy Statement-Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

Information in this Proxy Statement-Prospectus about Regions Financial Corporation has been supplied by Regions, and information about VB&T Bancshares Corp. has been supplied by VB&T.

                    CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Each company makes forward-looking statements in this Proxy Statement-Prospectus, and in Regions' public documents to which we refer, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the merger. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of each of our companies and the combined company after the merger. This could cause results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you vote on the merger. These possible events or factors include the following:

     1. Regions' revenues after the merger and other recent acquisitions may be lower than expected, Regions' restructuring charges in recent acquisitions may be higher than expected, or Regions' operating costs after the merger and other recent acquisitions may be greater than expected;

     2. Competition among depository and other financial institutions may increase significantly;

     3. We may have more trouble obtaining regulatory approvals for the merger than expected;

     4. Regions may have more trouble integrating acquired businesses or retaining key personnel than expected;

     5. Regions' costs savings from the merger and other recent acquisitions may be less than expected, or Regions may be unable to obtain those cost savings as soon as expected;

     6. Changes in the interest rate environment may reduce operating margins;

     7. General economic or business conditions may be worse than we expect;

     8. Legislative or regulatory changes may adversely affect our businesses;

     9. Technological changes and systems integration may be harder to make or more expensive than expected; and

     10. Adverse changes may occur in the securities markets.

                             VB&T BANCSHARES CORP.
               2611 N. PATTERSON STREET, VALDOSTA, GEORGIA, 31602
                           -------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD             , 1998
                           -------------------------

Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of VB&T Bancshares Corp. ("VB&T"), a bank holding company, will be held at VB&T's main office, located at 2611 N. Patterson Street, Valdosta,
Georgia, 31602 on           , 1998, at      :00 p.m., local time, for the
following purposes:

     1. Merger. To consider and vote on the Agreement and Plan of Merger, dated as of July 6, 1998 (the "Agreement"), by and between VB&T and Regions Financial Corporation ("Regions") pursuant to which (i) VB&T will merge with and into Regions with Regions as the surviving corporation (the "Merger") and (ii) each share of VB&T common stock (excluding certain shares held by VB&T, Regions, or their respective subsidiaries and excluding all shares held by stockholders who perfect their dissenters' rights) will be converted into that fraction of a share of Regions common stock computed to have a value of $28.28 (based on the average of the last sales prices of Regions common stock on the Nasdaq National Market over the last ten trading days immediately preceding the date of the special meeting), with cash to be paid in lieu of any remaining fractional share interest, all as described more fully in the accompanying Proxy Statement-Prospectus; and

     2. Other Business. To transact such other business as may properly come before the Special Meeting, including adjourning the Special Meeting to permit, if necessary, further solicitation of proxies.

Only stockholders of record at the close of business on           , 1998, are
entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

Stockholders of VB&T have a right to dissent from the Merger and obtain payment of the fair value of their shares in cash by complying with the applicable provisions of applicable law, which are attached to the accompanying Proxy Statement-Prospectus as Appendix B.

The Board of Directors of VB&T unanimously recommends that holders of VB&T common stock vote FOR the proposals listed above.

We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Special Meeting in person. The proxy may be revoked by the person executing the proxy by filing with the Secretary of VB&T an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the Special Meeting.

                                          By Order of the Board of Directors

                                          Faye Farr
                                          Corporate Secretary

          , 1998

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................     1
  The Companies.............................................     1
  The Merger................................................     1
  Comparative Per Share Market Price Information............
  Reasons for the Merger....................................     2
  The Special Meeting.......................................     2
  Recommendations to Stockholders...........................     2
  Record Date; Voting Power.................................     2
  Vote Required.............................................     2
  Conditions to Completion of the Merger....................     3
  Termination of the Merger Agreement.......................     3
  Federal Income Tax Consequences...........................     3
  Accounting Treatment......................................     4
  Interests of Persons in the Merger That Are Different from
     Yours..................................................     4
  Dissenters' Appraisal Rights..............................     4
  Regulatory Approvals......................................     4
  Comparative Per Share Data................................     5
  Selected Financial Data...................................     8
THE SPECIAL MEETING.........................................    12
  General...................................................    12
  Record Date; Vote Required................................    12
THE MERGER..................................................    14
  General...................................................    14
  Treatment of VB&T Options.................................    15
  Background of the Merger..................................    15
  VB&T's Reasons for the Merger.............................    15
  Regions' Reasons for the Merger...........................    16
  Effective Time of the Merger..............................    17
  Distribution of Regions Stock Certificates and Payment For
     Fractional Shares......................................    17
  Conditions to Consummation of the Merger..................    18
  Regulatory Approvals......................................    19
  Waiver, Amendment, and Termination of the Agreement.......    20
  Conduct of Business Pending the Merger....................    21
  Management Following the Merger...........................    22
  Interests of Certain Persons in the Merger................    22
  Dissenting Stockholders...................................    22
  Federal Income Tax Consequences of the Merger.............    25
  Accounting Treatment......................................    26
  Expenses and Fees.........................................    27
  Resales of Regions Common Stock...........................    27

                                                              PAGE
                                                              ----
EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS..............    28
  Antitakeover Provisions Generally.........................    28
  Authorized Capital Stock..................................    29
  Amendment of Certificate or Articles of Incorporation and
     Bylaws.................................................    29
  Classified Board of Directors and Absence of Cumulative
     Voting.................................................    30
  Removal of Directors......................................    31
  Limitations on Director Liability.........................    31
  Indemnification...........................................    31
  Special Meetings of Stockholders..........................    32
  Actions by Stockholders Without a Meeting.................    33
  Stockholder Nominations...................................    33
  Mergers, Consolidations, and Sales of Assets Generally....    33
  Business Combinations with Certain Persons................    34
  Dissenters' Rights........................................    35
  Stockholders' Rights to Examine Books and Records.........    35
  Dividends.................................................    35
COMPARATIVE MARKET PRICES AND DIVIDENDS.....................    37
VB&T MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................    39
INFORMATION ABOUT VB&T......................................    62
  Business and Properties...................................    62
  Competition...............................................    64
  Legal Proceedings.........................................    65
  Management................................................    65
  Transactions with Management..............................    66
  Voting Securities and Principal Stockholders of VB&T......    66
INFORMATION ABOUT REGIONS...................................    67
  General...................................................    67
  Recent Developments.......................................    68
SUPERVISION AND REGULATION..................................    70
  General...................................................    70
  Payment of Dividends......................................    71
  Capital Adequacy..........................................    72
  Prompt Corrective Action..................................    73
  FDIC Insurance Assessments................................    74
DESCRIPTION OF REGIONS COMMON STOCK.........................    74
STOCKHOLDER PROPOSALS.......................................    75
EXPERTS.....................................................    75
OPINIONS....................................................    75
WHERE YOU CAN FIND MORE INFORMATION.........................    75
INDEX TO VB&T FINANCIAL STATEMENTS..........................   F-1
APPENDIX A -- Agreement and Plan of Merger..................   A-1
APPENDIX B -- Copy of Chapter 2, Article 13 of the Georgia
  Business Corporation Act, pertaining to dissenters'
  rights....................................................   B-1

                                    SUMMARY

This summary highlights selected information from this Proxy
Statement-Prospectus. It does not contain all of the information that is important to you. You should carefully read this entire document and the documents to which we have referred. These will give you a more complete description of the proposed merger and its legal terms. See "Where You Can Find
More Information" (page   ). Each item in this summary includes a page reference
that directs you to a more complete description in this document of the topic discussed.

THE COMPANIES (PAGES   AND   )
REGIONS FINANCIAL CORPORATION
417 North 20th Street
Birmingham, Alabama 35203
(205) 326-7100

Regions is incorporated in Delaware and is a regional bank holding company. Regions provides banking and other financial services. Regions has banking operations in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee, and Texas. As of September 30, 1998, Regions' total assets were about $35.1 billion, deposits were about $27.2 billion and stockholders' equity was about $3.0 billion.

The section of this Proxy Statement-Prospectus under the caption "Where You Find More Information" refers you to places where you can find more information about Regions.

VB&T BANCSHARES CORP.
2611 N. Patterson Street
Valdosta, Georgia, 31602
(912) 242-1200

VB&T Bancshares is incorporated in Georgia and is a bank holding company. VB&T Bancshares owns Valdosta Bank & Trust, a commercial bank, which serves customers primarily in Lowndes County, Georgia. As of September 30, 1998, VB&T Bancshares' total assets were about $74.2 million, deposits were about $60.6 million, and stockholders' equity was about $7.8 million.

THE MERGER (PAGE   )

VB&T Bancshares will merge with Regions Financial Corporation. Regions will be the surviving corporation in the merger. When the merger is completed, you will receive, for each share of VB&T Bancshares stock that you own, that fraction of a share of Regions stock computed to have a value of $28.28. The computation is based on the average of the last sales prices of Regions common stock on the Nasdaq National Market over the last ten trading days immediately preceding the date of the special meeting of VB&T stockholders. You will not receive a fraction of a share. Instead, you will receive a cash payment for any fraction of a share to which you may become entitled.

If you elect to dissent from the merger under Georgia law and follow the required procedures, you will receive a cash payment for your shares of VB&T Bancshares common stock instead of receiving Regions common stock. More information about your rights to dissent from the Merger, and the procedures you must follow should you choose to do so, is included under the heading "The
Merger -- Dissenting Stockholders" at page   .

We have attached the merger agreement to this Proxy Statement-Prospectus as Appendix A. We encourage you to read the merger agreement. It is the legal document that establishes the terms and conditions of the merger.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE   )

Shares of Regions are quoted on the Nasdaq National Market. Shares of VB&T Bancshares are not quoted on any established market. On May 12, 1998, the last full trading day prior to the public announcement of an agreement in principle for the merger, Regions stock closed at $43.44 per share. As of that date the
last known price of VB&T Bancshares stock was $14.50 per share. On          ,
1998, Regions stock closed at $          per share and the last known price of
VB&T Bancshares stock was $          per share.

Of course, the market price of Regions common stock will fluctuate after the exchange ratio is fixed.

REASONS FOR THE MERGER (PAGE   )

Before deciding to approve and recommend the merger, your Board of Directors considered the financial condition and prospects of VB&T Bancshares, information about Regions, the financial terms of the merger, the likelihood the bank regulators will approve the merger, the federal income tax consequences of the merger, the advice of your Board's legal advisors, and other factors. Your Board of Directors decided the merger is advisable and is in your best interests as stockholders.

To review the background of and reasons for the merger in greater detail, please see the discussion under the headings "The Merger -- Background of the Merger"
and "The Merger -- VB&T's Reasons for the Merger" at pages   and   .

THE SPECIAL MEETING (PAGE   )

The VB&T Bancshares special meeting will be held at VB&T Bancshares' main office, 2611 N. Patterson Street, Valdosta, Georgia, 31602, at
p.m. on           , 1998. At the special meeting, VB&T Bancshares stockholders will be asked to approve the merger agreement.

RECOMMENDATIONS TO STOCKHOLDERS (PAGE   )

Your Board of Directors believes that the merger is fair to you and in your best interests. The Board unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

RECORD DATE; VOTING POWER (PAGE   )

You can vote at the VB&T Bancshares Special Meeting if you owned VB&T Bancshares
common stock as of the close of business on           , 1998, the record date.
On that date,                shares of VB&T Bancshares common stock were
outstanding and therefore are allowed to vote at the special meeting. You will be able to cast one vote for each share of VB&T Bancshares common stock you
owned on           , 1998. You may
vote either by attending the special meeting and voting your shares or by completing the enclosed proxy card and mailing it to VB&T in the enclosed envelope.

Regions stockholders will not vote on the merger.

VOTE REQUIRED (PAGE   )

In order for the special meeting to be held, a quorum must be present. A quorum is established when a majority of the shares of VB&T common stock are represented at the special meeting either in person or by proxy. To approve the merger, VB&T Bancshares stockholders who hold a majority of the outstanding shares of common stock on the record date must vote for the merger. If you do not vote, this will have the same effect as a vote against the Merger.

All together, the directors and officers of VB&T Bancshares can cast about
     % of the votes entitled to be cast at the VB&T Bancshares special meeting. The members of your Board of Directors have agreed to vote all of their shares in favor of the merger.

CONDITIONS TO COMPLETION OF THE MERGER (PAGE   )

The completion of the merger depends on a number of conditions being met, including the following:

     - VB&T Bancshares stockholders approving the merger;

     - Receipt of all required regulatory approvals and the expiration of any regulatory waiting periods;

     - The absence of any governmental or court order blocking completion of the merger, or of any proceedings by a government body trying to block it;

     - Receipt of an opinion of counsel that the U.S. federal income tax treatment of you the stockholders and of VB&T Bancshares in the merger will generally be tax-free as we've described it to you in this Proxy Statement-Prospectus; and

     - Filing with the National Association of Securities Dealers, Inc. of Regions' notification for listing of additional shares on the Nasdaq National Market for the shares of Regions common stock to be issued in the Merger.

In cases where the law permits, a party to the Merger Agreement could elect to waive a condition that has not been satisfied and complete the merger although it is entitled not to. We can't be certain whether or when any of the conditions we've listed will be satisfied (or waived, where permissible), or that the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (PAGE   )

We can agree at any time to terminate the merger agreement without completing the merger, even if you, the stockholders, have already voted to approve it.

Moreover, either of us can terminate the merger agreement in the following circumstances:

     - After a final decision by a governmental authority to prohibit the merger, or after the rejection of an application for a governmental approval required to complete the merger;

     - If the merger isn't completed by March 31, 1999;

     - If the VB&T Bancshares stockholders don't approve the merger; or

     - If the other party violates, in a significant way, any of its representations, warranties or obligations under the merger agreement and the party seeking termination isn't in violation of the merger agreement.

FEDERAL INCOME TAX CONSEQUENCES (PAGE   )

We have structured the merger with the intent that you won't recognize any gain or loss for U.S. federal income tax purposes in the merger when you exchange all of your shares of VB&T common stock for shares of Regions common stock in the merger, except in connection with cash received instead of fractional shares. We have conditioned the merger on our receipt of legal opinions that this will be the case, but these opinions won't bind the Internal Revenue Service, which could take a different view.

THIS TAX TREATMENT MAY NOT APPLY TO CERTAIN VB&T BANCSHARES STOCKHOLDERS,
INCLUDING THE TYPES OF VB&T BANCSHARES STOCKHOLDERS DISCUSSED ON PAGE   , AND
WILL NOT APPLY TO ANY VB&T BANCSHARES STOCKHOLDER WHO DISSENTS FROM THE MERGER UNDER GEORGIA LAW. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU CAN BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND MANY VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES.

ACCOUNTING TREATMENT (PAGE   )

We expect the merger to qualify as a pooling of interests, which means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one company.

INTERESTS OF PERSONS IN THE MERGER THAT ARE DIFFERENT FROM YOURS (PAGE   )

Some of the officers of VB&T Bancshares have benefit and compensation plans that provide them with interests in the merger that are different from, or in addition to, their interests as stockholders of VB&T Bancshares. In particular, they hold outstanding options under VB&T's existing stock option plan, which will be converted into stock options to acquire Regions stock after the merger. Also, members of VB&T Bancshares' Board and its officers are entitled to indemnification under the merger agreement.

The board of directors of VB&T was aware of these interests and considered them in approving and recommending the merger.

For more information concerning these matters, please refer to the discussion under the heading "The Merger -- Interests of Certain Persons in the Merger" on
page   .

DISSENTERS' APPRAISAL RIGHTS (PAGE   )

Georgia law permits you to dissent from the merger and to have the fair value of your stock appraised by a court and paid to you in cash. To do this, you must follow certain procedures, including the filing of certain notices and refraining from voting your shares in favor of the merger. If you dissent from the merger, your shares of VB&T Bancshares common stock will not be exchanged for shares of Regions common stock in the merger, and your only right will be to receive the appraised value of your shares in cash.

REGULATORY APPROVALS (PAGE   )

We can't complete the merger unless we obtain the approval of the Board of Governors of the Federal Reserve System. The U.S. Department of Justice has input into the Federal Reserve Board's approval process. Federal law requires us to wait for up to 30 days before completing the merger after the Federal Reserve Board has approved it, which the Federal Reserve Board may shorten to 15 days.

In addition, the merger is subject to the approval of or notice to the Department of Banking and Finance of the state of Georgia.

We have filed (or shortly will file) all of the required notices with these regulatory authorities. While we don't know of any reason why we shouldn't obtain the remaining regulatory approvals in a timely manner, we can't be certain when we'll obtain them or that we will obtain them.

COMPARATIVE PER SHARE DATA

The following table shows information about our companies' income per share, dividends per share and book value per share, and similar information reflecting the merger of our two companies (which is referred to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed that our companies had been merged throughout those periods.

In presenting the comparative pro forma information, we also assumed that we will treat our companies as if they had always been combined for accounting and financial reporting purposes (a method which is referred to as the "pooling of interests" method of accounting).

The information listed as "equivalent pro forma" was obtained by multiplying the pro forma amounts by an assumed exchange ratio of .7801, based on the last sales price of Regions common stock on the Nasdaq National Market on September 30, 1998. It is intended to reflect the estimate that VB&T Bancshares stockholders will be receiving .7801 of a share of Regions common stock for each share of VB&T Bancshares common stock exchanged in the merger. This may not be the actual exchange ratio, since the exact ratio won't be determined until shortly before the merger.

The pro forma information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, doesn't attempt to predict or suggest future results. Also, the information we've set forth for the nine-month period ended September 30, 1998 doesn't indicate what the results will be for the full 1998 fiscal year.

The information in the following table is based on the historical financial information of our companies. See "Information About Regions -- Recent Developments," "Where You Can Find More Information" and "Index to VB&T Financial Statements."

                                                  NINE MONTHS
                                                     ENDED
                                                 SEPTEMBER 30,       YEAR ENDED DECEMBER 31,
                                               -----------------   ----------------------------
                                                1998       1997     1997       1996       1995
                                               ------     ------   ------     ------     ------
                                                  (UNAUDITED)       (UNAUDITED EXCEPT REGIONS
                                                                       AND VB&T HISTORICAL)
INCOME BEFORE EXTRAORDINARY ITEM
PER COMMON SHARE
Regions historical...........................  $ 1.34     $ 1.38   $ 1.82     $ 1.64     $ 1.45
Regions historical -- diluted................    1.32       1.36     1.79       1.61       1.43
VB&T historical..............................     .91       1.05     1.32       1.03        .65
VB&T historical -- diluted...................     .90       1.04     1.31       1.02        .64
Regions and VB&T pro forma combined(1).......    1.34                1.82       1.64       1.45
Regions and VB&T pro forma combined --
  diluted(1).................................    1.32                1.79       1.61       1.43
VB&T pro forma equivalent(2).................    1.05                1.42       1.28       1.13
VB&T pro forma equivalent -- diluted(2)......    1.03                1.40       1.26       1.12
DIVIDENDS DECLARED PER COMMON SHARE
Regions historical...........................     .69        .60      .80        .70        .66
VB&T historical..............................     .28        .28      .28        .20        .15
VB&T pro forma equivalent(3).................     .54        .47      .62        .55        .51
BOOK VALUE PER COMMON SHARE (PERIOD END)
Regions historical...........................   13.38      12.46    12.75      11.82      10.74
VB&T historical..............................   12.06      10.96    11.33      10.16       9.57
Regions and VB&T pro forma combined(1).......   13.38
VB&T pro forma equivalent(2).................   10.44

-------------------------

(1) Represents the combined results of Regions and VB&T as if the Merger were consummated on January 1, 1995 (or September 30, 1998, in the case of Book Value Per Share Data), and were accounted for as a pooling of interests.

(2) Represents pro forma combined information multiplied by the exchange ratio of .7801 of a share of Regions common stock for each share of VB&T common stock.

(3) Represents historical dividends declared per share by Regions multiplied by the exchange ratio of .7801 of a share of Regions common stock for each share of VB&T common stock.

(4) The combined and equivalent pro forma per share data assuming minimum and maximum exchange ratios of .6733 and .9427 of a shares of Regions common stock for each share of VB&T common stock is as follows:

                                                             EXCHANGE RATIO
                                       -----------------------------------------------------------
                                             MINIMUM (.6733)                MAXIMUM (.9427)
                                       ----------------------------   ----------------------------
                                        NINE MONTHS        YEAR        NINE MONTHS        YEAR
                                           ENDED          ENDED           ENDED          ENDED
                                       SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                           1998            1997           1998            1997
                                       -------------   ------------   -------------   ------------
                                                               (UNAUDITED)
INCOME BEFORE EXTRAORDINARY
  ITEM PER COMMON SHARE
Regions and VB&T pro forma
  combined...........................     $ 1.34          $1.82           $1.34          $1.82
Regions and VB&T pro forma
  combined -- diluted................       1.32           1.79            1.31           1.79
VB&T pro forma equivalent............        .90           1.23            1.26           1.72
VB&T pro forma
  equivalent -- diluted..............        .89           1.21            1.23           1.69
DIVIDENDS DECLARED PER
  COMMON SHARE
VB&T pro forma equivalent............        .46            .54             .65            .75
BOOK VALUE PER COMMON
  SHARE (PERIOD END)
Regions and VB&T pro forma
  combined...........................      13.39                          13.37
VB&T pro forma equivalent............       9.02                          12.60

SELECTED FINANCIAL DATA

The following tables show summarized historical financial data for each of our companies.

The information in the following tables is based on the historical financial information of our companies. All of the summary financial information provided in the following tables should be read in connection with this historical financial information and with the more detailed financial information we have provided in this Proxy Statement-Prospectus, which you can find beginning at page F-1 and in the documents of Regions incorporated by reference. See
"Information About Regions -- Recent Developments" on page   and "Where You Can
Find More Information" on page   . The financial information as of or for the
interim periods ended September 30, 1998 and 1997 has not been audited and in the respective opinions of management reflects all adjustments (consisting only of normal recurring adjustments) necessary to a fair presentation of such data.

                 SELECTED HISTORICAL FINANCIAL DATA OF REGIONS

                                  NINE MONTHS
                              ENDED SEPTEMBER 30,                            YEAR ENDED DECEMBER 31,
                           -------------------------   -------------------------------------------------------------------
                              1998          1997          1997          1996          1995          1994          1993
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                  (UNAUDITED)
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
INCOME STATEMENT DATA:
Total interest income....  $ 1,932,506   $ 1,684,430   $ 2,276,584   $ 1,954,283   $ 1,750,427   $ 1,385,512   $ 1,102,493
Total interest expense...      948,247       808,368     1,097,376       942,459       861,242       598,160       446,199
Net interest income......      984,259       876,062     1,179,208     1,011,824       889,185       787,352       656,294
Provision for loan
  losses.................       41,482        58,966        89,663        46,026        37,493        22,058        38,017
Net interest income after
  loan loss provision....      942,777       817,096     1,089,545       965,798       851,692       765,294       618,277
Total noninterest income
  excluding security
  gains (losses).........      340,835       283,374       381,400       341,792       280,834       251,837       242,326
Security gains
  (losses)...............        3,127           454           498         3,311          (697)          681         3,312
Total noninterest
  expense................      839,939       663,039       901,776       837,034       720,825       653,506       584,044
Income tax expense.......      152,095       147,693       187,563       156,008       134,529       115,853        88,225
Income before
  extraordinary item.....      294,705       290,192       382,104       317,859       276,475       248,453       191,646
Extraordinary item.......           --        15,425        15,425            --            --            --            --
Net income...............      294,705       305,617       397,529       317,859       276,475       248,453       191,646
PER SHARE DATA:
Income, before
  extraordinary item.....  $      1.34   $      1.38   $      1.82   $      1.64   $      1.45   $      1.36   $      1.14
Net income...............         1.34          1.46          1.89          1.64          1.45          1.36          1.14
Income, before
  extraordinary
  item -- diluted........         1.32          1.36          1.79          1.61          1.43          1.34          1.12
Net income -- diluted....         1.32          1.43          1.86          1.61          1.43          1.34          1.12
Cash dividends...........          .69           .60           .80           .70           .66           .60           .52
Book value...............        13.38         12.46         12.75         11.82         10.74          9.58          8.89
OTHER INFORMATION:
Average number of shares
  outstanding............      220,220       209,721       209,781       194,241       190,896       182,903       168,758
Average number of shares
  outstanding,
  -- diluted.............      223,935       213,940       213,750       197,751       193,579       185,110       171,363

                                  NINE MONTHS
                              ENDED SEPTEMBER 30,                            YEAR ENDED DECEMBER 31,
                           -------------------------   -------------------------------------------------------------------
                              1998          1997          1997          1996          1995          1994          1993
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                  (UNAUDITED)
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
STATEMENT OF CONDITION
  DATA (PERIOD END):
Total assets.............  $35,076,264   $30,451,527   $31,414,058   $26,993,344   $24,419,249   $22,184,508   $19,126,602
Securities...............    7,696,008     6,192,352     6,315,923     5,742,375     5,618,839     5,143,226     4,861,348
Loans, net of unearned
  income.................   23,852,206    21,215,476    21,881,123    18,395,552    16,156,132    14,726,649    11,791,556
Total deposits...........   27,184,895    24,699,371    25,011,021    22,019,412    19,982,422    18,048,906    16,242,208
Long-term debt...........      424,176       456,347       445,529       570,545       762,521       766,774       683,171
Stockholders' equity.....    2,957,653     2,614,863     2,679,821     2,274,563     2,047,398     1,785,026     1,581,143
PERFORMANCE RATIOS:
Return on average
  assets(1)..............         1.17%(a)      1.40%(b)      1.35%(c)      1.25%(d)      1.19%         1.23%         1.19%
Return on average
  stockholders'
  equity(1)..............        13.79(a)      16.02(b)      15.38(c)      14.71(d)      14.30         14.88         14.02
Net interest margin(1)...         4.28          4.42          4.41          4.36          4.27          4.33          4.57
Efficiency(2)............        62.54(a)      56.32         57.78         61.84(d)      61.61         62.89         63.84
Dividend payout..........        51.49         41.10         42.33         42.68         45.52         44.12         45.61
ASSET QUALITY RATIOS:
Net charge-offs to
  average loans, net of
  unearned income(1).....          .22%          .23%          .27%          .18%          .15%          .18%          .24%
Problem assets to net
  loans and other real
  estate(3)..............          .67           .76           .78           .63           .69           .91          1.44
Nonperforming assets to
  net loans and other
  real estate(4).........          .84           .90           .91           .83           .81           .98          1.59
Allowance for loan losses
  to loans, net of
  unearned income........         1.36          1.39          1.39          1.38          1.43          1.41          1.62
Allowance for loan losses
  to nonperforming
  assets(4)..............       163.04        153.64        151.89        166.41        177.53        144.04        101.66
LIQUIDITY AND CAPITAL
  RATIOS:
Average stockholders'
  equity to average
  assets.................         8.51%         8.74%         8.75%         8.50%         8.36%         8.23%         8.49%
Average loans to average
  deposits...............        86.91         84.54         84.94         82.42         82.23         75.90         72.36
Tier 1 risk-based
  capital(5).............        10.64         10.35         10.48         10.81         11.14         10.69         11.13
Total risk-based
  capital(5).............        11.84         11.54         12.93         13.59         14.61         14.29         13.48
Tier 1 leverage(5).......         7.84          7.35          7.52          7.44          7.49          8.21         10.11

-------------------------

(1) Interim period ratios are annualized.

(2) Noninterest expense divided by the sum of net interest income
    (taxable-equivalent basis) and noninterest income net of gains (losses) from security transactions.

(3) Problem assets include loans on a nonaccrual basis, restructured loans, and foreclosed properties.

(4) Nonperforming assets include loans on a nonaccrual basis, restructured loans, loans 90 days or more past due, and foreclosed properties.

(5) The required minimum Tier 1 and total capital ratios are 4% and 8%, respectively. The minimum leverage ratio of Tier 1 capital to total assets is 3% to 5%. The ratios for prior periods have not been restated to reflect the combinations with First National Bancorp and First Commercial Corporation, accounted for as poolings of interests, or any other pooling-of-interests transactions.

(a) Ratios for the nine months ended September 30, 1998, excluding $76.5 million (after tax) for nonrecurring merger and restructuring charges are as follow: Return on average assets -- 1.48%, Return on average stockholders' equity - 17.36%, and Efficiency - 54.00%.

(b) Ratios for the nine months ended September 30, 1997, excluding $15.4 million (after tax) for extraordinary gain from divestiture of two banks by a pooled company are as follow: Return on average assets -- 1.33% and Return on average stockholders' equity -- 15.21%.

(c) Ratios for 1997 excluding $15.4 million (after tax) for extraordinary gain from divestiture of two banks by a pooled company are as follow: Return on average assets -- 1.29% and Return on average stockholders' equity -- 14.79%.

(d) Ratios for 1996 excluding $19.0 million (after-tax) charged for SAIF assessment and merger expenses are as follows: Return on average assets -- 1.40%, Return on average stockholders' equity -- 16.45%, and Efficiency -- 56.16%.

                   SELECTED HISTORICAL FINANCIAL DATA OF VB&T

                                              NINE MONTHS
                                                 ENDED
                                             SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                                          -------------------   -------------------------------------------------
                                           1998       1997       1997       1996       1995      1994      1993
                                          -------   ---------   -------   ---------   -------   -------   -------
                                              (UNAUDITED)
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
STATEMENT OF OPERATIONS DATA:
Total interest income...................  $ 4,376   $   4,047   $ 5,492   $   4,919   $ 4,267   $ 3,045   $ 2,486
Total interest expense..................    2,431       2,216     3,014       2,784     2,440     1,524     1,149
Net interest income.....................    1,945       1,831     2,478       2,135     1,827     1,521     1,337
Provision for loan losses...............      144          37        87          67        82       189       259
Net interest income after loan loss
  provision.............................    1,801       1,794     2,391       2,068     1,745     1,332     1,078
Total noninterest income excluding
  security gains........................      305         325       432         387       245       174       164
Security gains..........................        4          --        --           8        28         4        --
Total noninterest expense...............    1,252       1,186     1,599       1,523     1,417     1,127     1,243
Income tax expense (benefit)............      277         284       403         311       209      (154)       --
Net income (loss).......................      581         649       821         629       392       537        (1)
PER SHARE DATA:
Net income..............................  $   .91   $    1.05   $  1.32   $    1.03   $   .65       .93   $    --
Net income -- diluted...................      .90        1.04      1.31        1.02       .64       .92        --
Cash dividends..........................      .28         .28       .28         .20       .15        --        --
Book value..............................    12.06       10.96     11.33       10.16      9.57      8.33      7.74
OTHER INFORMATION:
Average number of shares outstanding
  basic.................................      638         620       622         613       603       578       517
Average number of shares outstanding --
  diluted...............................      646         626       629         618       609       583       523
STATEMENT OF CONDITION DATA (PERIOD
  END):
Total assets............................  $74,176   $  70,365   $72,070   $  64,710   $55,949   $47,384   $39,754
Securities..............................   11,666      17,349    17,723      16,733    17,712    12,343     7,729
Loans, net of unearned income...........   49,921      45,648    48,047      41,342    34,494    29,531    25,186
Total deposits..........................   60,616      60,749    62,259      55,461    48,794    40,061    34,508
Long-term debt..........................    5,000       2,000     2,000       2,000        --        --        --
Stockholders' equity....................    7,761       6,818     7,146       6,243     5,847     4,961     4,335
PERFORMANCE RATIOS:
Return on average assets(1).............     1.06%       1.28%     1.20%       1.04%      .76%     1.23%      .00%
Return on average stockholders'
  equity(1).............................    10.40       13.24     12.26       10.41      7.25     11.55       .00
Net interest margin(1)..................     3.81        3.86      3.88        3.75      3.81      3.79      4.13

                                              NINE MONTHS
                                                 ENDED
                                             SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                                          -------------------   -------------------------------------------------
                                           1998       1997       1997       1996       1995      1994      1993
                                          -------   ---------   -------   ---------   -------   -------   -------
                                              (UNAUDITED)
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
Efficiency (2)..........................    55.64%      55.01%    54.95%      60.39%    68.39%    66.49%    82.81%
Dividend payout.........................    30.01       25.40     20.09       18.46     22.00       .00       .00
ASSET QUALITY RATIOS:
Net charge-offs to average loans, net of
  unearned income(1)....................      .02         .02       .10        (.01)      .22       .61       .43
Problem assets to net loans and other
  real estate (3).......................      .86         .09       .25         .12       .19       .22       .26
Nonperforming assets to net loans and
  other real estate (4).................      .86         .09       .25         .12       .19       .29       .28
Allowance for loan losses to loans, net
  of unearned income....................     1.35        1.16      1.13        1.21      1.24      1.42      1.57
Allowance for loan losses to
  nonperforming assets (4)..............   185.44    1,230.23    254.93    1,028.17    653.98    639.90    657.18
LIQUIDITY AND CAPITAL RATIOS:
Average stockholders' equity to average
  assets................................    10.19%       9.67%     9.79%      10.02%    10.46%    10.67%    10.90%
Average loans to average deposits.......    79.73       74.86     75.93       72.74     72.06     73.38     75.93
Tier 1 risk-based capital (5)...........    16.10       15.75     16.50       10.40     12.20     12.06     15.33
Total risk-based capital (5)............    17.30       17.00     16.50       10.40     12.20     13.83     16.46
Tier 1 leverage (5).....................    10.10        9.59     10.10       10.00      6.80     11.76     12.67

-------------------------

(1) Interim period ratios are annualized.

(2) Noninterest expense divided by the sum of net interest income
    (taxable-equivalent basis) and noninterest income net of gains (losses) from security transactions.

(3) Problem assets include loans on a nonaccrual basis, restructured loans, and foreclosed properties.

(4) Nonperforming assets include loans on a nonaccrual basis, restructured loans, loans 90 days or more past due, and foreclosed properties.

(5) The required minimum Tier 1 and total capital ratios are 4% and 8%, respectively. The minimum leverage ratio of Tier 1 capital to total assets is 3% to 5%.

                              THE SPECIAL MEETING

GENERAL

This Proxy Statement-Prospectus is being furnished to the stockholders of VB&T Bancshares Corp. in connection with the solicitation by the VB&T Board of Directors of proxies for use at a special meeting of stockholders, at which VB&T stockholders will be asked to vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 6, 1998, by and between VB&T and Regions Financial Corporation.

The Special Meeting will be held at                :00 p.m., local time, on
          , 1998, at the main offices of VB&T, located at 2611 N. Patterson Street, Valdosta, Georgia, 31602.

VB&T stockholders are requested promptly to sign, date, and return the accompanying proxy card to VB&T in the enclosed postage-paid, addressed envelope. A stockholder's failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Agreement.

Any VB&T stockholder who has delivered a proxy may revoke it at any time before it is voted by giving notice of revocation in writing or submitting to VB&T a signed proxy card bearing a later date, provided that such notice or proxy card is actually received by VB&T before the vote of stockholders or in open meeting prior to the taking of the stockholder vote at the Special Meeting. Any notice of revocation should be sent to VB&T Bancshares Corp., 2611 N. Patterson Street, Valdosta, Georgia, 31602, Attention: Faye Farr, Corporate Secretary. A proxy will not be revoked by death or incapacity of the stockholder executing the proxy unless, before the vote, notice of such death or incapacity is filed with the Secretary. The shares of VB&T common stock represented by properly executed proxies received at or prior to the Special Meeting and not subsequently revoked will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTERS THAT PROPERLY MAY COME BEFORE THE SPECIAL MEETING. IF NECESSARY, AND UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXY HOLDER ALSO MAY VOTE IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES IN ORDER TO OBTAIN SUFFICIENT VOTES TO APPROVE THE AGREEMENT. As of the date of this Proxy Statement-Prospectus, VB&T is unaware of any other matter to be presented at the Special Meeting.

Solicitation of proxies will be made by mail but also may be made by telephone or telegram or in person by the directors, officers, and employees of VB&T, who will receive no additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses.

VB&T stockholders should not forward any stock certificates with their proxy cards.

RECORD DATE; VOTE REQUIRED

VB&T's Board of Directors has established the close of business on           ,
1998, as the record date for determining the VB&T stockholders entitled to notice of and to vote at the Special Meeting. Only VB&T stockholders of record as of the record date will be entitled to vote at the Special Meeting. As of the record date, there were
approximately                holders of                shares of the $5.00 par
value common stock of VB&T outstanding and entitled to vote at the Special Meeting, with each share entitled to one vote. For information as to persons known by VB&T to beneficially own more than 5.0% of the outstanding shares of VB&T common stock as of the record date, see "Information About VB&T -- Voting Securities and Principal Stockholders of VB&T."

The presence, in person or by proxy, of a majority of the outstanding shares of VB&T common stock is necessary to constitute a quorum of the stockholders. A quorum must be present before a vote on the Merger Agreement can be taken at the Special Meeting. For these purposes, shares of VB&T common stock that are present, or represented by proxy, at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on the Agreement for any reason, including broker nonvotes. Generally, a broker who holds shares of VB&T common stock in "street" name on behalf of a beneficial owner lacks authority to vote such shares in the absence of specific voting instructions from the beneficial owner.

Once a quorum is established, approval of the Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of VB&T common stock entitled to vote at the Special Meeting. A failure to vote, in person or by proxy, for any reason, including failure to return a properly executed proxy, an abstention, or a broker nonvote, has the same effect as a vote against the Agreement.

The directors and executive officers of VB&T and their affiliates beneficially
owned, as of the record date,                shares (or approximately      % of
the outstanding shares) of VB&T common stock. The directors and executive officers of Regions and their affiliates beneficially owned, as of the record date, no shares of VB&T common stock. As of that date, no subsidiary of either VB&T or Regions held any shares of VB&T common stock in a fiduciary capacity for others.

                                   THE MERGER

The following material describes certain aspects of the merger of VB&T with and into Regions. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Agreement, which is attached as Appendix A to this Proxy Statement-Prospectus and incorporated herein by reference. All stockholders are urged to read the Appendices in their entirety.

GENERAL

The Agreement provides generally for the acquisition of VB&T by Regions pursuant to the Merger of VB&T with and into Regions. Regions will be the surviving corporation resulting from the Merger.

On the date and at the time that the Merger becomes effective, each share of VB&T common stock (excluding shares held by VB&T, Regions, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted, and excluding all shares held by stockholders who perfect their dissenters' rights) issued and outstanding at the effective time of the Merger will be converted into shares of the $.625 par value common stock of Regions at a ratio specified in the Agreement. The Agreement establishes the exchange ratio as that multiple (or fraction as the case may be) of a share of Regions common stock equal to the quotient obtained by dividing (i) $28.28 by (ii) the average of the last sales prices of Regions common stock on the Nasdaq National Market over the ten consecutive trading days ending on the trading day before the date of the special meeting of VB&T stockholders (the "Average Closing Price").

The formulation of the exchange ratio in the Agreement reflects the parties' agreement that VB&T common stock will be converted in the Merger into Regions common stock having a value of approximately $28.28 per VB&T share as of the date of the Special Meeting, regardless of any fluctuations in the market price of Regions common stock prior to that date. Accordingly, the holders of VB&T common stock do not bear the risk of any decrease in the trading price of Regions common stock prior to the specified valuation period, but would not benefit from any increase in such trading price prior to the valuation period. Moreover, because the exchange ratio is based on an average of quoted last sale prices of Regions common stock over a ten-business-day period, and because the valuation period will occur prior to the effective time of the Merger, the equivalent per share value of the Regions common stock issued in the Merger (that is, the exchange ratio multiplied by the quoted per share price of Regions common stock on the Nasdaq National Market as of any given date) may be more or less than $28.28 per share of VB&T common stock as of the effective time of the Merger.

Each share of Regions common stock outstanding immediately prior to the effective time of the Merger will remain outstanding and unchanged as a result of the Merger.

No fractional shares of Regions common stock will be issued in connection with the Merger. In lieu of issuing fractional shares, Regions will make a cash payment equal to the fractional part of a share which a VB&T stockholder would otherwise receive multiplied by the closing price of Regions common stock on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Regions), on the last trading day prior to the effective time of the Merger.

TREATMENT OF VB&T OPTIONS

The Agreement provides that all rights with respect to VB&T common stock pursuant to stock options or stock appreciation rights granted by VB&T under its stock option plans which are outstanding at the effective time of the Merger, whether or not then exercisable, will be converted into and will become rights with respect to Regions common stock, and Regions will assume each of such options in accordance with the terms of the plan under which it was issued and the agreement by which it is evidenced. After the effective time, those options will become options to purchase Regions common stock, with the exercise price and number of shares of Regions common stock purchasable thereunder adjusted to reflect the exchange ratio. Those options that were issued as incentive stock options will be adjusted in accordance with Section 424 of the Internal Revenue Code in order to avoid certain tax consequences for the option holder.

The executive officers or directors of VB&T held in the aggregate exercisable options to purchase 54,400 shares of VB&T common stock, as of the date of this Proxy Statement-Prospectus.

BACKGROUND OF THE MERGER

During the last several years, there have been significant developments in the banking and financial services industry. These developments have included the increased emphasis and dependence on automation, specialization of products and services, increased competition from other financial institutions, and a trend toward consolidation and geographic expansion, coupled with a relaxation of regulatory restrictions on interstate conduct of business of financial institutions.

VB&T and its Board of Directors concluded that it could best serve its stockholders, employees, customers and community by combining with a regional banking organization, provided that VB&T could obtain a fair price for its stockholders. Accordingly, VB&T and Regions entered into negotiations which culminated in the Agreement.

VB&T'S REASONS FOR THE MERGER.

In approving the Merger, the directors of VB&T considered a number of factors. Without assigning any relative or specific weights to the factors, the VB&T Board of Directors considered the following material factors:

     - the information presented to the directors by the management of VB&T concerning the business, operations, earnings, asset quality, and financial condition of VB&T, including compliance with regulatory capital requirements on an historical and prospective basis;

     - the financial terms of the Merger, including the relationship of the merger price to the book value and earnings per share of VB&T common stock and the partial protection against a decline in the market value of Regions common stock;

     - the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of VB&T common stock for Regions common stock for federal and state income tax purposes;

     - the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay;

     - stockholders of VB&T will receive shares of Regions common stock, which is publicly traded on NASDAQ; there is no current public market for VB&T common stock;

     - affiliation with a larger holding company would provide the opportunity to realize economies of scale and increase efficiencies of operations to the benefit of stockholders and customers. Affiliation with Regions will also enhance the development of new products and services, the development and provision of which are becoming increasingly difficult to address by smaller banks;

     - potential benefits and opportunities for employees of VB&T, as a result of both employment in a larger enterprise and Regions' benefit plans and policies; and

     - growth of VB&T without affiliation with a larger holding company would likely be limited because of VB&T's need for increasing capital resources to support that growth. Without such a combination, the VB&T Board of Directors believed it would be necessary to obtain additional capital resources beyond those which could be obtained from operations, in order to achieve a size which the VB&T Board of Directors believed would be necessary to maintain VB&T as a viable independent entity.

The terms of the Merger were the result of arms-length negotiations between representatives of VB&T and representatives of Regions. Based upon the consideration of the foregoing factors, the Board of Directors of VB&T unanimously approved the Merger as being in the best interests of VB&T and its stockholders. Each member of the Board of Directors of VB&T has agreed to vote those shares of VB&T common stock over which such member has voting authority (other than in a fiduciary capacity) in favor of the Merger.

VB&T's Board of Directors unanimously recommends that VB&T stockholders vote for approval of the Agreement.

REGIONS' REASONS FOR THE MERGER.

In approving the Agreement and the Merger, the Regions Board considered a number of factors concerning the benefits of the Merger, including the following:

     - Information Concerning VB&T: The Regions Board considered information concerning the business, operations, earnings, asset quality, and financial condition of VB&T, and aspects of the VB&T franchise, including the market position of VB&T in each of the markets in which it operates and the compatibility of the community bank orientation of the operations of VB&T to that of Regions. The Regions Board concluded that VB&T is a sound, well managed financial institution which is well positioned in its market areas and which presents an attractive opportunity for Regions to add to its franchise in the Georgia market.

     - Financial Terms of the Merger: The Regions Board considered various financial aspects of the Merger as reported by Regions' management including (1) the anticipated effect of the Merger on Regions' per share earnings (with the Merger anticipated to have no significant effect on Regions' earnings per share), (2) the anticipated effect of the Merger on Regions' book value per share (with the Merger anticipated not to dilute significantly Regions' book value per share), (3) a comparison of VB&T to selected peer banks and a comparison of pricing aspects of the Merger to pricing characteristics of other merger transactions involving financial institutions, and (4) the anticipated accounting treatment of the Merger as a pooling of interests.

     - Nonfinancial Terms of the Merger. The Regions Board considered various nonfinancial aspects of the Merger, including the treatment of the Merger as a tax-free exchange of VB&T common stock for Regions common stock for federal income tax purposes and the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay.

The foregoing discussion of the information and factors considered by the Regions Board is not intended to be exhaustive but includes all material factors considered by the Regions Board. In reaching its determination to approve the Merger and the Agreement, the Regions Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Merger and the other transactions contemplated by the Agreement, and considering, among other things, the matters discussed above, the Regions Board determined that the Merger is in the best interests of Regions and its stockholders and unanimously approved the Agreement.

EFFECTIVE TIME OF THE MERGER

Subject to the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger, the effective time of the Merger will occur on the date and at the time that the Delaware Certificate of Merger and the Georgia Certificate of Merger relating to the Merger are filed and declared effective with, respectively, the Delaware Secretary of State and the Georgia Secretary of State. Unless otherwise agreed upon by Regions and VB&T, and subject to the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the effective time to occur on the last business day of the month in which the last of the following occurs: (i) the effective date (including the expiration of any applicable waiting period) of the last federal or state regulatory approval required for the Merger and (ii) the date on which the Agreement is approved by the requisite vote of VB&T stockholders; or such later date within 30 days thereof as may be specified by Regions.

No assurance can be provided that the necessary stockholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or will be satisfied. Regions and VB&T anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated during the fourth quarter of 1998. However, delays in the consummation of the Merger could occur.

The Board of Directors of either Regions or VB&T generally may terminate the Agreement if the Merger is not consummated by March 31, 1999, unless the failure to consummate by that date is the result of a breach of the Agreement by the party seeking termination. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination of the Agreement."

DISTRIBUTION OF REGIONS STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

Promptly after the effective time of the Merger, Regions will cause an exchange agent selected by Regions (the "Exchange Agent") to mail to the former stockholders of VB&T a form letter of transmittal, together with instructions for the exchange of such stockholders' certificates representing shares of VB&T common stock for certificates representing shares of Regions common stock.

VB&T STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE FORM LETTER OF TRANSMITTAL AND INSTRUCTIONS. Upon surrender to the Exchange Agent of certificates for VB&T common stock, together with a properly completed letter of transmittal, there will be issued and mailed to each holder of VB&T common stock surrendering such items a certificate or certificates representing the number of shares of Regions common stock to which such holder is entitled, if any, and a check for the amount to be paid in lieu of any fractional share interest, without interest. After the effective time, to the extent permitted by law, VB&T stockholders of record as of the effective time will be entitled to vote at any meeting of holders of Regions common stock the number of whole shares of Regions common stock into which their VB&T common stock has been converted, regardless of whether such stockholders have surrendered their VB&T common stock certificates. No dividend or other distribution payable after the effective time of the Merger with respect to Regions common stock, however, will be paid to the holder of any unsurrendered VB&T certificate until the holder duly surrenders such certificate. Upon such surrender, all undelivered dividends and other distributions and, if applicable, a check for the amount to be paid in lieu of any fractional share interest will be delivered to such stockholder, in each case without interest.

After the effective time of the Merger, a VB&T stockholder will be unable to transfer shares of VB&T common stock. If certificates representing shares of VB&T common stock are presented for transfer after the effective time, they will be canceled and exchanged for the shares of Regions common stock and a check for the amount due in lieu of fractional shares, if any, deliverable in respect thereof.

CONDITIONS TO CONSUMMATION OF THE MERGER

Consummation of the Merger is subject to a number of conditions, including, but not limited to:

     - approval from the Board of Governors of the Federal Reserve System and the Department of Banking and Finance of the state of Georgia and the expiration of all applicable waiting periods associated with these approvals, without any conditions or restrictions (excluding requirements relating to the raising of additional capital or the disposition of assets or deposits) that would, in the reasonable judgment of Regions' Board of Directors, so materially adversely impact the economic benefits of the transactions contemplated by the Agreement as to render inadvisable the consummation of the Merger;

     - the approval by the holders of the requisite number of shares of VB&T common stock;

     - the absence of any action by any court or governmental authority of competent jurisdiction restricting, prohibiting, or making illegal the consummation of the Merger and the other transactions contemplated by the Agreement;

     - the receipt of a satisfactory opinion of counsel that the Merger qualifies for federal income tax treatment as a reorganization under
       Section 368(a) of the Code, with the effects described under "-- Federal Income Tax Consequences of the Merger," including, among others, that the exchange of VB&T common stock for Regions common stock will not give rise to recognition of gain or loss to VB&T stockholders, except to the extent of any cash received; and

     - filing with the NASD of notification for listing of additional shares on the Nasdaq National Market for the shares of Regions common stock to be issued in the Merger.

Consummation of the Merger also is subject to the satisfaction or waiver of various other conditions specified in the Agreement which are customary in transactions of this nature, including, among others: (i) the delivery by Regions and VB&T of opinions of their respective counsel and certificates executed by their respective duly authorized officers as to the satisfaction of certain conditions and obligations set forth in the Agreement and (ii) as of the effective time of the Merger, the accuracy of certain representations and warranties and the compliance in all material respects with the agreements and covenants of each party.

REGULATORY APPROVALS

The Merger may not proceed in the absence of receipt of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained or as to the timing of such approvals. It is also possible that any such approval may be accompanied by a conditional requirement which causes such approval to fail to satisfy the conditions set forth in the Agreement. Applications for the approvals described below have been submitted to the appropriate regulatory agencies.

Regions and VB&T are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

The Merger requires the prior approval of the Federal Reserve Board, pursuant to
Section 3 of the Bank Holding Company of 1956. In granting its approval under
Section 3 of the Bank Holding Company Act, the Federal Reserve Board must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve Board from approving the Merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) if its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve Board finds that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the Bank Holding Company Act, the Merger may not be consummated until the 30th day following the date of Federal Reserve Board approval, which may be shortened by the Federal Reserve Board to the 15th day, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the Federal Reserve Board's approval, unless a court specifically orders otherwise.

The Merger also is subject to the approval of the Georgia Department of Banking and Finance. In the evaluation, the Georgia Department will take into account considerations similar to those applied by the Federal Reserve Board.

WAIVER, AMENDMENT, AND TERMINATION OF THE AGREEMENT

Prior to the effective time of the Merger, and to the extent permitted by law, any provision of the Agreement generally may be (i) waived by the party benefited by the provision or (ii) amended by a written agreement between Regions and VB&T approved by their respective Boards of Directors; provided, however, that after approval by the VB&T stockholders, no amendment that pursuant to the Georgia Business Corporation Act requires further approval of the VB&T stockholders, including decreasing the consideration to be received by VB&T stockholders, may be made without the further approval of such stockholders.

The Agreement may be terminated, and the Merger abandoned, at any time prior to the effective time of the Merger, either before or after approval by VB&T stockholders, under certain circumstances, including:

     - by the Board of Directors of either party upon final denial of any required consent of any regulatory authority, if such denial is nonappealable or was not appealed within the time limit for appeal;

     - by the Board of Directors of either party, if the holders of the requisite number of shares of VB&T common stock shall not have approved the Agreement;

     - by mutual consent of the Boards of Directors of Regions and VB&T;

     - by the Board of Directors of either party (provided the terminating party is not in material breach of any representation, warranty, covenant, or agreement included in the Agreement), in the event of any inaccuracy in any representation or warranty by the other party which meets certain standards specified in the Agreement and cannot be or has not been cured within 30 days after the giving of written notice to the breaching party;

     - by the Board of Directors of either party (provided the terminating party is not in material breach of any representation, or warranty included in the Agreement), in the event of a breach by the other party of any covenant or agreement included in the Agreement that cannot be cured within 30 days after giving notice to the breaching party; and

     - by the Board of Directors of either party if the Merger shall not have been consummated by March 31, 1999, but only if the failure to consummate the Merger by such date has not been caused by the terminating party's breach of the Agreement.

If the Agreement is terminated, the parties will have no further obligations, except with respect to certain provisions, including those providing for payment of expenses and restricting disclosure of confidential information. Further, termination generally will not relieve the parties from the consequences of any uncured willful breach of the Agreement giving rise to such termination.

CONDUCT OF BUSINESS PENDING THE MERGER

Each of VB&T and Regions generally has agreed to operate its business only in the usual, regular, and ordinary course, and to preserve intact its business organizations and assets and maintain its rights and franchises. Each has also agreed to take no action which would materially adversely affect the ability of either party to obtain any consents required for the Merger or to perform its covenants and agreements under the Agreement and to consummate the Merger. The foregoing shall not prevent Regions or any subsidiary of Regions from discontinuing or disposing of any of its assets or business. Nor is Regions prevented from acquiring or agreeing to acquire any other entity or any assets thereof, if such action is, in the judgment of Regions, desirable in the conduct of the business of Regions and its subsidiaries. In addition, the Agreement includes certain other restrictions applicable to the conduct of the business of VB&T prior to consummation of the Merger, as described below.

VB&T. VB&T has agreed not to take certain actions relating to the operation of its business pending consummation of the Merger without the prior written consent of Regions, which Regions has agreed shall not be unreasonably withheld. The actions VB&T has agreed not to take are in the general categories of:

     - amending Articles of Incorporation, Bylaws, or other governing instruments;

     - incurring indebtedness;

     - acquiring any of its outstanding shares or making distributions in respect to its outstanding shares;

     - issuing additional securities;

     - reclassifying capital stock or selling or encumbering assets;

     - acquiring or investing in other entities;

     - increasing employees' salaries and benefits or accelerating the vesting of any stock-based compensation or employee benefits;

     - entering into or amending employment contracts;

     - adopting employee benefit plans or amending existing plans;

     - changing accounting methods or practices;

     - commencing or settling litigation; or

     - entering into or terminating material contracts.

The specific agreements not to take certain actions of such character, including the exceptions and contractually permitted actions, are set forth in the Agreement, which is attached as Appendix A. See Article 7 of the Agreement.

In addition, VB&T has agreed not to solicit, directly or indirectly, any acquisition proposal from any other person or entity. VB&T also has agreed not to negotiate with respect to any such proposal, provide nonpublic information to any party making such a proposal, or enter into any agreement with respect to any such proposal, except in compliance with the fiduciary obligations of its Board of Directors. In addition, VB&T has agreed to use reasonable efforts to cause its advisors and other representatives not to engage in any of the foregoing activities.

MANAGEMENT FOLLOWING THE MERGER

Upon consummation of the Merger, the present officers and directors of Regions will retain their respective positions with Regions. Information pertaining to the directors and executive officers of Regions, executive compensation, certain relationships and related transactions, and other related matters is included in Regions' Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference. See "Where You Can Find More Information."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

The Agreement generally provides that Regions will indemnify and hold harmless each person entitled to indemnification from VB&T or any of its subsidiaries to the full extent permitted by Georgia law and by VB&T's Articles of Incorporation or Bylaws as in effect on the date of the Agreement, and that such rights will continue in full force and effect for six years from the effective time of the Merger with respect to matters occurring at or prior to the effective time.

The Agreement also provides that, after the effective time of the Merger, Regions will provide generally to officers and employees of VB&T and its subsidiaries who, at or after the effective time, become officers or employees of Regions or its subsidiaries, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Regions common stock) on terms and conditions that, taken as a whole, are substantially similar to those currently provided by Regions and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting (but not benefit accrual) under such employee benefit plans, service with VB&T or its subsidiaries prior to the effective time of the Merger will be treated as service with Regions or its subsidiaries. The Agreement further provides that Regions will cause VB&T to honor all employment, severance, consulting, and other compensation contracts previously disclosed to Regions between VB&T or its subsidiaries and any current or former director, officer, or employee, and all provisions for vested amounts earned or accrued through the effective time under VB&T's benefit plans.

As described above under "-- Treatment of VB&T Options," the Agreement also provides that all rights with respect to VB&T common stock pursuant to stock options or stock appreciation rights granted by VB&T under its stock option and other stock-based compensation plans which are outstanding at the effective time, whether or not then exercisable, will be converted into and will become rights with respect to Regions common stock, and Regions will assume each of such options in accordance with its terms.

As of the record date, directors and executive officers of VB&T owned no shares of Regions common stock.

DISSENTING STOCKHOLDERS

Pursuant to the provisions of Chapter 2, Article 13 of the Georgia Business Corporation Act, if the Merger is consummated, any holder of record of VB&T common stock who (i) gives to VB&T, prior to the vote at the Annual Meeting with respect to the approval of the Agreement, written notice of such holder's intent to demand payment for such holder's shares, and (ii) does not vote in favor thereof, shall be entitled to receive, upon compliance with the statutory requirements summarized below, the fair value of such holder's shares as of the effective time of the Merger, excluding any appreciation or depreciation in anticipation of the Merger. A copy of the pertinent provisions of Chapter 2, Article 13 of the Georgia Business Corporation Act is reproduced as Appendix B to this Proxy Statement-Prospectus.

A stockholder of record may assert dissenters' rights as to fewer than all the shares registered in such holder's name only if such holder dissents with respect to all shares beneficially owned by any one beneficial stockholder and such holder notifies VB&T in writing of the name and address of each person on whose behalf such holder asserts dissenters' rights. The rights of such a partial dissenter are determined as if the shares as to which such holder dissents and such holder's other shares were registered in the names of different stockholders.

The written objection requirement referred to above will not be satisfied under the Georgia statutory provisions by merely voting against approval of the Agreement by proxy or in person at the Annual Meeting. Any holder of VB&T common stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the transaction and will not be entitled to assert dissenters' rights of appraisal. In addition to not voting in favor of the Agreement, a stockholder wishing to preserve the right to dissent and seek appraisal must give a separate written notice of such holder's intent to demand payment for such holder's shares if the Merger is effected, as hereinabove provided.

Any written objection to the Agreement satisfying the requirements discussed above should be addressed as follows: VB&T Bancshares Corp. 2611 N. Patterson Street, Valdosta, Georgia, 31602, Attention: Corporate Secretary.

If the Merger is authorized at the Annual Meeting, VB&T must deliver a written dissenters' notice to all holders of VB&T common stock who satisfied the foregoing requirements. The Dissenters' Notice must be sent within ten days after the effective time of the Merger and must (i) state where the demand for payment must be sent and where and when certificates for shares of VB&T common stock must be deposited, (ii) inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received, (iii) set a date by which VB&T must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered), and (iv) be accompanied by a copy of Article 13 of the Georgia Business Corporation Act.

A stockholder of record who receives the Dissenters' Notice must demand payment and deposit such holder's certificates in accordance with the Dissenters' Notice. Such stockholder will retain all other rights of a stockholder until those rights are canceled or modified by the consummation of the Merger. A record stockholder who does not demand payment or deposit such holder's shares certificates where required, each by the date set in the Dissenters' Notice, is not entitled to payment for such holder's shares under Article 13.

Except as described below, the surviving corporation resulting from the Merger must, within ten days of the later of the effective time of the Merger or receipt of a payment demand, offer to pay to each dissenting stockholder who complied with the payment demand and deposit requirements described above the amount the surviving corporation estimates to be the fair value of such holder's shares, plus accrued interest from the effective time. Such offer of payment must be accompanied by (i) certain recent VB&T financial statements, (ii) the surviving corporation's estimate of the fair value of the shares, (iii) an explanation of how the interest was calculated,
(iv) a statement of the dissenter's right to demand payment under Section 14-2-1327 of the Georgia Business Corporation Act, and (v) a copy of the Article 13 of the Georgia Business Corporation Act. If the stockholder accepts the surviving corporation's offer by written notice to the surviving corporation within 30 days after the surviving corporation's offer, payment must be made within 60 days after the later of the making of the offer or the effective time.

If the Merger is not effected within 60 days after the date set forth demanding payment and depositing share certificates, VB&T must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If, after such return and release, the Merger is effected, the surviving corporation must send a new Dissenter's Notice and repeat the payment demand procedure described above.

Section 14-2-1327 of the Georgia Business Corporation Act provides that a dissenting stockholder may notify the surviving corporation in writing of such holder's own estimate of the fair value or such holder's shares and the interest due, and may demand payment of such holder's estimate, if (i) such holder believes that the amount offered by the surviving corporation is less than the fair value of such holder's shares or that the interest due has been calculated incorrectly, or (ii) VB&T, having failed to effect the Merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. A dissenting stockholder waives such holder's right to demand payment under
Section 14-2-1327 unless such holder notifies the surviving corporation of such holder's demand in writing within 30 days after the surviving corporation makes or offers payment for such holder's shares. If the surviving corporation does not offer payment within ten days of the later of the effective time of the Merger or receipt of a payment demand, then (i) the stockholder may demand the financial statements and other information required to accompany the surviving corporation's payment offer, and the surviving corporation must provide such information within ten days after receipt of the written demand, and (ii) the stockholder may notify the surviving corporation of such holder's own estimate of the fair value of such holder's shares and the amount of interest due, and may demand payment of that estimate.

If a demand for payment under Section 14-2-1327 remains unsettled the surviving corporation must commence a nonjury equity valuation proceeding in the Superior Court of Lowndes County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If the surviving corporation does not commence the proceeding within those 60 days, it is required to pay each dissenting stockholder whose demand remains unsettled, the amount demanded. The surviving corporation is required to make all dissenting stockholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each dissenting stockholder. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting stockholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against the surviving corporation, except that the court may assess the costs against all or some of the dissenting stockholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against the surviving corporation if the court finds the surviving corporation did not substantially comply with the requirements of specified provisions of
Article 13 of the Georgia Business Corporation Act, or against either the surviving corporation or a dissenting stockholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Business Corporation Act.

If the court finds that the services of attorneys for any dissenting stockholder were of substantial benefit to other dissenting stockholders similarly situated, and that the fees for those services should not be assessed against the surviving corporation, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting stockholders who were benefited. No action by any dissenting stockholder to enforce dissenters' rights may be brought more than three years after the effective time of the Merger, regardless of whether notice of the Merger and of the right to dissent was given by VB&T or the surviving corporation in compliance with the Dissenters' Notice and payment offer requirements.

The foregoing is a summary of the material rights of a dissenting stockholder of VB&T, but is qualified in its entirety by reference to Article 13 of the Georgia Business Corporation Act, included in Appendix B to this Prospectus/Proxy Statement. Any VB&T stockholder who intends to dissent from approval of the Agreement should carefully review the text of such provisions and should also consult with such holder's attorney. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to VB&T stockholders, except as indicated above or otherwise required by law.

Any dissenting VB&T stockholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "-- Federal Income Tax Consequences of the Merger."

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

THE FOLLOWING IS A DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO HOLDERS OF VB&T COMMON STOCK. THIS DISCUSSION MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS VB&T STOCKHOLDERS, IF ANY, WHO HOLD VB&T COMMON STOCK OTHER THAN AS A CAPITAL ASSET, WHO RECEIVED VB&T COMMON STOCK UPON THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, WHO HOLD VB&T COMMON STOCK AS PART OF A "STRADDLE" OR "CONVERSION TRANSACTION," OR WHO ARE INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS OR FOREIGN PERSONS, AND DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL, OR FOREIGN TAXATION. THIS DISCUSSION IS BASED UPON LAWS, REGULATIONS, RULINGS AND DECISIONS NOW IN EFFECT AND ON PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE (POSSIBLY WITH RETROACTIVE EFFECT) BY LEGISLATION, ADMINISTRATIVE ACTION, OR JUDICIAL DECISION. NO RULING HAS BEEN OR WILL BE REQUESTED FROM THE INTERNAL REVENUE SERVICE ON ANY MATTER RELATING TO THE TAX CONSEQUENCES OF THE MERGER.

Consummation of the Merger is conditioned upon receipt by Regions and VB&T of an opinion from Alston & Bird LLP, special counsel to Regions, concerning the material federal income tax consequences of the Merger. Based upon the assumption that the Merger is consummated in accordance with the Agreement and upon factual statements and factual representations made by Regions and VB&T, it is such firm's opinion that:

     - The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and VB&T and Regions will each be "a party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

     - No gain or loss will be recognized by holders of VB&T common stock upon the exchange in the Merger of all of their VB&T common stock solely for shares of Regions common stock (except with respect to any cash received in lieu of fractional share interests in Regions common stock).

     - The aggregate tax basis of the Regions common stock received by the VB&T stockholders in the Merger will, in each instance, be the same as the aggregate tax basis of the VB&T common stock surrendered in exchange therefor, less the basis of any fractional share of Regions common stock settled by cash payment.

     - The holding period of the Regions common stock received by the VB&T stockholders in the Merger will, in each instance, include the holding period of the VB&T common stock surrendered in exchange therefor, provided that such VB&T common stock is held as a capital asset at the effective time of the Merger.

     - The payment of cash to VB&T stockholders in lieu of fractional share interests of Regions common stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Regions. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed, as provided in Section 302(a) of the Internal Revenue Code.

     - Where solely cash is received by a VB&T stockholder in exchange for VB&T common stock pursuant to the exercise of dissenters' rights, such cash will be treated as having been received in redemption of such holder's VB&T common stock, subject to the provisions and limitations of Section 302 of the Internal Revenue Code.

THE TAX OPINION DOES NOT ADDRESS ANY STATE, LOCAL, FOREIGN, OR OTHER TAX CONSEQUENCES OF THE MERGER. VB&T STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THEM INDIVIDUALLY, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL, AND FOREIGN LAW.

ACCOUNTING TREATMENT

It is anticipated that the Merger will be accounted for as a pooling of interests as that term is used pursuant to generally accepted accounting principles, for accounting and financial reporting purposes. Under the pooling-of-interests method of accounting, assets, liabilities, and equity of the acquired company are carried forward to the combined entity at their stated amounts.

In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding VB&T common stock must be exchanged for Regions common stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the effective time of the Merger. See "Summary -- Comparative Per Share Data" and "--Resales of Regions Common Stock."

EXPENSES AND FEES

The Agreement provides, in general, that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Regions will bear and pay the filing fees and printing costs in connection with this Proxy Statement-Prospectus.

RESALES OF REGIONS COMMON STOCK

The Regions common stock to be issued to VB&T stockholders in the Merger has been registered under the Securities Act of 1933, but that registration does not cover resales of those shares by persons who control, are controlled by, or are under common control with, VB&T (such persons are referred to hereinafter as "affiliates" and generally include executive officers, directors, and 10% stockholders) at the time of the Special Meeting. Affiliates may not sell shares of Regions common stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act or in accordance with a legal opinion satisfactory to Regions that such sale or transfer is otherwise exempt from the Securities Act registration requirements.

Rule 145 promulgated under the Securities Act restricts the sale of Regions common stock received in the Merger by affiliates and certain of their family members and related interests. Under the rule, during the one-year period following the effective time of the Merger, affiliates of VB&T may resell publicly the Regions common stock received by them in the Merger subject to certain limitations as to the amount of Regions common stock sold in any three-month period and as to the manner of sale, and subject to Regions' periodic reporting obligations with the Securities and Exchange Commission remaining current. After the one-year period and within two years following the effective time of the Merger, affiliates of VB&T who are not affiliates of Regions may effect such resales subject only to the Regions' periodic reporting requirements remaining current. After two years, such affiliates of VB&T who are not affiliates of Regions may resell their shares without restriction. Persons who are affiliates of Regions after the effective time of the Merger may publicly resell the Regions common stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in SEC Rule 144. Affiliates will receive additional information regarding the effect of Rule 145 on their ability to resell Regions common stock received in the Merger. Affiliates also would be permitted to resell Regions common stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Joint Proxy Statement does not cover any resales of Regions common stock received by persons who may be deemed to be affiliates of VB&T or Regions.

Each person who VB&T reasonably believes will be an affiliate of VB&T has delivered to Regions a written agreement providing that such person generally will not sell, pledge, transfer, or otherwise dispose of any Regions common stock to be received by such person upon consummation of the Merger, except in compliance with the Securities Act and the rules and regulations of the SEC promulgated thereunder.

                 EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS

As a result of the Merger, holders of VB&T common stock will be exchanging their shares of a Georgia corporation governed by the Georgia Business Corporation Act and VB&T's Articles of Incorporation, as amended, and Bylaws, for shares of Regions, a Delaware corporation governed by the Delaware General Corporation Law and Regions' Certificate of Incorporation and Bylaws. Significant differences exist between the rights of VB&T stockholders and those of Regions stockholders. The material differences are summarized below. In particular, Regions' Certificate and Bylaws contain several provisions that under certain circumstances may have an antitakeover effect in that they could impede or prevent an acquisition of Regions unless the potential acquirer has obtained the approval of Regions' Board of Directors. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of stockholders and their respective entities, and it is qualified in its entirety by reference to the Georgia Business Corporation Act and the Delaware General Corporation Law as well as to Regions' Certificate and Bylaws and VB&T's Articles and Bylaws.

ANTITAKEOVER PROVISIONS GENERALLY

The provisions of Regions' Certificate and Bylaws described below under the headings, "-- Authorized Capital Stock," "-- Amendment of Certificate or Articles of Incorporation and Bylaws," "-- Classified Board of Directors and Absence of Cumulative Voting," "-- Removal of Directors," "-- Limitations on Director Liability," "-- Special Meetings of Stockholders," "-- Actions by Stockholders Without a Meeting," "-- Stockholder Nominations," and "-- Mergers, Consolidations, and Sales of Assets Generally," and the provisions of the Delaware General Corporation Law described under the heading "-- Business Combinations With Certain Persons," are referred to herein as the "protective provisions." In general, one purpose of the protective provisions is to assist Regions' Board of Directors in playing a role in connection with attempts to acquire control of Regions, so that the Board can further and protect the interests of Regions and its stockholders as appropriate under the circumstances, including, if the Board determines that a sale of control is in their best interests, by enhancing the Board's ability to maximize the value to be received by the stockholders upon such a sale.

Although Regions' management believes the protective provisions are, therefore, beneficial to Regions' stockholders, the protective provisions also may tend to discourage some takeover bids. As a result, Regions' stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the protective provisions discourage undesirable proposals, Regions may be able to avoid those expenditures of time and money.

The protective provisions also may discourage open market purchases by a potential acquirer. Such purchases may increase the market price of Regions common stock temporarily, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the protective provisions may decrease the market price of Regions common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The protective provisions also may make it more difficult and time consuming for a potential acquirer to obtain control of Regions through replacing the Board of Directors and management. Furthermore, the protective provisions may make it more difficult for Regions' stockholders to replace the Board of Directors or management, even if a majority of the stockholders believes such replacement is in the best interests of Regions. As a result, the protective provisions may tend to perpetuate the incumbent Board of Directors and management.

AUTHORIZED CAPITAL STOCK

Regions. The Certificate authorizes the issuance of up to 500,000,000 shares of Regions common stock, of which 221,111,474 shares were issued as of September 30, 1998, none of which were held as treasury shares, and 5,000,000 shares of preferred stock, none of which are outstanding. Regions' Board of Directors may authorize the issuance of additional shares of Regions common stock or preferred stock without further action by Regions' stockholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which Regions' capital stock may be listed. The Certificate does not provide preemptive rights to Regions stockholders.

The authority to issue additional shares of Regions capital stock provides Regions with the flexibility necessary to meet its future needs without the delay resulting from seeking stockholder approval. The authorized but unissued shares of Regions common stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of Regions. In addition, the sale of a substantial number of shares of Regions common stock to persons who have an understanding with Regions concerning the voting of such shares, or the distribution or declaration of a dividend of shares of Regions common stock (or the right to receive Regions common stock) to Regions stockholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Regions. Regions has committed not to issue shares of preferred stock for any antitakeover purpose, including any purpose to make a change in control of Regions more costly or difficult.

VB&T.  VB&T's authorized capital stock consists of 10,000,000 shares of VB&T
common stock, of which                shares were issued and outstanding as of
the record date.

Pursuant to the Georgia Business Corporation Act, VB&T's Board of Directors may authorize the issuance of additional shares of VB&T common stock without further action by VB&T's stockholders. The Articles of Incorporation do not provide the stockholders of VB&T with preemptive rights to purchase or subscribe to any unissued authorized shares of VB&T common stock or any option or warrant for the purchase thereof.

AMENDMENT OF CERTIFICATE OR ARTICLES OF INCORPORATION AND BYLAWS

Regions. The Delaware General Corporation Law generally provides that the approval of a corporation's board of directors and the affirmative vote of a majority of (i) all shares entitled to vote thereon and (ii) the shares of each class of stock entitled to vote thereon as a class is required to amend a corporation's certificate of incorporation, unless the certificate specifies a greater voting requirement. The Certificate states that its provisions regarding authorized capital stock, election, classification, and removal of directors, the approval required for certain business combinations, meetings of stockholders, and amendment of Regions' Certificate and Bylaws may be amended or repealed only by the affirmative vote of the holders of at least 75% of the outstanding shares of Regions common stock.

The Certificate also provides that the Board of Directors has the power to adopt, amend, or repeal the Bylaws. Any action taken by the stockholders with respect to adopting, amending, or repealing any Bylaws may be taken only upon the affirmative vote of the holders of at least 75% of the outstanding shares of Regions common stock.

VB&T. The Georgia Business Corporation Act generally provides that a Georgia corporation's articles of incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote thereon, unless the articles of incorporation provide for a higher or lower voting requirement. VB&T's Articles do not provide for a higher or lower voting requirement.

VB&T's Bylaws provide that the board of directors has the power to alter, amend, or repeal the Bylaws and to adopt new Bylaws, and that the stockholders have the power to alter, amend, or repeal any Bylaw provision adopted by the board of directors, and to adopt new Bylaws. Further, the stockholders may provide that any Bylaw provision adopted by the stockholders may not be altered, amended, or repealed by the board of directors.

CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

Regions. The Certificate provides that Regions' Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office.

The effect of Regions' having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year; consequently, two annual meetings are effectively required for Regions' stockholders to change a majority of the members of the Board.

Pursuant to Regions' Certificate, each stockholder generally is entitled to one vote for each share of Regions stock held and is not entitled to cumulative voting rights in the election of directors. With cumulative voting, a stockholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The stockholder has the right to cast all of such holder's votes in favor of one candidate or to distribute such holder's votes in any manner among any number of candidates. Directors are elected by a plurality of the total votes cast by all stockholders. With cumulative voting, it may be possible for minority stockholders to obtain representation on the Board of Directors. Without cumulative voting, the holders of more than 50% of the shares of Regions common stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining Regions common stock effectively may not be able to elect any person to the Board of Directors. The absence of cumulative voting, therefore, could make it more difficult for a stockholder who acquires less than a majority of the shares of Regions common stock to obtain representation on Regions' Board of Directors.

VB&T. VB&T's Articles do not provide for a classified board of directors. However, as is the case with Regions, VB&T's Articles do not provide for cumulative voting in the election of directors.

REMOVAL OF DIRECTORS

Regions. Under the Certificate of Incorporation, any director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of Regions' voting stock.

VB&T. Pursuant to VB&T's Bylaws, the entire board of directors or any director may be removed with or without cause by majority vote of the stockholders. The stockholders may take such action only at a meeting of stockholders for which notice of the removal action has been given.

LIMITATIONS ON DIRECTOR LIABILITY

Regions. The Certificate provides that a director of Regions will have no personal liability to Regions or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the payment of certain unlawful dividends and the making of certain unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Although this provision does not affect the availability of injunctive or other equitable relief as a remedy for a breach of duty by a director, it does limit the remedies available to a stockholder who has a valid claim that a director acted in violation of such director's duties, if the action is among those as to which liability is limited. This provision may reduce the likelihood of stockholder derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duties, even though such action, if successful, might have benefited Regions and its stockholders. The SEC has taken the position that similar provisions added to other corporations' certificates of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws.

VB&T. The Georgia Business Corporation Act permits a corporation's articles of incorporation to relieve directors from liability for monetary damages for any action taken, or any failure to take any action, as a director, except liability for (i) any appropriation, in violation of the director's duties, of any business opportunity of the corporation; (ii) acts or omissions that involve intentional misconduct or a knowing violation of law; (iii) liability under
Section 14-2-832 (or any successor provision or redesignation thereof) of the Georgia Business Corporation Act; and (iv) any transaction from which the director received an improper personal benefit. VB&T's Articles provide that VB&T directors shall not be liable for money damages for breach of duty as a director to the full extent permitted by the Georgia Business Corporation Act.

INDEMNIFICATION

Regions. The Certificate provides that Regions will indemnify its officers, directors, employees, and agents to the full extent permitted by the Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation Law as currently in effect, other than in actions brought by or in the right of Regions, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Regions and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. In actions brought by or in the right of Regions, such indemnification probably would be limited to reasonable expenses (including attorneys' fees) and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Regions, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to Regions, unless, and only to the extent that, the court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of Regions has been successful on the merits or otherwise in defense of any action, suit, or proceeding, as discussed herein, whether civil, criminal, administrative, or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith.

VB&T. Under VB&T's bylaws, VB&T must indemnify persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person was or is a director of VB&T. Except as noted below, directors are indemnified against expenses (including but not limited to attorneys' fees and court costs), and against any judgments, fines and amounts paid in settlement actually and reasonably incurred by them. Directors also are entitled to have VB&T advance any such expenses prior to final disposition of the proceeding, upon an undertaking to repay VB&T if it is ultimately determined that they are not entitled to indemnification. Directors will not be indemnified against expenses, judgments, fines and amounts paid in settlement attributable to circumstances as to which, under applicable provisions of the Georgia Business Corporation Act as in effect from time to time, such indemnification may not be authorized by action of the Board, the stockholders, or otherwise. The Georgia Business Corporation Act currently provides that a director may not be indemnified for liability resulting from (i) any appropriation, in violation of his duties, of any business opportunity of VB&T, (ii) acts or omissions involving intentional misconduct or a knowing violation of law, (iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Act, or (iv) any transaction from which the director receives an improper personal benefit.

SPECIAL MEETINGS OF STOCKHOLDERS

Regions. Regions' Certificate and Bylaws provide that special meetings of stockholders may be called at any time, but only by the chief executive officer, the secretary, or the Board of Directors of Regions. Regions stockholders do not have the right to call a special meeting or to require that Regions' Board of Directors call such a meeting. This provision, combined with other provisions of Regions' Certificate and the restriction on the removal of directors, would prevent a substantial stockholder from compelling stockholder consideration of any proposal (such as a proposal for a business combination) over the opposition of Regions' Board of Directors by calling a special meeting of stockholders at which such stockholder could replace the entire Board with nominees who were in favor of such proposal.

VB&T. Under the Bylaws, a special meeting of stockholders may be called by a majority of the members of the Board of Directors, by the Chairman of the Board, or by the Chief Executive Officer, and must be called upon written request by the holders of at least 25% of the shares of VB&T common stock that would be entitled to vote at the meeting.

ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

Regions. The Certificate provides that any action required or permitted to be taken by Regions stockholders must be effected at a duly called meeting of stockholders and may not be effected by any written consent by the stockholders. These provisions would prevent stockholders from taking action, including action on a business combination, except at an annual meeting or special meeting called by the Board of Directors, chief executive officer, or secretary, even if a majority of the stockholders were in favor of such action.

VB&T. Under VB&T's Bylaws, any action that VB&T stockholders are permitted to take at a meeting may be taken by consent of all the stockholders who would be entitled to vote on the action a a meeting. The practical effect of the requirement of unanimous consent is to make it difficult to obtain action by consent instead of at a meeting of stockholders.

STOCKHOLDER NOMINATIONS

Regions. Regions' Certificate and Bylaws provide that any nomination by stockholders of individuals for election to the Board of Directors must be made by delivering written notice of such nomination to the Secretary of Regions not less than 14 days nor more than 50 days before any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to stockholders, the Nomination Notice must be delivered to the Secretary of Regions not later than the seventh day following the day on which notice of the meeting was mailed to stockholders. The Nomination Notice must set forth certain background information about the persons to be nominated, including information concerning (i) the name, age, business, and, if known, residential address of each nominee, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of Regions capital stock beneficially owned by each such nominee. The Board of Directors is not required to nominate in the annual proxy statement any person so proposed; however, compliance with this procedure would permit a stockholder to nominate the individual at the stockholders' meeting, and any stockholder may vote such holder's shares in person or by proxy for any individual such holder desires.

VB&T. Neither VB&T's Articles nor Bylaws contains any provisions governing or restricting the means by which stockholders may nominate individuals to be directors of VB&T.

MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS GENERALLY

Regions. The Certificate generally requires the affirmative vote of the holders of at least 75% of the outstanding voting stock of Regions to effect (i) any merger or consolidation with or into any other corporation, or (ii) any sale or lease of any substantial part of the assets of Regions to any party that beneficially owns 5.0% or more of the outstanding shares of Regions voting stock, unless the transaction was approved by Regions' Board of Directors before the other party became a 5.0% beneficial owner or is approved by 75% or more of the Board of Directors after the party becomes such a 5.0% beneficial owner. In addition, the Delaware General Corporation Law generally requires the approval of a majority of the outstanding voting stock of Regions to effect (i) any merger or consolidation with or into any other corporation, (ii) any sale, lease, or exchange of all or substantially all of Regions property and assets, or (iii) the dissolution of Regions. However, pursuant to the Delaware General Corporation Law, Regions may enter into a merger transaction without stockholder approval if (i) Regions is the surviving corporation, (ii) the agreement of merger does not amend in any respect Regions' Certificate, (iii) each share of Regions stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of Regions after the effective date of the merger, and (iv) either no shares of Regions common stock and no shares, securities, or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of Regions common stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities, or obligations to be issued or delivered under such plan do not exceed 20% of the shares of Regions common stock outstanding immediately prior to the effective date of the merger.

VB&T. The Georgia Business Corporation Act generally provides that such transactions require the approval by the corporation's board of directors and by a majority of the corporation's outstanding shares. Neither VB&T's Articles nor Bylaws include provisions that alter the vote required to approve the Merger.

BUSINESS COMBINATIONS WITH CERTAIN PERSONS

Regions. Section 203 of the Delaware General Corporation Law places certain restrictions on "business combinations" (as defined in Section 203 to include, generally, mergers, sales and leases of assets, issuances of securities, and similar transactions) by Delaware corporations with an "interested stockholder" (as defined in Section 203 to include, generally, the beneficial owner of 15% or more of the corporation's outstanding voting stock). Section 203 generally applies to Delaware corporations, such as Regions, that have a class of voting stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system of a registered national securities association, or held of record by more than 2,000 stockholders, unless the corporation expressly elects in its certificate of incorporation or bylaws not to be governed by
Section 203.

Regions has not specifically elected to avoid the application of Section 203. As a result, Section 203 generally would prohibit a business combination by Regions or a subsidiary with an interested stockholder within three years after the person or entity becomes an interested stockholder, unless (i) prior to the time when the person or entity becomes an interested stockholder, Regions' Board of Directors approved either the business combination or the transaction pursuant to which such person or entity became an interested stockholder, (ii) upon consummation of the transaction in which the person or entity became an interested stockholder, the interested stockholder held at least 85% of the outstanding Regions voting stock (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or
(iii) once the person or entity becomes an interested stockholder, the business combination is approved by Regions' Board of Directors and by the holders of at least two-thirds of the outstanding Regions voting stock, excluding shares owned by the interested stockholder.

VB&T.  The provisions of the Georgia Business Corporation Act comparable to
Section 203 of the Delaware General Corporation Law, and which provide for special approval requirements for business combinations with interested stockholders not applicable to VB&T. Such provisions are applicable to a corporation only if the corporation's bylaws expressly provide that they will be.VB&T's Bylaws provide for the applicability of such provisions. However, such provisions are not applicable to the Merger.

DISSENTERS' RIGHTS

Regions. The rights of dissenting stockholders of Regions are governed by the Delaware General Corporation Law. Pursuant thereto, except as described below, any stockholder has the right to dissent from any merger of which Regions could be a constituent corporation. No appraisal rights are available, however, for
(i) the shares of any class or series of stock that is either listed on a national securities exchange, quoted on the Nasdaq National Market, or held of record by more than 2,000 stockholders or (ii) any shares of stock of the constituent corporation surviving a merger if the merger did not require the approval of the surviving corporation's stockholders, unless, in either case, the holders of such stock are required by an agreement of merger or consolidation to accept for that stock something other than: (a) shares of stock of the corporation surviving or resulting from the merger or consolidation; (b) shares of stock of any other corporation that will be listed at the effective date of the merger on a national securities exchange, quoted on the Nasdaq National Market, or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of stock described in clause (a) or (b) immediately above; or (d) any combination of the shares of stock and cash in lieu of fractional shares described in clauses (a) through (c) immediately above. Because Regions common stock is quoted on the Nasdaq National Market and is held of record by more than 2,000 stockholders, unless the exception described immediately above applies, holders of Regions common stock do not have dissenters' rights.

VB&T. The rights of dissenting stockholders under Georgia law are generally similar to those afforded under the Delaware General Corporation Law. A summary of the pertinent provisions of the Georgia Business Corporation Act pertaining to dissenters' rights is set forth under the caption "The Merger--Dissenting Stockholders," and such provisions are included as Appendix B.

STOCKHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

Regions. The Delaware General Corporation Law provides that a stockholder may inspect books and records upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

VB&T. Pursuant to the Georgia Business Corporation Act, upon written notice of a demand to inspect corporate records, a stockholder is entitled to inspect specified corporate records, including articles of incorporation and bylaws, minutes of stockholder meetings and certain resolutions adopted at director meetings, stockholder list, and all stockholder communications for the preceding three years, including financial statements. Upon demonstration of a proper purpose, a stockholder may be entitled to inspect other corporate records.

DIVIDENDS

Regions. The Delaware General Corporation Law provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Substantially all of the funds available for the payment of dividends by Regions are derived from its subsidiary depository institutions. There are various statutory limitations on the ability of Regions' subsidiary depository institutions to pay dividends to Regions. See "Certain Regulatory
Considerations -- Payment of Dividends."

VB&T. Pursuant to the Georgia Business Corporation Act, a board of directors may from time to time make distributions to its stockholders, subject to restrictions in its articles of incorporation, provided that no distribution may be made if, after giving it effect, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

Regions common stock is quoted on the Nasdaq National Market under the symbol "RGBK." VB&T common stock is not traded in any established market. The following table sets forth, for the indicated periods, the high and low closing sale prices for Regions common stock as reported on the Nasdaq National Market, the high and low prices for VB&T common stock and the cash dividends declared per share of Regions common stock and VB&T common stock for the indicated periods. The prices indicated for VB&T are based on actual transactions in VB&T common stock of which VB&T management is aware; however, for the indicated period there has been only a very limited number of transactions and all such transactions have involved limited numbers of shares in VB&T common stock in the indicated periods, and no assurance can be given that the indicated prices represent the actual market value of the VB&T common stock. The amounts indicated for Regions have been adjusted to reflect a 2-for-1 stock split effected by Regions on June 13, 1997.

                                   REGIONS                              VB&T
                       --------------------------------   --------------------------------
                         PRICE RANGE     CASH DIVIDENDS     PRICE RANGE     CASH DIVIDENDS
                       ---------------      DECLARED      ---------------      DECLARED
                        HIGH     LOW       PER SHARE       HIGH     LOW       PER SHARE
                       ------   ------   --------------   ------   ------   --------------
1996
First Quarter........  $24.00   $20.38       $.175        $12.50   $12.50        $.05
Second Quarter.......   24.19    21.13        .175         12.50    12.50         .05
Third Quarter........   24.32    21.82        .175         12.50    12.50         .05
Fourth Quarter.......   26.88    24.38        .175         12.50    12.50         .00
1997
First Quarter........   30.94    25.69         .20         13.50    13.50         .14
Second Quarter.......   33.25    27.38         .20         13.50    13.50         .00
Third Quarter........   39.13    32.06         .20         13.50    13.50         .14
Fourth Quarter.......   44.75    36.56         .20         13.50    13.50         .00
1998
First Quarter........   43.50    37.94         .23         14.50    14.50         .14
Second Quarter.......   45.25    38.66         .23         14.50    14.50         .00
Third Quarter........   42.69    33.81         .23         14.50    14.50         .14
Fourth Quarter
  (through
            ,
     1998)...........

On           , 1998, the last reported sale price of Regions common stock as reported on the Nasdaq National Market, and the price of VB&T common stock in
the last known transaction, which occurred in        , were $       and
$       , respectively. On May 12, 1998, the last business day prior to public announcement of an agreement in principle for the proposed Merger, the last reported sale price of Regions common stock as reported on the Nasdaq National Market was $43.44, and the last known price of VB&T common stock was $14.50.

The holders of Regions common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Regions has paid regular quarterly cash dividends since 1971. Although Regions currently intends to continue to pay quarterly cash dividends on the Regions common stock, there can be no assurance that Regions' dividend policy will remain unchanged after completion of the

Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors.

Regions is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends from its subsidiary financial institutions. Regions' subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "Supervision and Regulation -- Payment of Dividends."

VB&T's dividend policy has been to pay dividends as declared by the Board of Directors, but not to exceed 30% of net income and to pay no dividends if equity is less than $5,400,000.

                                      VB&T

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This analysis has been prepared to provide insight into the consolidated financial condition of VB&T and addresses the factors which have affected VB&T's results of operations. Unless otherwise noted, the financial and other information presented with respect to VB&T in this discussion and elsewhere in this joint proxy statement/prospectus includes the accounts of VB&T's subsidiary bank (Valdosta Bank & Trust). VB&T's consolidated financial statements and accompanying notes which follow are an integral part of this review and should be read in conjunction with it.

                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

RESULTS OF OPERATIONS

VB&T, including the operation of its subsidiary bank, reported consolidated net income of $580,901 ($.90 diluted earnings per share) for the nine months ended September 30, 1998 compared to $648,940 ($1.04 diluted earnings per share) for the nine months ended September 30, 1997. Net interest income after provision for loan losses was $1,800,754 and $1,793,561 for the nine months ended September 30, 1998 and 1997, respectively. The provision for loan losses was $144,000 and $37,000 for the nine months ended September 30, 1998 and 1997, respectively. Non-interest income totalled $309,431 and $325,095 for the nine months ended September 30, 1998 and 1997, respectively, and non-interest expenses totalled $1,251,753 and $1,186,309 for the nine months ended September 30, 1998 and 1997, respectively.

The following table summarizes the results of operations of VB&T for the three and nine month periods ended September 30, 1998 and 1997.

                                                 THREE MONTHS        NINE MONTHS
                                                     ENDED              ENDED
                                                 SEPTEMBER 30,      SEPTEMBER 30,
                                                ---------------   -----------------
                                                 1997     1998     1997      1998
                                                ------   ------   -------   -------
Interest income...............................  $1,392   $1,460   $ 4,047   $ 4,376
Interest expense..............................    (768)    (811)   (2,216)   (2,431)
                                                ------   ------   -------   -------
Net interest income...........................     624      649     1,831     1,945
Provision for loan losses.....................     (14)     (85)      (37)     (144)
Non-interest income...........................     104      120       325       309
Non-interest expense..........................    (402)    (416)   (1,186)   (1,252)
                                                ------   ------   -------   -------
Income before taxes...........................     312      268       933       858
Income taxes..................................    (109)    (107)     (284)     (277)
                                                ------   ------   -------   -------
  Net Income..................................  $  203   $  161   $   649   $   581
                                                ======   ======   =======   =======

COMPARISON OF THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998
AND 1997

Operations for the nine months ended September 30, 1998 resulted in a net income of approximately $581,000 compared to a net income of approximately $649,000 for the nine months ended September 30, 1997. Operations for the three months ended September 30, 1998 resulted in a net income of approximately $161,000 compared to a net income of approximately $203,000, for the three months ended September 30, 1997.

INTEREST INCOME

Total interest income increased approximately $329,000 for the nine months ended September 30, 1998 compared to the nine months ended September 30, 1997. This increase is attributed to the factors explained in the following paragraphs.

Interest earned on loans increased from approximately $3,086,000 for the nine months ended September 30, 1997 to approximately $3,395,000 for the nine months ended September 30, 1998, an increase of $309,000. This increase was the net effect of an increase in the average loan portfolio balance from approximately $43.5 million for the nine months ended September 30, 1997 to $49.0 million for the nine months ended September 30, 1998 and a decrease in the rate earned on the loan portfolio from 9.46% for the nine months ended September 30, 1997 to 9.24% for the nine months ended September 30, 1998. Interest earned on loans increased from approximately $1,069,000 for the quarter ended September 30, 1997 to approximately $1,139,000 for the quarter ended September 30, 1998, an increase of $70,000.

Interest earned on taxable investment securities decreased from approximately $857,000 for the nine months ended September 30, 1997 to approximately $808,000 for the nine months ended September 30, 1998, a decrease of $49,000. This decrease was the net effect of a decrease in the average taxable investment portfolio balance from approximately $16.9 million for the nine months ended September 30, 1997 to approximately $14.5 million for the nine months ended September 30, 1998 and an increase in the rate earned on the taxable investment portfolio from 6.76% for the nine months ended September 30, 1997 to 7.44% for the nine months ended September 30, 1998. Interest earned on the taxable investment portfolio decreased from approximately $275,000 for the quarter ended September 30, 1997 to approximately $249,000 for the quarter ended September 30, 1998, a decrease of $26,000.

Interest earned on non-taxable investment securities was unchanged at approximately $6,000 for the nine months ended September 30, 1998 and 1997. The average non-taxable investment portfolio balance was unchanged at approximately $189,000 and the rate earned on the non-taxable investment portfolio was unchanged at 4.56%. Interest earned on the non-taxable investments was unchanged at approximately $2,000 for the quarter ended September 30, 1998 and 1997.

Interest earned on interest-bearing deposits in banks increased from approximately $11,000 for the nine months ended September 30, 1997 to approximately $27,000 for the nine months ended September 30, 1998, an increase of $16,000. This increase was the combined effect of an increase in the average interest-bearing deposits balance from approximately $.2 million for the nine months ended September 30, 1997 to approximately $.4 million for the nine months ended September 30, 1998 and an increase in the rate earned on the interest-bearing deposits from 6.17% for the nine months ended

September 30, 1997 to 8.06% for the nine months ended September 30, 1998. Interest earned on the interest-bearing deposits increased from approximately $6,000 for the quarter ended September 30, 1997 to approximately $9,000 for the quarter ended September 30, 1998, an increase of $3,000.

Interest earned on federal funds sold increased from approximately $86,000 for the nine months ended September 30, 1997 to approximately $140,000 for the nine months ended September 30, 1998, an increase of $54,000. This increase was the net effect of an increase in the average federal funds sold balance from approximately $2.4 million for the nine months ended September 30, 1997 to approximately $4.7 million for the nine months ended September 30, 1998 and a decrease in the rate earned on the federal funds sold from 4.75% for the nine months ended September 30, 1997 to 4.03% for the nine months ended September 30, 1998. Interest earned on federal funds sold increased from approximately $39,000 for the quarter ended September 30, 1997 to approximately $61,000 for the quarter ended September 30, 1998, an increase of $22,000.

INTEREST EXPENSE

Total interest expense increased approximately $215,000 for the nine months ended September 30, 1998 compared to the nine months ended September 30, 1997. This increase is attributed to the factors explained in the following paragraphs.

This increase was the net effect of an increase in the average balance of interest-bearing deposits from approximately $51.7 million for the nine months ended September 30, 1997 to approximately $55.0 million for the nine months ended September 30, 1998 and a decrease in the average rate paid on deposits from 5.50% for the nine months ended September 30, 1997 to 5.41% for the nine months ended September 30, 1998. The effect of these changes increased interest expense on interest-bearing deposits from approximately $2,136,000 for the nine months ended September 30, 1997 to approximately $2,230,000 for the nine months ended September 30, 1998, an increase of $94,000. Interest expense on interest-bearing deposits increased from approximately $741,000 for the quarter ended September 30, 1997 to approximately $743,000 for the quarter ended September 30, 1998, an increase of $2,000.

All other interest expense consisting principally of interest on advances from the Federal Home Loan Bank, increased from approximately $81,000 for the nine months ended September 30, 1997 to approximately $202,000 for the nine months ended September 30, 1998, an increase of $121,000. This increase was the effect of an increase in the average balance of Federal Home Loan Bank advances from approximately $2.0 million for the nine months ended September 30, 1997 to approximately $5.0 million for the nine months ended September 30, 1998. The average rate was unchanged at 5.38%.

Interest of $505 was paid on federal funds purchased during the nine months ended September 30, 1998 and $63 during the nine months ended September 30, 1997. There was no federal funds purchased outstanding at September 30, 1998 or 1997. There was no interest on federal funds purchased during the quarter ended September 30, 1998 or 1997.

PROVISION FOR LOAN LOSSES

The provision for loan losses for the nine months ended September 30, 1998 as compared to the nine months ended September 30, 1997 increased approximately $107,000. The balance of the allowance for loan losses was approximately $675,000 at September 30,

1998 and approximately $529,000 at September 30, 1997. Actual loan charge-offs net of recoveries were approximately $12,000 for the nine months ended September 30, 1998 and approximately $9,000 for the nine months ended September 30, 1997. Non-accrual loans were approximately $370,000 at September 30, 1998 as compared to $43,000 at September 30, 1997. There were no loans 90 days or more past due and still accruing at September 30, 1998 or 1997. In determining an adequate level of loan loss reserves, such loans were included in such consideration. The amount of the provision for loan losses is a result of the amount of loans charged-off, the amount of loans recovered and management's conclusion concerning the level of the allowance for loan losses. The level of the allowance for loan losses is based upon a number of factors, including VB&T's subsidiary bank's past loan loss experience, management's evaluation of the collectibility of loans, the general state of the economy, specific impaired loans and other relevant factors.

NON-INTEREST INCOME

The following table presents the principal components of non-interest income for the three month and nine month periods ended September 30, 1998 and 1997.

                                                   THREE MONTHS      NINE MONTHS
                                                      ENDED             ENDED
                                                  SEPTEMBER 30,     SEPTEMBER 30,
                                                  --------------    --------------
                                                  1997     1998     1997     1998
                                                  -----    -----    -----    -----
Service charges on deposit accounts...........    $ 32     $ 37     $100     $106
Securities gains..............................      --       --       --        4
Mortgage banking fees.........................      51       66      160      139
Gain on sale of assets........................      --       --       --        5
Other income..................................      21       17       65       55
                                                  ----     ----     ----     ----
          Total Non-Interest Income...........    $104     $120     $325     $309
                                                  ====     ====     ====     ====

Non-interest income for the nine months ended September 30, 1998 as compared to the nine months ended September 30, 1997 decreased approximately $16,000. Most of the decrease was attributed to a reduction in mortgage banking fees.

NON-INTEREST EXPENSES

The following table presents the principal components of non-interest expenses for the three month and nine month periods ended September 30, 1998 and 1997.

                                                THREE MONTHS       NINE MONTHS
                                                   ENDED              ENDED
                                               SEPTEMBER 30,      SEPTEMBER 30,
                                               --------------    ----------------
                                               1997     1998      1997      1998
                                               -----    -----    ------    ------
Compensation...............................    $182     $178     $  521    $  523
Other personnel expenses...................      64       58        184       183
Occupancy expense of bank premises.........      34       36        102       105
Furniture and equipment expense............      24       24         71        71
Federal deposit insurance..................       2        2          5         6
Postage and courier services...............       7        8         21        26
Supplies...................................      11       11         34        31
Data processing............................      35       51        100       152
Advertising and business development.......       7        5         22        21
Other operating expenses...................      36       43        126       134
                                               ----     ----     ------    ------
          Total Non-Interest Expense.......    $402     $416     $1,186    $1,252
                                               ====     ====     ======    ======

Non-interest expenses for the nine months ended September 30, 1998 as compared to the nine months ended September 30, 1997, increased approximately $66,000 or 5.6%.

Compensation and other personnel expenses increased approximately $1,000. All other expenses increased approximately $65,000 or 13.5% with the primary increase being in data processing costs.

INCOME TAXES

The effective tax rate for the nine months ended September 30, 1998 was 32.3% compared to 30.4% for the nine months ended September 30, 1997.

FINANCIAL CONDITION

VB&T, including its subsidiary bank, reported consolidated total assets of approximately $72.1 million at December 31, 1997 and $74.2 million at September 30, 1998 representing an increase of approximately $2.1 million for the nine months ended September 30, 1998. Loan growth exceeded deposit growth as loans increased approximately $1.9 million and deposits decreased approximately $1.6 million. Additionally, funds were provided by operations of $1.0 million, issuance of capital stock of $.1 million, decrease in investments of $6.1 million, increase in advances from the Federal Home Loan Bank of $3.0 million and decrease in cash and due from banks $.7 million. These funds were used to purchase additional bank premises and equipment of $.1 million and increase in federal funds sold $7.3 million.

The changes in interest rates as previously discussed are reflective of interest rates in general and market conditions, including competition. Changes in short-term funds, including cash and due from banks, federal funds sold, interest-bearing deposits and investment securities, are reflective of the liquidity position of VB&T.

VB&T's capital-to-assets ratio as of September 30, 1998 and December 31, 1997 was 10.5% and 9.9%, respectively.

VB&T and its subsidiary bank is subject to various regulatory capital requirements administered by the State and Federal Banking Agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on VB&T's and its subsidiary bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, VB&T and its subsidiary bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheets items as calculated under regulatory accounting practices.

The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to insure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 1998 and December 31, 1997, that VB&T and its subsidiary bank meets all capital adequacy requirements to which they are subject.

As of September 30, 1998, the most recent notification from banking regulators categorized VB&T and its subsidiary bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, VB&T and its subsidiary bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There have been no conditions or events since that notification that management believes has changed the institution's category.

VB&T's actual capital amounts and ratios and the minimum amounts and ratios under the capital adequacy and prompt corrective action provisions are presented below:

                                                                                               TO BE WELL
                                                                                              CAPITALIZED
                                                                                                 UNDER
                                                                                                 PROMPT
                                                                            FOR CAPITAL        CORRECTIVE
                                                                              ADEQUACY           ACTION
                                                             ACTUAL          PURPOSES:        PROVISIONS:
                                                         --------------    --------------    --------------
                                                         AMOUNT   RATIO    AMOUNT   RATIO    AMOUNT   RATIO
                                                         ------   -----    ------   -----    ------   -----
                                                                       (DOLLARS IN THOUSANDS)
As of September 30, 1998
  Total Capital (to Risk Weighted Assets).............. $8,087    17.3%   $3,740    >8.0%   $4,675    >10.0%
                                                                                    -                 -
  Tier 1 Capital (to Risk Weighted Assets).............  7,503    16.1%    1,864    >4.0%    2,796     >6.0%
                                                                                    -                  -
  Tier 1 Capital (to Average Assets)...................  7,503    10.1%    2,971    >4.0%    3,714     >5.0%
                                                                                    -                  -

LIQUIDITY AND CAPITAL RESOURCES

Liquidity management involves the matching of the cash flow requirements of customers, for the withdrawal of funds or the funding of additional loans, and the ability of VB&T's subsidiary bank to meet those requirements. Management monitors and maintains appropriate levels of assets and liabilities so that maturities of assets are such that adequate funds are provided to meet estimated customer withdrawals and loan requests.

VB&T's subsidiary bank's liquidity position depends primarily upon the liquidity of its assets relative to its need to respond to short-term demand for funds caused by withdrawals from deposit accounts and loan funding commitments. Primary sources of liquidity are scheduled payments on its loans and interest on its subsidiary bank's investments. VB&T's subsidiary bank may also utilize its cash and due from banks, short-term deposits with financial institutions, federal funds sold and investment securities to meet liquidity requirements. At September 30, 1998, VB&T's subsidiary bank's cash and due from banks was approximately $1.0 million (after reduction for its required reserves of $.2 million), its short-term deposits with financial institutions were $.4 million and its federal funds sold were $8.3 million. The effect of the required reserves is to reduce available liquidity. All of the above can be converted to cash on short notice. The sale of investments, which had a market value of approximately $11.7 million at September 30, 1998, can also be used to meet liquidity requirements, to the extent the investments are not pledged to secure public funds on deposit as required by law. Securities with a market value of $1.2 million were pledged as of September 30, 1998.

VB&T's subsidiary bank's funding needs are based primarily on the volume of lending. The primary funding source is from new deposits. VB&T's subsidiary bank seeks to attract new deposits by paying rates of interest on deposit accounts which are competitive in its primary service area. VB&T's subsidiary bank generally does not pay brokers' commissions in connection with the obtaining of deposits or have deposits outside the primary service area. VB&T's subsidiary bank does not pay premiums to attract deposits. As of September 30, 1998, the average cost for deposit liabilities was approximately 5.41%. VB&T's subsidiary bank continues to expect that new deposits will serve as its primary funding source.

VB&T's subsidiary bank also has the ability, on a short-term basis, to borrow and purchase federal funds from other financial institutions. VB&T's subsidiary bank is a member of the Federal Home Loan Bank of Atlanta and as such has the ability to secure advances therefrom, although the cost of such advances exceed lower cost alternatives such as deposits from the local community. VB&T's subsidiary bank has advances outstanding from the Federal Home Loan Bank of Atlanta of $5.0 million at September 30, 1998 at an average rate of 5.38%.

Management is not aware of any trends, events or uncertainties that will have or that are reasonably likely to have a material effect on VB&T's liquidity, capital resources or operations, including recommendations by regulatory authorities which would have such an effect.

INTEREST RATE SENSITIVITY

The relative interest rate sensitivity of VB&T's assets and liabilities indicates the extent to which VB&T's net interest income may be affected by interest rate movements. VB&T's ability to reprice assets and liabilities in the same dollar amounts and at the same time minimizes interest rate risks. One method of measuring the impact of interest rate changes on net income is to measure, in a number of time frames, the interest sensitivity gap, by subtracting interest-sensitive liabilities from interest-sensitive assets, as reflected in the following table. Such interest sensitivity gap represents the risk, or opportunity, in repricing. If more assets than liabilities are repriced at a given time in a rising rate environment, net interest income improves; in a declining rate environment, net interest income deteriorates. Conversely, if more liabilities than assets are repriced while interest rates are rising, net interest income deteriorates; if interest rates are falling, net interest income improves. VB&T's strategy in minimizing interest rate risk is to minimize the impact of short term interest rate movements on its net interest income while managing its middle and long-term interest sensitivity gap in light of overall economic trends in interest rates. The following table illustrates the relative sensitivity of VB&T to changing interest rates as of September 30, 1998:

                         0-90 DAYS       91-365 DAYS         ONE TO FIVE YEARS       OVER FIVE YEARS
                         ---------   --------------------   --------------------   --------------------
                          CURRENT    CURRENT   CUMULATIVE   CURRENT   CUMULATIVE   CURRENT   CUMULATIVE
                         ---------   -------   ----------   -------   ----------   -------   ----------
Interest-sensitive
  assets:
  Federal funds sold...   $ 8,280        --       8,280         --       8,280         --       8,280
  Time deposits........       396        --         396         --         396         --         396
  Loans................    15,570     3,452      19,022     11,447      30,469     19,452      49,921
  Investment
    securities.........       779        --         779      4,351       5,130      6,536      11,666
                          -------    ------     -------     ------     -------     ------      ------
        Total interest-
          sensitive
          assets.......    25,025     3,452      28,477     15,798      44,275     25,988      70,263
                          -------    ------     -------     ------     -------     ------      ------
Interest-sensitive
  liabilities:
  NOW, money market and
    savings accounts...    16,599        --      16,599         --      16,599         --      16,599
  Certificates of
    deposits...........     6,993    20,570      27,563     10,127      37,690         --      37,690
  Borrowings...........        --        --          --         --          --      5,000       5,000
                          -------    ------     -------     ------     -------     ------      ------
        Total interest-
          sensitive
         liabilities...    23,592    20,570      44,162     10,127      54,289      5,000      59,289
                          -------    ------     -------     ------     -------     ------      ------
Interest-sensitivity
  gap..................   $ 1,433   (17,118)    (15,685)     5,671     (10,014)    20,988      10,974
                          =======    ======     =======     ======     =======     ======      ======

Since all interest rates and yields do not adjust at the same velocity, the interest rate sensitivity gap is only an indicator of the potential effects of interest rate changes on net interest income.

YEAR 2000 ISSUE

The Company has conducted a comprehensive review of its computer systems to identify the systems that could be affected by the "Year 2000" issue and has developed an implementation plan to resolve the issue. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Company has developed a plan of action to become Year 2000 compliant including actions, time tables and cost estimates. The Company is progressing on schedule and has established a goal to become 100% compliant by January 31, 1999. The Company has established a cost estimate of approximately $29,000 to become Year 2000 compliant, a portion of which would represent costs that would be recorded as assets and amortized. The Company does not expect the amounts required to be expensed to become Year 2000 compliant to have a material effect on its financial position or results of operations. The amount expensed in 1997 and 1998 was immaterial.

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

RESULTS OF OPERATIONS

VB&T, including the operation of its subsidiary bank, reported consolidated net income of $820,530 ($1.31 diluted earnings per share) for the year ended December 31, 1997 compared to $628,710 ($1.02 diluted earnings per share) for the year ended December 31, 1996. Net interest income after provision for loan losses was $2,391,247 and $2,068,385 for the years ended December 31, 1997 and 1996, respectively. The provision for loan losses was $87,000 and $67,000 for the years ended December 31, 1997 and 1996, respectively. Non-interest income totalled $431,702 and $394,831 for the years ended December 31, 1997 and 1996, respectively, and non-interest expenses totalled $1,598,617 and $1,522,953 for the years ended December 31, 1997 and 1996, respectively.

The following table summarizes the results of operations of VB&T for the two years ended December 31, 1997.

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                             ------------------
                                                              1996       1997
                                                             -------    -------
                                                               (IN THOUSANDS)
Interest income..........................................    $ 4,919    $ 5,493
Interest expense.........................................     (2,784)    (3,014)
                                                             -------    -------
Net interest income......................................      2,135      2,479
Provision for loan losses................................        (67)       (87)
Non-interest income......................................        395        432
Non-interest expense.....................................     (1,523)    (1,599)
                                                             -------    -------
Income before taxes......................................        940      1,225
Income taxes.............................................       (311)      (404)
                                                             -------    -------
  Net Income.............................................    $   629    $   821
                                                             =======    =======
Return on assets (net income divided by average
  assets)................................................       1.04%      1.20%
Return on equity (net income divided by average
  equity)................................................      10.41%     12.26%
Dividend payout ratio (dividends declared per share
  divided by diluted net income per share)...............      18.46%     20.09%
Equity to assets ratio (average equity divided by average
  assets)................................................      10.02%      9.79%

COMPARISON OF YEARS ENDED DECEMBER 31, 1997 AND 1996

Operations for the year ended December 31, 1997 resulted in a net income of approximately $821,000 compared to a net income of approximately $629,000 for the year ended December 31, 1996.

INTEREST INCOME

Total interest income increased approximately $574,000 for 1997 compared to 1996. This increase is attributed to the factors explained in the following paragraphs.

Interest earned on loans increased from approximately $3,697,000 in 1996 to approximately $4,197,000 in 1997, an increase of $500,000. This increase was the net effect of an increase in the average loan portfolio balance from approximately $37.9 million in 1996 to $44.7 million in 1997 and a decrease in the rate earned on the loan portfolio from 9.75% in 1996 to 9.39% in 1997.

Interest earned on taxable investment securities increased from approximately $1,114,000 in 1996 to approximately $1,148,000 in 1997, an increase of $34,000.
This increase was the combined effect of an increase in the average taxable investment portfolio balance from approximately $17.0 million in 1996 to approximately $17.1 million in 1997 and an increase in the rate earned on the taxable investment portfolio from 6.57% in 1996 to 6.73% in 1997.

Interest earned on non-taxable investment securities decreased from approximately $16,000 in 1996 to approximately $9,000 in 1997, a decrease of $7,000. This decrease was the net effect of a decrease in the average non-taxable investment portfolio balance from approximately $.4 million in 1996 to approximately $.1 million in 1997 and an increase in the rate earned on the non-taxable investment portfolio from 4.11% in 1996 to 4.76% in 1997.

Interest earned on interest-bearing deposits in banks decreased from approximately $19,000 in 1996 to approximately $18,000 in 1997, a decrease of $1,000. This decrease was the primary effect of a decrease in the rate earned on the interest-bearing deposits from 7.42% in 1996 to 6.06% in 1997. The average balance was unchanged at approximately $.3 million.

Interest earned on federal funds sold increased from approximately $73,000 in 1996 to approximately $120,000 in 1997, an increase of $47,000. This increase was the combined effect of an increase in the average federal funds sold balance from approximately $1.5 million in 1996 to approximately $1.7 million in 1997 and an increase in the rate earned on the federal funds sold from 4.98% in 1996 to 7.27% in 1997.

INTEREST EXPENSE

Total interest expense increased approximately $230,000 in 1997 compared to 1996. This increase is attributed to the factors explained in the following paragraphs.

This increase was the net effect of an increase in the average balance of interest-bearing deposits from approximately $46.4 million in 1996 to approximately $52.3 million in 1997 and a decrease in the average rate paid on deposits from 5.69% in 1996 to 5.55% in 1997. The effect of these changes increased interest expense on interest-bearing deposits from approximately $2,640,000 for the year ended December 31, 1996 to approximately $2,906,000 for the year ended December 31, 1997, an increase of $266,000.

All other interest expense consisting principally of interest on advances from the Federal Home Loan Bank, decreased from approximately $143,000 for the year ended December 31, 1996 to approximately $108,000 for the year ended December 31, 1997, a decrease of $35,000. This decrease was the combined effect of a decrease in the average balance of Federal Home Loan Bank advances from approximately $2.5 million in 1996 to approximately $2.0 million in 1997 and a decrease in the average rate from 5.64% in 1996 to 5.40% in 1997.

Interest of approximately $2,000 was paid on federal funds purchased during the year ended December 31, 1996. There was no federal funds purchased outstanding at December 31, 1997 or 1996.

PROVISION FOR LOAN LOSSES

The provision for loan losses for the year ended December 31, 1997 as compared to 1996 increased approximately $20,000. The balance of the allowance for loan losses was approximately $543,000 at December 31, 1997 and approximately $501,000 at December 31, 1996. Actual loan charge-offs net of recoveries were approximately $45,000 for the year ended December 31, 1997 and approximately $5,000 of net recoveries for the year ended December 31, 1996. Non-accrual loans were approximately $121,000 at December 31, 1997 as compared to $48,000 at December 31, 1996. Loans 90 days or more past due and still accruing amounted to approximately $92,000 at December 31, 1997. There were no loans 90 days or more past due and still accruing at December 31, 1996. In determining an adequate level of loan loss reserves, such loans were included in such consideration. The amount of the provision for loan losses is a result of the amount of loans charged-off, the amount of loans recovered and management's conclusion concerning the level of the allowance for loan losses. The level of the allowance for loan losses is based upon a number of factors, including VB&T's subsidiary bank's past loan loss experience, management's evaluation of the collectibility of loans, the general state of the economy, specific impaired loans and other relevant factors.

NON-INTEREST INCOME

The following table presents the principal components of non-interest income for the years ended December 31, 1996 and 1997.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                --------------
                                                                1996     1997
                                                                -----    -----
                                                                (IN THOUSANDS)
Service charges on deposit accounts.........................    $130     $133
Securities gains............................................       8      -0-
Mortgage banking fees.......................................     196      206
Gain on sale of assets......................................     -0-        1
Other income................................................      61       92
                                                                ----     ----
          Total Non-Interest Income.........................    $395     $432
                                                                ====     ====

Non-interest income for the year ended December 31, 1997 as compared to 1996 increased approximately $37,000. Other income included earnings on life insurance policies of approximately $25,000 for the year ended December 31, 1997 with no similar earnings for 1996. These policies related to an indexed deferred compensation plan for the benefit of directors which was implemented in 1996. All other income increased approximately $12,000 for the year ended December 31, 1997 compared to 1996.

NON-INTEREST EXPENSES

The following table presents the principal components of non-interest expenses for the years ended December 31, 1996 and 1997.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                               ----------------
                                                                1996      1997
                                                               ------    ------
                                                                (IN THOUSANDS)
Compensation...............................................    $  667    $  704
Other personnel expenses...................................       219       241
Occupancy expense of bank premises.........................       131       132
Furniture and equipment expense............................       100       100
Federal deposit insurance..................................         2         7
Postage and courier services...............................        33        30
Supplies...................................................        46        48
Data processing............................................       118       134
Advertising and business development.......................        31        33
Amortization...............................................         2        --
Other operating expenses...................................       174       170
                                                               ------    ------
          Total Non-Interest Expense.......................    $1,523    $1,599
                                                               ======    ======

Non-interest expenses for the year ended December 31, 1997 as compared to 1996, increased approximately $76,000 or 5.0%.

Compensation and other personnel expenses increased approximately $59,000 reflecting an increase in the number of employees, in wage levels and in the cost of employee benefits. All other expenses increased approximately $17,000 or 2.7%. The increases were primarily attributed to a larger volume of business.

INCOME TAXES

The effective tax rate for the year ended December 31, 1996 was 33.0% compared to 33.0% for the year ended December 31, 1997.

FINANCIAL CONDITION

VB&T, including its subsidiary bank, reported consolidated total assets of approximately $72.1 million at December 31, 1997 and $64.7 million at December 31, 1996 representing an increase of approximately $7.4 million for the year ended December 31, 1997. Loan growth and deposit growth were approximately the same as loans increased approximately $6.7 million and deposits increased approximately $6.8 million. Additionally, funds were provided by operations of $.5 million, issuance of capital stock of $.1 million and decrease in federal funds sold of $1.3 million. These funds were used to purchase additional bank premises and equipment of $.1 million, increase interest-bearing deposits $.4 million, increase cash by $.5 million and increase investment securities $1.0 million.

The changes in interest rates as previously discussed are reflective of interest rates in general and market conditions, including competition. Changes in short-term funds, including cash and due from banks, federal funds sold, interest-bearing deposits and investment securities, are reflective of the liquidity position of VB&T.

VB&T's capital-to-assets ratio as of December 31, 1997 and 1996 was 9.9% and 9.7%, respectively.

VB&T and its subsidiary bank is subject to various regulatory capital requirements administered by the State and Federal Banking Agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on VB&T's and its subsidiary bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, VB&T and its subsidiary bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheets items as calculated under regulatory accounting practices.

The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to insure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997 and 1996, that VB&T and its subsidiary bank meets all capital adequacy requirements to which they are subject.

As of December 31, 1997, the most recent notification from banking regulators categorized VB&T and its subsidiary bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, VB&T and its subsidiary bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There have been no conditions or events since that notification that management believes has changed the institution's category.

VB&T's actual capital amounts and ratios and the minimum amounts and ratios under the capital adequacy and prompt corrective action provisions are presented below:

                                                                         TO BE WELL
                                                    FOR CAPITAL      CAPITALIZED UNDER
                                                      ADEQUACY       PROMPT CORRECTIVE
                                     ACTUAL          PURPOSES:       ACTION PROVISIONS:
                                 --------------    --------------    ------------------
                                 AMOUNT   RATIO    AMOUNT   RATIO    AMOUNT     RATIO
                                 ------   -----    ------   -----    -------   --------
                                                 (DOLLARS IN THOUSANDS)
As of December 31, 1996
  Total Capital (to Risk
     Weighted Assets).......... $6,014    10.4%   $4,606     8.0%    $5,758    $   6.0%
  Tier 1 Capital (to Risk
     Weighted Assets)..........  6,014    10.4%    2,303     4.0%     3,455    $   6.0%
  Tier 1 Capital (to Average
     Assets)...................  6,014    10.0%    2,405     4.0%     3,006    $   5.0%
As of December 31, 1997
  Total Capital (to Risk
     Weighted Assets)..........  6,916    16.5%    3,353     8.0%     4,191    $  10.0%
  Tier 1 Capital (to Risk
     Weighted Assets)..........  6,914    16.5%    1,676     4.0%     2,515    $   6.0%
  Tier 1 Capital (to Average
     Assets)...................  6,914    10.1%    2,728     4.0%     3,410    $   5.0%

LIQUIDITY AND CAPITAL RESOURCES

Liquidity management involves the matching of the cash flow requirements of customers, for the withdrawal of funds or the funding of additional loans, and the ability of VB&T's subsidiary bank to meet those requirements. Management monitors and maintains appropriate levels of assets and liabilities so that maturities of assets are such that adequate funds are provided to meet estimated customer withdrawals and loan requests.

VB&T's subsidiary bank's liquidity position depends primarily upon the liquidity of its assets relative to its need to respond to short-term demand for funds caused by withdrawals from deposit accounts and loan funding commitments. Primary sources of liquidity are scheduled payments on its loans and interest on its subsidiary bank's investments. VB&T's subsidiary bank may also utilize its cash and due from banks, short-term deposits with financial institutions, federal funds sold and investment securities to meet liquidity requirements. At December 31, 1997, VB&T's subsidiary bank's cash and due from banks was approximately $1.8 million (after reduction for its required reserves of $.2 million), its short-term deposits with financial institutions were $.5 million and its federal funds sold were $1.0 million. The effect of the required reserves is to reduce available liquidity. All of the above can be converted to cash on short notice. The sale of investments, which had a market value of approximately $17.7 million at December 31, 1997, can also be used to meet liquidity requirements, to the extent the investments are not pledged to secure public funds on deposit as required by law. Securities with a market value of $1.1 million were pledged as of December 31, 1997.

VB&T's subsidiary bank's funding needs are based primarily on the volume of lending. The primary funding source is from new deposits. VB&T's subsidiary bank seeks to attract new deposits by paying rates of interest on deposit accounts which are competitive in its primary service area. VB&T's subsidiary bank generally does not pay brokers' commissions in connection with the obtaining of deposits or have deposits outside the primary service area. VB&T's subsidiary bank does not pay premiums to attract deposits. As of December 31, 1997, the average cost for deposit liabilities was approximately 5.55%. VB&T's subsidiary bank continues to expect that new deposits will serve as its primary funding source.

VB&T's subsidiary bank also has the ability, on a short-term basis, to borrow and purchase federal funds from other financial institutions. VB&T's subsidiary bank is a member of the Federal Home Loan Bank of Atlanta and as such has the ability to secure advances therefrom, although the cost of such advances exceed lower cost alternatives such as deposits from the local community. VB&T's subsidiary bank has advances outstanding from the Federal Home Loan Bank of Atlanta of $2.0 million at December 31, 1997 at an average rate of 5.38%.

Management is not aware of any trends, events or uncertainties that will have or that are reasonably likely to have a material effect on VB&T's liquidity, capital resources or operations, including recommendations by regulatory authorities which would have such an effect.

STATISTICAL DISCLOSURE BY BANK HOLDING COMPANIES

The following section includes statistical disclosures relevant to bank holding companies. These disclosures have been prepared to provide additional insight into the consolidated financial condition and results of operations of VB&T and its subsidiary bank for the years ended December 31, 1997 and 1996.

AVERAGE BALANCE SHEETS

The following table presents average balance sheets for the years ended December 31, 1996 and 1997.

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1997
                                                              -------   -------
                                                               (IN THOUSANDS)
                                    ASSETS
Cash and Due From Banks.....................................  $ 1,385   $ 1,723
Interest-Bearing Deposits in Banks..........................      256       297
Investment Securities.......................................   17,223    17,228
Federal Funds Sold..........................................    1,466     1,650
Loans, Net of Allowance for Loan Losses and Unearned
  Interest..................................................   37,453    44,173
Bank Premises and Equipment.................................    1,961     1,915
Accrued Interest Receivable.................................      562       624
Cash surrender value of life insurance......................      312       621
Other Assets................................................      133       160
                                                              -------   -------
          Total Assets......................................  $60,751   $68,391
                                                              =======   =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand....................................................  $ 4,838   $ 6,513
  NOW.......................................................   10,205    13,506
  Savings...................................................    1,349     1,604
  Time......................................................   34,856    37,237
                                                              -------   -------
                                                               51,248    58,860
Federal Funds Purchased.....................................       47        --
Advances from Federal Home Loan Bank........................    2,500     2,000
Accrued Interest............................................      566       502
Income taxes payable........................................      153       119
Other Liabilities...........................................      192       215
                                                              -------   -------
          Total Liabilities.................................   54,706    61,696
                                                              -------   -------
Stockholders' Equity:
  Common Stock..............................................    2,912     2,961
  Additional Paid in Capital................................    2,500     2,580
  Retained Earnings.........................................      633     1,167
  Unrealized gains (losses) on available-for-sale
     securities.............................................       --       (13)
                                                              -------   -------
                                                                6,045     6,695
                                                              -------   -------
          Total Liabilities and Stockholders' Equity........  $60,751   $68,391
                                                              =======   =======

AVERAGE YIELDS EARNED AND RATES PAID

The following table presents the average balances, average yields and interest earned on interest-earning assets and average rates and interest paid on interest-bearing liabilities for the years ended December 31, 1996 and 1997.

                                                          YEAR ENDED DECEMBER 31,
                                       -------------------------------------------------------------
                                                   1996                            1997
                                       -----------------------------   -----------------------------
                                       AVERAGE    INCOME/    YIELDS/   AVERAGE    INCOME/    YIELDS/
                                       BALANCES   EXPENSE     RATES    BALANCES   EXPENSE     RATES
                                       --------   --------   -------   --------   --------   -------
                                                             ($ IN THOUSANDS)
Average yield on loans (1)(2)........  $37,918     $3,697     9.75%    $44,695     $4,197     9.39%
Average yield on taxable investment
  securities.........................   16,958      1,114     6.57      17,060      1,148     6.73
Average yield on tax-exempt
  investment securities..............      389         16     4.11         189          9     4.76
Average yield on interest-bearing
  deposits in banks..................      256         19     7.42         297         18     6.06
Average yield on Federal Funds
  sold...............................    1,466         73     4.98       1,650        120     7.27
                                       -------     ------     ----     -------     ------     ----
Average yield on all interest-earning
  assets.............................  $56,987     $4,919     8.63%    $63,891     $5,492     8.60%
                                       =======     ======     ====     =======     ======     ====
Average rate paid on NOW account
  deposits...........................  $10,205     $  389     3.81%    $13,506     $  563     4.17%
Average rate paid on savings
  deposits...........................    1,349         42     3.11       1,604         50     3.12
Average rate paid on time deposits...   34,856      2,209     6.34      37,237      2,293     6.16
Average rate paid on federal funds
  purchased..........................       47          2     4.26          --         --      .00
Average rate paid on advances from
  Federal Home Loan Bank.............    2,500        141     5.64       2,000        108     5.40
                                       -------     ------     ----     -------     ------     ----
Average rate paid on all
  interest-bearing liabilities.......  $48,957     $2,783     5.68%    $54,347     $3,014     5.55%
                                       =======     ======     ====     =======     ======     ====
Average net yield on interest-earning
  assets (net interest income as a
  percentage of average
  interest-earning assets)...........                         3.75%                           3.88%
                                                              ====                            ====

Non-accruing loans have been included in the "average amount outstanding" and average loans have not been reduced by the allowance for loan losses.
-------------------------

(1) Loan fees included in interest income amounted to approximately $130,152 in 1996 and $144,555 in 1997.

(2) Average balances were computed over the term in which the related interest was earned or incurred.

The table below sets forth certain information regarding changes in interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume (changes in volume multiplied by old rate); (2) changes in rates (change in rate multiplied by old volume); (3) changes in rate-volume (changes in rate multiplied by the change in volume). The net change attributable to both volume and rate, which cannot be segregated, has been allocated proportionately to change due to volume and change due to rate.

                                                  YEAR ENDED DECEMBER 31,
                                        --------------------------------------------
                                           1995 VS. 1996           1996 VS. 1997
                                        --------------------   ---------------------
                                        INCREASE (DECREASE)     INCREASE (DECREASE)
                                               DUE TO                 DUE TO
                                        --------------------   ---------------------
                                        VOLUME   RATE   NET    VOLUME   RATE    NET
                                        ------   ----   ----   ------   -----   ----
                                                       (IN THOUSANDS)
Interest Income:
  Loans...............................   $576    $(25)  $551    $630    $(130)  $500
  Taxable investment securities.......    128     (45)    83       7       27     34
  Tax-exempt investment securities....      8      (1)     7     (10)       3     (7)
  Interest-bearing deposits in
     banks............................     --      --     --       7       (8)    (1)
  Federal Funds Sold..................     17      (6)    11      10       37     47
                                         ----    ----   ----    ----    -----   ----
          Total.......................    729     (77)   652     644      (71)   573
                                         ----    ----   ----    ----    -----   ----
Interest Expense:
  NOW account deposits................     85       1     86     134       40    174
  Savings deposits....................     (1)     (2)    (3)      8       --      8
  Time deposits.......................    277     (67)   210     144      (60)    84
  Federal funds purchased.............      1      --      1      (1)      (1)    (2)
  Advances from Federal Home Loan
     Bank.............................     59     (11)    48     (27)      (6)   (33)
                                         ----    ----   ----    ----    -----   ----
          Total.......................    421     (79)   342     258      (27)   231
                                         ----    ----   ----    ----    -----   ----
Net Interest Income...................   $308    $  2   $310    $386    $ (44)  $342
                                         ====    ====   ====    ====    =====   ====

INVESTMENT PORTFOLIO

The following table presents the book value of investments and obligations of
(1) U.S. Treasury and other U.S. government agencies and corporations, (2) states of the U.S. and political subdivisions and (3) other securities as of December 31, 1996 and 1997.

                                                               DECEMBER 31,
                                             -------------------------------------------------
                                                      1996                      1997
                                             -----------------------   -----------------------
                                             SECURITIES   SECURITIES   SECURITIES   SECURITIES
                                             AVAILABLE-    HELD-TO     AVAILABLE-    HELD-TO-
                                              FOR-SALE     MATURITY     FOR-SALE     MATURITY
                                             ----------   ----------   ----------   ----------
                                                              (IN THOUSANDS)
U.S. Treasury and other U.S. government
  agencies and corporations................   $16,135        $255       $17,097        $211
States of the U.S. and political
  subdivisions.............................        --         189            --         189
Other securities...........................       200          --           224          --
                                              -------        ----       -------        ----
          Total............................    16,335         444        17,321         400
Unrealized gains (losses) on
  available-for-sale securities............       (46)         --             2          --
                                              -------        ----       -------        ----
          Total............................   $16,289        $444       $17,323        $400
                                              =======        ====       =======        ====

Securities available-for-sale are carried at market value and securities held-to-maturity are carried at amortized cost.

The following table presents the book value of investments and obligations of
(1) U.S. Treasury and other U.S. government agencies and corporations, (2) states of the U.S. and political subdivisions and (3) other securities as of December 31, 1997 that are due (1) in one year or less, (2) after one year through five years, (3) after five years through ten years and (4) after ten years. In addition, the table provides the weighted average yield for each range of maturities.

                                                      AMOUNT AT DECEMBER 31, 1997 DUE IN
                              -----------------------------------------------------------------------------------
                                                 AFTER ONE        AFTER FIVE
                                 ONE YEAR         THROUGH          THROUGH           AFTER
                                 OR LESS         FIVE YEARS       TEN YEARS        TEN YEARS           TOTAL
                              --------------   --------------   --------------   --------------   ---------------
                              AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT    YIELD
                              ------   -----   ------   -----   ------   -----   ------   -----   -------   -----
                                                               ($ IN THOUSANDS)
U.S. Treasury and other U.S.
  Government Agencies and
  Corporations..............  $1,157   5.23%   $6,487   6.36%   $8,911   6.66%    $753    7.76%   $17,308   6.50%
States of the U.S. and
  Political
  Subdivisions(1)(2)........     --     .00       --     .00      189    4.45       --     .00        189   4.45
Other securities(2)(3)......     --     .00       --     .00       --     .00      224    8.21        224   8.21
                              ------   ----    ------   ----    ------   ----     ----    ----    -------   ----
        Total...............  $1,157   5.23%   $6,487   6.36%   $9,100   6.62%    $977    7.87%   $17,721   6.50%
                              ======   ====    ======   ====    ======   ====     ====    ====    =======   ====

-------------------------

(1) Yields on tax exempt obligations have not been computed on a tax equivalent basis.

(2) As of December 31, 1997, there was no aggregate book values of any issuer which exceeded 10% of stockholders' equity.

(3) Yield represents yield earned for 1997.

LOAN PORTFOLIO

The loan portfolio totalled approximately $48.0 million at December 31, 1997, which was an increase of approximately $6.7 million from December 31, 1996. During the year ended December 31, 1997, average loans before reduction for the allowance for loan losses were approximately $44.7 million and $37.9 million during the year ended December 31, 1996.

The following table sets forth information summarizing the composition of the loan portfolio at December 31, 1996 and 1997:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1997
                                                              -------   -------
                                                               (IN THOUSANDS)
Commercial, financial and agricultural......................  $ 8,248   $ 9,766
Real estate -- construction.................................      292       723
Real estate -- mortgage.....................................   28,800    33,810
Installment loans to individuals and other..................    3,994     3,736
Overdrafts..................................................        8        13
Foreign loans...............................................       --        --
All Other...................................................       --        --
                                                              -------   -------
                                                               41,342    48,048
Unearned interest and fees..................................       --        --
                                                              -------   -------
                                                               41,342    48,048
Allowance for loan losses...................................     (501)     (543)
                                                              -------   -------
          Loans, Net........................................  $40,841   $47,505
                                                              =======   =======

The following table sets forth certain information at December 31, 1997 regarding the dollar amount of loans for the categories indicated maturing based on their contractual terms to maturity. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less.

                                               AMOUNTS AT DECEMBER 31, 1997 DUE IN
                                           --------------------------------------------
                                                      AFTER ONE
                                                         YEAR
                                           ONE YEAR    THROUGH     DUE AFTER
                                           OR LESS    FIVE YEARS   FIVE YEARS    TOTAL
                                           --------   ----------   ----------   -------
                                                          (IN THOUSANDS)
Commercial, financial and agricultural...   $7,724      $1,619        $423      $ 9,766
Real estate -- construction..............      723          --          --          723
Overdrafts...............................       13          --          --           13
                                            ------      ------        ----      -------
          Total..........................   $8,460      $1,619        $423      $10,502
                                            ======      ======        ====      =======

The following table presents the total amount of loans shown in the preceding table which are due after one year and which have fixed interest rates and have variable interest rates.

Loans maturing after one year with:
     Fixed interest rates...................................  $1,619   $423
     Variable interest rates................................      --     --
                                                              ------   ----
          Total.............................................  $1,619   $423
                                                              ======   ====

The following table presents information concerning outstanding balances of nonperforming loans at December 31, 1996 and 1997. Nonperforming loans consists of loans which have been placed on nonaccrual status or are past due more than ninety days with respect to principal or interest.

                                                               DECEMBER 31,
                                                              --------------
                                                              1996      1997
                                                              ----      ----
                                                              (IN THOUSANDS)
Loans accounted for on a nonaccrual basis(1)................  $48       $121
Accruing loans which are contractually past due 90 days or
  more as to principal or interest payments(1)..............   --         92
Other loans which are "troubled debt restructurings"(1).....   --         --

-------------------------

(1) There are no foreign loans.

A loan is placed on non-accrual status when it is determined by management that it is reasonably possible that full collection of principal and interest will not be made.

As of December 31, 1997, in the opinion of management, there are no problem loans of significance which are not now disclosed under information concerning non-accrual, past due and restructured loans.

As of December 31, 1997, there are no loan concentrations exceeding 10% of total loans which are not otherwise disclosed previously as a category of loans.

As of December 31, 1997, there are no other interest-bearing assets that would be required to be disclosed as nonaccrual, past due or restructured loans if such assets were loans.

ALLOWANCE FOR LOAN LOSSES

An allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible based on evaluations of the collectibility of loans and prior loan loss experience (when sufficient time elapses to establish experience). The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem and/or impaired loans and current economic conditions that may affect the borrowers' ability to pay.

The allowance for loan losses was approximately 1.1% and 1.2% of outstanding loans at December 31, 1997 and 1996, respectively. Management believes that the allowance for loan losses of approximately $543,000 at December 31, 1997 is adequate due to the fact that approximately $34.5 million or 72% of the Bank's loan portfolio consisted of loans secured by real estate.

The following table sets forth an analysis of loss experience for the periods indicated:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                              1996       1997
                                                              -----      -----
                                                              ($ IN THOUSANDS)
Balance at beginning of period..............................  $429       $501
                                                              ----       ----
Charge-Off's:
  Domestic:
     Commercial, financial and agricultural.................    --         --
     Real estate -- construction............................    --         --
     Real estate -- mortgage................................    --         37
     Installment loans to individuals.......................    18         11
     Loans secured by deposits..............................    --         --
     Overdrafts.............................................    --         --
  Foreign...................................................    --         --
                                                              ----       ----
                                                                18         48
                                                              ----       ----
Recoveries:
  Domestic:
     Commercial, financial and agricultural.................    17         --
     Real estate -- construction............................    --         --
     Real estate -- mortgage................................    --         --
     Installment loans to individuals.......................     6          3
     Loans secured by deposits..............................    --         --
     Overdrafts.............................................    --         --
  Foreign...................................................    --         --
                                                              ----       ----
                                                                23          3
                                                              ----       ----
Net (Recoveries) Charge-Off's...............................    (5)        45
                                                              ----       ----
Additions charged to operations.............................    67         87
                                                              ----       ----
Balance at end of period....................................  $501       $543
                                                              ====       ====
Ratio of net charge-off's during the period to average loans
  outstanding during the period.............................  (.01)%      .10%
                                                              ====       ====

The Bank has allocated the allowance for loan losses according to the amounts deemed to be reasonably necessary at each year end to provide for the possibility of losses being incurred within the categories of loans set forth in the table below based on management's evaluation of the loan portfolio. The amounts of such components of the reserve for possible loan losses at December 31, 1996 and 1997 and the percent of loans in each category to total loans are presented below.

                                                DECEMBER 31,
                                 -------------------------------------------
                                         1996                   1997
                                 --------------------   --------------------
                                            PERCENT                PERCENT
                                           OF LOANS               OF LOANS
                                            IN EACH                IN EACH
                                          CATEGORY TO            CATEGORY TO
                                 AMOUNT   TOTAL LOANS   AMOUNT   TOTAL LOANS
                                 ------   -----------   ------   -----------
                                              ($ IN THOUSANDS)
Domestic:
  Commercial, financial and
     agricultural..............   $100       19.95%      $110       20.33%
  Real
     estate -- construction....      4         .71          8        1.50
  Real estate -- mortgage......    349       69.66        382       70.37
  Installment loans to
     individuals...............     48        9.66         43        7.78
  Overdrafts...................     --         .02         --         .02
  Other........................     --         .00         --         .00
Foreign........................     --         .00         --         .00
Unallocated....................     --         .00         --         .00
                                  ----      ------       ----      ------
                                  $501      100.00%      $543      100.00%
                                  ====      ======       ====      ======

DEPOSIT AVERAGE BALANCES AND RATES

The following table sets forth an analysis of the average amount outstanding and the average rate paid for all deposits for the categories and periods indicated.

                                               YEAR ENDED DECEMBER 31,
                                      -----------------------------------------
                                             1996                  1997
                                      -------------------   -------------------
                                      AVERAGE    AVERAGE    AVERAGE    AVERAGE
                                      AMOUNT    RATE PAID   AMOUNT    RATE PAID
                                      -------   ---------   -------   ---------
                                                  ($ IN THOUSANDS)
Deposits in domestic bank offices:
  Noninterest-bearing demand
     deposits.......................  $ 4,838       .00%    $ 6,513       .00%
  Interest-bearing demand
     deposits.......................   10,205      3.81      13,506      4.17
  Savings deposits..................    1,349      3.11       1,604      3.12
  Time deposits.....................   34,856      6.34      37,237      6.16
Deposits in foreign banking
  offices...........................       --       .00          --       .00
                                      -------               -------
          Total.....................  $51,248               $58,860
                                      =======               =======

DEPOSIT MATURITIES

The principal sources of funds for the Bank's loans and investments are demand, time, savings and other deposits and borrowings. The Bank offers a variety of deposit accounts including checking and NOW accounts, savings and time accounts, certificates of deposit and money market accounts. As of December 31, 1997, total deposits were approximately $62.3 million. Although in some instances time deposits greater than $100,000 may be more sensitive to changes in interest rates, substantially all the Bank's deposits are derived from within its primary service areas which management believes are not as interest rate sensitive as are more urban service areas. The Bank does not have any brokered deposits.

The following table summarizes maturity information for time deposits greater than $100,000 at December 31, 1997.

                                                              (IN THOUSANDS)
                                                              --------------
Three months or less........................................      $2,741
Over three through twelve months............................       4,023
Over twelve months..........................................       2,242
                                                                  ------
          Total.............................................      $9,006
                                                                  ======

ADVANCES FROM THE FEDERAL HOME LOAN BANK

The following table shows the Bank's borrowings from the Federal Home Loan Bank and the weighted average interest rates thereon at the end of each of the last two years. Also provided are the maximum amount of borrowings and the average amounts outstanding as well as weighted average interest rates for the last two years.

                                                              ($ IN THOUSANDS)
                                                              ----------------
Balance at December 31:
  1997......................................................       $2,000
  1996......................................................        2,000
Weighted Average Interest Rate At Year End:
  1997......................................................         5.38%
  1996......................................................         5.38
Maximum Amount Outstanding At Any Month's End:
  1997......................................................       $2,000
  1996......................................................        3,500
Average Amount Outstanding During The Year:
  1997......................................................       $2,000
  1996......................................................        2,500
Weighted Average Interest Rate During The Year:
  1997......................................................         5.38%
  1996......................................................         5.64%

RETURN ON EQUITY AND ASSETS

The following table represents the Company's return on equity and assets for the two years ended December 31, 1997.

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              -------------
                                                              1996    1997
                                                              -----   -----
Return on equity (net income divided by average equity).....  10.41%  12.26%
Return on assets (net income divided by average total
  assets)...................................................   1.04%   1.20%
Dividend payment ratio (dividends declared per share divided by net income per share)..................................  18.46%  20.09%
Equity to assets ratio (average equity divided by average
  total assets).............................................  10.02%   9.79%

                             INFORMATION ABOUT VB&T

VB&T is a bank holding company organized under the laws of the state of Georgia with its principal executive office located in Valdosta, Georgia. VB&T operates principally through Valdosta Bank & Trust, which is a state-chartered commercial bank and which provides a range of consumer and commercial banking services through its office in Valdosta, Georgia. At September 30, 1998, VB&T had total consolidated assets of approximately $74.2 million, total consolidated deposits of approximately $60.6 million, and total consolidated stockholders' equity of approximately $7.8 million.

BUSINESS AND PROPERTIES

The Company. VB&T's business is to provide banking services to individuals and businesses through its commercial bank subsidiary, Valdosta Bank & Trust in Valdosta, Georgia (the "Bank"). VB&T was organized in 1990 to own 100% of the stock of Valdosta Bank & Trust. Effective December, 1990, VB&T became a bank holding company, registered with the Federal Reserve Board and the Georgia Department of Banking and Finance.

VB&T's offices are located in Valdosta Bank & Trust's main office at 2611 North Patterson Street, Valdosta, Georgia 31602, and its telephone number is (912) 242-1200.

Holding Company Business Plan. VB&T is authorized to engage in any activity permitted by law to a corporation, subject to applicable federal and state regulatory restrictions on the activities of bank holding companies. VB&T's holding company structure provides it with greater flexibility than a Bank would otherwise have to expand and diversify its business activities through newly-formed subsidiaries, or through acquisitions. While VB&T has no present plans to engage actively in any other business activities, management from time to time studies the feasibility of establishing or acquiring subsidiaries to engage in other business activities to the extent permitted by law.

Valdosta Bank & Trust. Valdosta Bank & Trust commenced operations in August, 1990, as a state-chartered commercial bank. Customer deposits with Valdosta Bank & Trust are insured to the maximum extent provided by law through the Federal Deposit Insurance Corporation. Valdosta Bank & Trust is located in Valdosta, Lowndes County, Georgia, its primary service area.

The Valdosta Chamber of Commerce estimates the current population of Valdosta to be approximately 40,000 and the population of Lowndes County to be approximately 76,000. Valdosta is the county seat of Lowndes County and is approximately 18 miles north of the Georgia-Florida line. Leading businesses and employers in the area include clothing manufacturing, paper manufacturing, Moody Air Force Base, South Georgia Medical Center and Valdosta State University.

Banking Services and Operations. Valdosta Bank & Trust offers a full range of commercial banking services to individuals, professional and business customers in its primary service area. These services include personal and business checking accounts and savings and other types of certificates of deposit. Valdosta Bank & Trust issues credit cards and acts a merchant depository for cardholder drafts under both VISA and MasterCard. Valdosta Bank & Trust offers night depository and bank-by-mail services and sells bank drafts and travelers checks (issued by an independent entity). It also offers trust and fiduciary services and has a mortgage banking department.

The Principal sources of income for Valdosta Bank & Trust are interest and fees collected on loans and interest on investment securities. The principal expenses of the bank are interest paid on savings deposits, interest paid on other borrowings by the bank, employee compensation, office expenses, and other operating expenses.

Lending. Valdosta Bank & Trust seeks to attract deposits from the general public and use such deposits, together with borrowings and other sources of funds, to originate and purchase loans. The bank offers a full range of short and medium commercial, consumer and real estate loans. Commercial lending activities are directed principally toward businesses whose demand for funds falls within the bank's lending limits. Consumer lending has been oriented primarily to the needs of the bank's customers for such purposes as home remodeling, education, and automobiles. Real estate lending is oriented toward construction loans and short-term commercial loans. The bank also originates fixed and variable-rate residential and other mortgage loans for its own account. The lending policies and procedures of the bank are established and periodically reviewed by the bank's Board of Directors.

Valdosta Bank & Trust's loan portfolio totaled $49.3 million at September 30, 1998, which was comprised of approximately 20% commercial and agribusiness loans, 8% consumer loans, and 72% residential and commercial real estate mortgage loans. Valdosta Bank & Trust's loan to deposit ratio at September 30, 1998 was approximately 82%.

Deposits. Checking, savings, money market accounts, and other time deposits are the principal sources of Valdosta Bank & Trust's funds for loans and investments. Most of the bank's deposits are obtained from individuals and small businesses. At September 30, 1998, Valdosta Bank and Trust had deposits of approximately $60.6 million.

Valdosta Bank & Trust seeks to attract new deposits by paying rates of interest on certificates of deposit and money market accounts which are competitive in their respective primary service areas. The bank generally does not pay brokers' commissions in connection with the obtaining of deposits.

Asset and Liability Management. The primary assets of Valdosta Bank & Trust consists of its loan portfolio and investment account. Consistent with the requirements of prudent banking necessary to maintain liquidity, management seeks to match maturities and rates of loans and the investment portfolio with those of deposits, although exact matching is not always possible. Management seeks to invest the largest portion of the bank's assets in commercial and agribusiness, consumer and residential real estate loans. The bank anticipates that loans will be limited to approximately 75% of deposits and capital funds. It is anticipated that the bank's investment account will consist primarily of marketable securities of the United States government, federal agencies and state and municipal governments, generally with varied maturities.

Valdosta Bank & Trust's investment policy provides for a portfolio divided among issues purchased to meet one or more of the following objectives: (i) to complement strategies developed in asset/liquidity management, including desired liquidity levels; (ii) to maximize after tax income from funds not needed for day-to-day operations and loan demands; and (iii) to provide collateral necessary for acceptance of public funds. Management anticipates that its policy will allow the bank to deal with seasonal deposits fluctuations and to provide for basic liquidity consistent with the bank's loan demand. When possible, maturation will match anticipated liquidity demands. Longer term securities may be selected for a combination of yield and exemption from federal income taxation when appropriate.

Deposit accounts will represent the majority of the liabilities of Valdosta Bank & Trust. These will include transaction accounts, time deposits and certificates of deposit.

Valdosta Bank & Trust derives its income principally from interest charged on loans and, to a lesser extent, from interest earned on investments, from fees received in connection with the origination of loans and from other services. The bank's principal expenses are interest expense on deposits and operating expenses. The funds for such activities are provided principally by operating revenues, deposit growth, purchase of federal funds from other banks, repayment of outstanding loans and sale of loans and investment securities.

Property. Valdosta Bank & Trust's business is conducted at its banking office located at 2611 North Patterson Street, Valdosta, Georgia 31602. The bank's main office building contains approximately 9,350 square feet and is located on approximately 1.75 acres. The bank's main office and the land are owned by the bank. The bank's main office includes a drive-through teller lane.

Employees. At September 30, 1998, Valdosta Bank & Trust employed 20 full-time employees and 5 part-time employees. VB&T has no separate employees. The bank considers its relationship with its employees to be good.

COMPETITION

VB&T encounters vigorous competition in its market areas for the provision of depository institution financial services from a number of sources, including bank holding companies and commercial banks, savings and loan associations and other thrift institutions, other financial institutions, and financial intermediaries that operate in VB&T's market area. Regional interstate banking laws and other recent federal and state laws have resulted in increased competition from both conventional banking institutions and other businesses offering financial services and products. The bank also competes for interest bearing funds with a number of other financial intermediaries and nontraditional consumer investment alternatives, including brokerage firms, consumer finance companies, commercial finance companies, credit unions, money market funds, and federal, state, and municipal issuers of short term obligations. Many of these competitors have greater financial resources than Valdosta Bank & Trust. At September 30, 1998, there were approximately 9 commercial banks, 3 savings banks, and 3 credit unions competing with the bank in the bank's Lowndes County market area.

LEGAL PROCEEDINGS

VB&T and Valdosta Bank & Trust are not parties to any material legal proceedings other than ordinary routine litigation incidental to their business.

MANAGEMENT

The following table presents information about the directors and executive officers of VB&T and Valdosta Bank & Trust. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of VB&T is based upon "beneficial ownership" concepts set forth in rules promulgated under the Exchange Act. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the record date. The footnotes to the table indicate how many shares each person has the right to acquire within 60 days of the record date. The shares of VB&T which are issuable to a person listed below upon exercise of the vested portion of the outstanding options are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by that person.

                                                                                                  NUMBER OF
                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                                                                    OWNED
                            PRESENT OCCUPATION           POSITION AND          DIRECTOR OR      AT THE RECORD
                               AND PRINCIPAL             OFFICES HELD           EXECUTIVE            DATE
                              OCCUPATION FOR               WITH VB&T             OFFICER        AND PERCENT OF
NAME                          LAST FIVE YEARS              AND BANK               SINCE             CLASS
----                        ------------------           ------------          -----------      --------------
Thomas E. Hatcher........  Banking                Chairman of the Board,          1990          30,380    4.35%
                                                    Chief Financial Officer
Owen D. Harris...........  Operator of three      Director                        1990          67,608    9.68
                             Kentucky Fried
                             Chicken Restaurants
Donald T. Schutt.........  Banking                Chief Executive Officer         1993          17,954    2.57
                                                    Director, Vice Chairman
                                                    of the Board
William W. Broadfoot.....  Dentist                Director                        1990          47,943    6.87
James D. Carroll, Jr.....  Owner of meat packing  Director                        1990          42,686    6.11
                             company
Walter C. Copeland,        Insurance              Director                        1990          17,897    2.56
  III....................
C. William DeCoudres.....  Banking                President of Valdosta Bank      1990           3,420     .49
                                                    and Trust and Director
Larry Dean...............  Construction           Director                        1991          70,473   10.09
W. Wayne Fann............  Real Estate            Director                        1990          16,103    2.31
Rudolph R. McCall, Jr....  Architect              Director                        1990          29,886    4.28
C. Dave Richards.........  Veteranarian           Director                        1990          15,686    2.25
C. W. Fackler............  Banking                Executive Vice President        1997           2,641     .38

TRANSACTIONS WITH MANAGEMENT

In the ordinary course of business, Valdosta Bank & Trust has loans, deposits and other transactions with its executive officers, directors, and organizations with which such persons are associated. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. The aggregate amount of loans to the aforementioned persons and company(s) in which they have a 10% or more ownership interest as of September 30, 1998, were approximately $2,331,000.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS OF VB&T

The following table sets forth certain information concerning the beneficial owners of more than 5.0% of VB&T common stock, as of the record date.

                           NAME AND ADDRESS           AMOUNT AND NATURE        PERCENT OF
TITLE OF CLASS           OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP       CLASS(1)
--------------         ------------------------      --------------------      ----------
Common Stock.........  Owen D. Harris                       67,608                9.68%
                       3310 Bellemeade
                       Valdosta, GA 31602
Common Stock.........  Dr. William W. Broadfoot             47,943                6.87
                       2518 Rolling Road
                       Valdosta, GA 31602
Common Stock.........  James D. Carroll, Jr                 42,686                6.11
                       P.O. Box 633
                       Lake Park, GA 31636
Common Stock.........  Larry Dean                           70,473               10.09
                       5932 Loch Laurel Road
                       Lake Park, GA 31636
Common Stock.........  Walter F. Carroll, II                34,948                5.01
                       803 Pine Point Circle
                       Valdosta, GA 31602

-------------------------

(1) The information shown above is based upon information furnished by the named persons. Information relating to beneficial ownership is based upon "beneficial ownership" concepts set forth in rules promulgated under the Exchange Securities Act. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to dispose or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial interest. The shares of VB&T common stock issuable upon exercise of outstanding options held by a person are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by that person.

                           INFORMATION ABOUT REGIONS

GENERAL

Regions is a regional bank holding company organized and existing under the laws of the state of Delaware and headquartered in Birmingham, Alabama, with approximately 713 banking offices located in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee, and Texas as of September 30, 1998. At that date, Regions had total consolidated assets of approximately $35.1 billion, total consolidated deposits of approximately $27.2 billion, and total consolidated stockholders' equity of approximately $3.0 billion. Regions has banking-related subsidiaries engaged in mortgage banking, credit life insurance, leasing, and securities brokerage activities with offices in various Southeastern states. Through its subsidiaries, Regions offers a broad range of banking and banking-related services.

Regions was organized under the laws of the state of Delaware and commenced operations in 1971 under the name First Alabama Bancshares, Inc. In 1994, the name of First Alabama Bancshares, Inc. was changed to Regions Financial Corporation. Regions' principal executive offices are located at 417 North 20th Street, Birmingham, Alabama 35203, and its telephone number at such address is
(205) 326-7100.

Regions continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations frequently take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that Regions might undertake may be material, in terms of assets acquired or liabilities assumed, to Regions' financial condition. Recent business combinations in the banking industry have typically involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquirer.

Additional information about Regions and its subsidiaries is included in documents incorporated by reference in this Proxy Statement-Prospectus. See "Where You Can Find More Information."

RECENT DEVELOPMENTS

Since December 31, 1997, and as of the date of this Proxy Statement-Prospectus, Regions has completed the acquisitions of eleven financial institutions (the "Recently Completed Acquisitions") and has entered into definitive agreements to acquire four financial institutions in addition to the Merger (the "Other Pending Acquisitions"). Certain aspects of the completed and other pending acquisitions are presented in the following table:

                                                           CONSIDERATION
                                                     -------------------------
                                           APPROXIMATE
                                     ------------------------                    ACCOUNTING
INSTITUTION                          ASSET SIZE(1)   VALUE(1)        TYPE         TREATMENT
-----------                          -------------   --------   --------------   -----------
                                          (IN MILLIONS)
RECENTLY COMPLETED ACQUISITIONS:
Greenville Financial Corporation,
  located in Greenville,
  South Carolina...................     $  134        $   34    Regions Common   Pooling of
                                                                    Stock         Interests
PALFED, Inc., located in
  Aiken, South Carolina............        665           145    Regions Common   Pooling of
                                                                    Stock         Interests
First United Bancorporation,
  located in
  Anderson, South Carolina.........        292            80    Regions Common   Pooling of
                                                                    Stock         Interests
St. Mary Holding Corporation,
  located in Franklin, Louisiana...        113            31    Regions Common   Pooling of
                                                                    Stock         Interests
Key Florida Bancorp, Inc., located
  in
  Bradenton, Florida...............        212            39    Regions Common   Pooling of
                                                                    Stock         Interests
First State Corporation, located in
  Albany, Georgia..................        540           161    Regions Common   Pooling of
                                                                    Stock         Interests
First Commercial Corporation,
  located in Little Rock,
  Arkansas.........................      7,382         2,597    Regions Common   Pooling of
                                                                    Stock         Interests
Village Bankshares, inc. located in
  Tampa, Florida...................        211            46    Regions Common   Pooling of
                                                                    Stock         Interests
Jacobs Bank, located in
  Scottsboro, Alabama..............        186            47    Regions Common   Pooling of
                                                                    Stock         Interests
Etowah Bank, located in
  Canton, Georgia..................        409            99    Regions Common   Pooling of
                                                                    Stock         Interests
First Community Banking Services,
  Inc., located in
  Peachtree City, Georgia..........        125            30    Regions Common   Pooling of
                                                                    Stock         Interests

                                                           CONSIDERATION
                                                     -------------------------
                                           APPROXIMATE
                                     ------------------------                    ACCOUNTING
INSTITUTION                          ASSET SIZE(1)   VALUE(1)        TYPE         TREATMENT
-----------                          -------------   --------   --------------   -----------
                                          (IN MILLIONS)
OTHER PENDING ACQUISITIONS:
Bullsboro BancShares, Inc., located
  in Newnan, Georgia...............        108            36    Regions Common   Pooling of
                                                                    Stock         Interests
Meigs County Bancshares, Inc.
  located in Decatur, Tennessee....        103            19    Regions Common   Pooling of
                                                                    Stock         Interests
St. James Bancorporation, Inc.,
  located in Lutcher, Louisiana....        152            43    Regions Common    Purchase
                                                                    Stock
Arkansas Banking Company, located
  in Jonesboro, Arkansas...........        343            64    Regions Common    Purchase
                                                                    Stock

-------------------------

(1) Calculated as of the date of consummation in the case of the completed acquisitions and as of the date of announcement of the transaction in the case of pending acquisitions.

Consummation of the Other Pending Acquisitions is subject to the approval of certain regulatory agencies and approval of the stockholders of the institutions to be acquired. Moreover, the closing of each transaction is subject to various contractual conditions precedent. No assurance can be given that the conditions precedent to consummating the transactions will be satisfied in a manner that will result in their consummation.

If the Other Pending Acquisitions and the Merger had been consummated on September 30, 1998, as of that date Regions' total consolidated assets would have been increased by approximately $751 million to approximately $35.8 billion; its total consolidated deposits would have increased by approximately $696 million to approximately $27.9 billion; and its total consolidated stockholders' equity would have increased by approximately $26 million to approximately $3.0 billion.

The First Commercial Acquisition. On July 31, 1998, Regions completed a business combination with First Commercial Corporation, Little Rock, Arkansas. Additional information concerning this business combination is included in Regions' current reports on Form 8-K, dated as of February 8, 1998, July 31, 1998, and November 6, 1998. Such current reports are incorporated in this Proxy Statement-Prospectus by reference.

Regions accounted for the First Commercial Acquisition as a pooling of interests. All historical financial information of Regions presented in this Proxy Statement-Prospectus has been restated to reflect Regions' business combination with First Commercial Corporation, and other significant business combinations consummated in the first quarter of 1998 which are accounted for as poolings of interests. Supplemental historical consolidated financial statements of Regions giving effect to such poolings of interests combinations are included in Regions Current Report on Form 8-K dated November 6, 1998. See "Where You Can Find More Information."

                           SUPERVISION AND REGULATION

The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to Regions and VB&T. Additional information is available in Regions' Annual Report on Form 10-K for the fiscal year ended December 31, 1997. See "Where You Can Find More Information."

GENERAL

Regions and VB&T are both bank holding companies registered with the Federal Reserve Board under the Bank Holding Company Act. As such, Regions and VB&T and their non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve Board.

The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company.

The Bank Holding Company Act further provides that the Federal Reserve Board may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve Board is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served.

The Bank Holding Company Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 permits any bank holding company located in Alabama to acquire a bank located in any other state, and any bank holding company located outside Alabama to acquire any Alabama-based bank, regardless of state law to the contrary, subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states, unless a state "opted out" and prohibited interstate branching altogether. None of the states in which the banking subsidiaries of Regions or VB&T are located has "opted out." Accordingly, Regions has the ability to consolidate all of its bank subsidiaries into a single bank with interstate branches.

The Bank Holding Company Act generally prohibits Regions and VB&T from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve Board must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices.

Each of the subsidiary depository institutions of Regions and VB&T is a member of the Federal Deposit Insurance Corporation (the "FDIC"), and as such, its deposits are insured by the FDIC to the extent provided by law. Each such subsidiary is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agency.

The regulatory agencies having supervisory jurisdiction over the respective subsidiary institutions of Regions and VB&T (the FDIC and the applicable state authority) regularly examine the operations of such institutions and have authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

Regions and VB&T are legal entities separate and distinct from their banking, thrift, and other subsidiaries. The principal sources of cash flow of both Regions and VB&T, including cash flow to pay dividends to their respective stockholders, are dividends from their subsidiary depository institutions. There are statutory and regulatory limitations on the payment of dividends by these subsidiary depository institutions to Regions and VB&T, as well as by Regions and VB&T to their stockholders.

As to the payment of dividends, the Bank and all of Regions' state-chartered banking subsidiaries are subject to the respective laws and regulations of the state in which the bank is located, and to the regulations of the bank's primary federal regulator.

If, in the opinion of the federal banking regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such agency may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under current federal law, an insured institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "-- Prompt Corrective Action." Moreover, the federal agencies have issued policy statements which provide that bank holding companies and insured banks should generally pay dividends only out of current operating earnings.

At September 30, 1998, under dividend restrictions imposed under federal and state laws, the subsidiary depository institutions of Regions and VB&T, without obtaining governmental approvals, could declare aggregate dividends to Regions and VB&T of approximately $252 million and $326,000 respectively.

The payment of dividends by Regions and VB&T and their subsidiary depository institutions may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

Regions, VB&T, and their respective subsidiary depository institutions are required to comply with the capital adequacy standards established by the Federal Reserve Board in the case of Regions and VB&T and the appropriate federal banking regulator in the case of each of their subsidiary depository institutions. There are two basic measures of capital adequacy for bank holding companies that have been promulgated by the Federal Reserve Board: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

The minimum guideline for the ratio (the "Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, qualifying noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At September 30, 1998, Regions' consolidated Total Capital Ratio was 11.84% and its Tier 1 Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) was 10.64%. At that date, VB&T's consolidated Total Capital Ratio was 17.30% and its Tier 1 Capital Ratio was 16.10%.

In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets (the "Leverage Ratio"), of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain an additional cushion of 100 to 200 basis points above the stated minimums. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) and other indicators of capital strength in evaluating proposals for expansion or new activities. Regions' Leverage Ratio at September 30, 1998 was 7.84% and VB&T's Leverage Ratio was 10.10%.

Each of Regions' and VB&T's subsidiary depository institutions is subject to risk-based and leverage capital requirements adopted by its federal banking regulator, which are substantially similar to those adopted by the Federal Reserve Board. Each of the subsidiary depository institutions was in compliance with applicable minimum capital requirements as of September 30, 1998. Neither Regions, VB&T, nor any of their subsidiary depository institutions has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

Failure to meet capital guidelines could subject a bank or thrift institution to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and to certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "-- Prompt Corrective Action."

The Federal Reserve Board, the Office of the Comptroller of the Currency, and the FDIC also have recently adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. The bank regulatory agencies' methodology for evaluating interest rate risk requires banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures.

PROMPT CORRECTIVE ACTION

Current federal law establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system the federal banking regulators have established five capital categories ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized") and must take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, current federal law requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized.

Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Capital Ratio of 10% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be "well capitalized." An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be "adequately capitalized." A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be "undercapitalized." A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be "significantly undercapitalized," and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of the law.

At September 30, 1998, all of the subsidiary depository institutions of Regions and VB&T had the requisite capital levels to qualify as well capitalized.

FDIC INSURANCE ASSESSMENTS

The FDIC currently uses a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The risk-based assessment system, which went into effect on January 1, 1994, assigns an institution to one of three capital categories: (i) well capitalized; (ii) adequately capitalized; and (iii) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied.

Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

                      DESCRIPTION OF REGIONS COMMON STOCK

Regions is authorized to issue 500,000,000 shares of Regions common stock, of which 221,111,474 shares were issued at September 30, 1998, none of which were held as treasury shares, and 5,000,000 shares of preferred stock, none of which are outstanding. No other class of stock is authorized.

Holders of Regions common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. The ability of Regions to pay dividends is affected by the ability of its subsidiary institutions to pay dividends, which is limited by applicable regulatory requirements and capital guidelines. At September 30, 1998, under such requirements and guidelines, Regions' subsidiary institutions had $252 million of undivided profits legally available for the payment of dividends. See "Supervision and Regulation -- Payment of Dividends."

For a further description of Regions common stock, see "Effect of the Merger on Rights of Stockholders."

                             STOCKHOLDER PROPOSALS

Regions expects to hold its next annual meeting of stockholders after the Merger during May 1999. Under SEC rules, proposals of Regions stockholders intended to be presented at that meeting must be received by Regions at its principal executive offices within a reasonable time prior to the mailing of Regions' 1999 annual meeting proxy statement, for consideration by Regions for possible inclusion in such proxy statement.

                                    EXPERTS

The consolidated financial statements and the supplemental consolidated financial statements of Regions at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon which are included in the Annual Report to Stockholders which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 and in the Current Report on Form 8-K as of November 6, 1998. The financial statements audited by Ernst & Young LLP have been incorporated herein by reference in reliance on their reports given on their authority as experts in accounting and auditing.

The consolidated financial statements of VB&T, included in this Registration Statement, have been audited by Stewart, Fowler & Stalvey, P.C., independent auditors, for the periods indicated in their report thereon which is included herein. The financial statements audited by Stewart, Fowler & Stalvey, P.C. have been included herein in reliance on their report given on their authority as experts in accounting and auditing.

                                    OPINIONS

The legality of the shares of Regions common stock to be issued in the Merger will be passed upon by Lange, Simpson, Robinson & Somerville LLP, Birmingham, Alabama. Henry E. Simpson, partner in the law firm of Lange, Simpson, Robinson & Somerville LLP, is a member of the Board of Directors of Regions. As of
          , 1998, attorneys in the law firm of Lange, Simpson, Robinson &
Somerville LLP owned an aggregate of      shares of Regions common stock.

Certain tax consequences of the transaction have been passed upon by Alston & Bird LLP, Atlanta, Georgia.

                      WHERE YOU CAN FIND MORE INFORMATION

Regions files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that

Regions files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These filings are also available at the Internet world wide web site maintained by the SEC at "http://www.sec.gov."

Regions filed a Registration Statement on Form S-4 (the "Registration Statement") to register with the SEC the Regions common stock to be issued to VB&T stockholders in the Merger. This Proxy Statement-Prospectus is a part of that Registration Statement and constitutes a prospectus of Regions. As allowed by SEC rules, this Proxy Statement-Prospectus does not contain all the information you can find in Regions' Registration Statement or the exhibits to that Registration Statement.

SEC regulations allow Regions to "incorporate by reference" information into this Proxy Statement-Prospectus, which means that Regions can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this Proxy Statement-Prospectus, except for any information superseded by information contained directly in this Proxy Statement-Prospectus or in later filed documents incorporated by reference in this Proxy Statement-Prospectus.

This Proxy Statement-Prospectus incorporates by reference the documents set forth below that Regions has previously filed with the SEC. These documents contain important information about Regions and its finances. Some of these filings have been amended by later filings, which are also listed.

REGIONS SEC FILINGS (FILE NO. 0-6159)   PERIOD/AS OF DATE
-------------------------------------   -----------------
Annual Report on Form 10-K............  Year ended December 31, 1997
Quarterly Reports on Form 10-Q........  Quarters ended March 31, June 30, and
                                        September 30, 1998
Current Reports on Form 8-K...........  February 8, 1998, July 31, 1998, and
                                        November 6, 1998

Regions also incorporates by reference additional documents that may be filed with the SEC between the date of this Proxy Statement-Prospectus and the consummation of the Merger or the termination of the Merger Agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Regions has supplied all information contained or incorporated by reference in this Proxy Statement-Prospectus relating to Regions, and VB&T has supplied all such information relating to VB&T.

If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through Regions, the SEC or the SEC's Internet web site as described above.

Documents incorporated by reference are available from Regions without charge, excluding all exhibits, except that if Regions has specifically incorporated by reference an exhibit in this Proxy Statement-Prospectus, the exhibit will also be available without charge. Stockholders may obtain documents incorporated by reference in this Proxy Statement-Prospectus by requesting them in writing or by telephone from Regions at the following address:

          Regions Financial Corporation
          417 North 20th Street
          Birmingham, AL 35203

          Attention: Shareholder Relations

          Telephone: (205) 326-7090

     You should rely only on the information contained or incorporated by reference in this Proxy Statement-Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement-Prospectus. This Proxy Statement-Prospectus is dated
  1998. You should not assume that the information contained in this Proxy Statement-Prospectus is accurate as of any date other than that date. Neither the mailing of this Proxy Statement-Prospectus to stockholders nor the issuance of Regions common stock in the Merger creates any implication to the contrary.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
VB&T Bancshares Corp. and Subsidiary
Independent Auditor's Report................................   F-2
Consolidated Balance Sheets -- December 31, 1997 and 1996...   F-3
Consolidated Statements of Income -- Years Ended December
  31, 1997 and 1996.........................................   F-4
Consolidated Statements of Stockholders' Equity -- Years
  Ended December 31, 1997 and 1996..........................   F-5
Consolidated Statements of Cash Flows -- Years Ended
  December 31, 1997 and 1996................................   F-6
Notes to Consolidated Financial Statements..................   F-7
Consolidated Balance Sheets -- September 30, 1998
  (Unaudited) and December 31, 1997.........................  F-19
Consolidated Statements of Income -- Three Months and Nine
  Months Ended September 30, 1998 and 1997..................  F-20
Unaudited Consolidated Statements of Comprehensive
  Income -- Three Months and Nine Months Ended September 30,
  1998 and 1997.............................................  F-21
Consolidated Statements of Stockholders' Equity -- Nine
  Months Ended September 30, 1998 and 1997..................  F-22
Unaudited Consolidated Statements of Cash Flows -- Nine
  Months Ended September 30, 1998 and 1997..................  F-23
Notes to Unaudited Consolidated Financial Statements........  F-24

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
VB&T Bancshares Corp. and Subsidiary
Valdosta, Georgia

We have audited the accompanying consolidated balance sheets of VB&T
Bancshares Corp. and Subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of VB&T Bancshares Corp. and Subsidiary as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                      /s/ STEWART, FOWLER & STALVEY, P.C.
                                   ---------------------------------------------

Valdosta, Georgia
January 28, 1998

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,
                                                        -------------------------
                                                           1997          1996
                                                        -----------   -----------
                                     ASSETS
Cash and Cash Equivalents:
  Cash and Due From Banks.............................  $ 1,981,579   $ 1,463,854
  Federal Funds Sold..................................    1,020,000     2,280,000
                                                        -----------   -----------
          Total Cash and Cash Equivalents.............    3,001,579     3,743,854
Interest-bearing deposits in banks....................      495,000        99,000
Investment Securities (Fair value of $17,722,585 in
  1997 and $16,726,573 in 1996), Notes 1 and 2........   17,722,735    16,733,194
Loans, Net of Allowance for Loan Losses of $542,823
  (1996 -- $500,998), Notes 1 and 4...................   47,504,532    40,840,623
Bank Premises and Equipment, Notes 1 and 3............    1,891,665     1,938,375
Accrued Interest Receivable...........................      691,563       556,530
Cash surrender value of life insurance, Note 6........      639,708       601,316
Other Assets, Notes 1 and 7...........................      123,609       196,828
                                                        -----------   -----------
          Total Assets................................  $72,070,391   $64,709,720
                                                        ===========   ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand..............................................  $ 6,631,941   $ 6,394,281
  NOW.................................................   15,631,668    11,381,421
  Savings.............................................    1,739,595     1,467,814
  Time, $100,000 and over.............................    9,006,154     6,702,316
  Other time..........................................   29,249,831    29,514,938
                                                        -----------   -----------
                                                         62,259,189    55,460,770
Advances from Federal Home Loan Bank, Note 5..........    2,000,000     2,000,000
Accrued Interest......................................      444,296       559,877
Income taxes payable..................................          309       237,529
Other Liabilities, Note 6.............................      220,724       208,216
                                                        -----------   -----------
          Total Liabilities...........................   64,924,518    58,466,392
                                                        -----------   -----------
Stockholders' Equity:
  Common stock, $5 par value, 10,000,000 shares
     authorized, 600,482 shares (1996 -- 584,036)
     issued and 600,482 (1996 -- 584,036) shares
     outstanding......................................    3,002,411     2,920,180
  Surplus.............................................    2,646,815     2,513,717
  Retained earnings, Note 10..........................    1,494,834       839,132
  Unrealized gains (losses) on available-for-sale
     securities, net of applicable deferred income
     taxes............................................        1,813       (29,701)
                                                        -----------   -----------
                                                          7,145,873     6,243,328
                                                        -----------   -----------
          Total Liabilities and Stockholders'
             Equity...................................  $72,070,391   $64,709,720
                                                        ===========   ===========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                          -----------------------
                                                             1997         1996
                                                          ----------   ----------
Interest Income:
  Interest and fees on loans, Note 1....................  $4,197,161   $3,696,821
  Interest on investment securities:
     Taxable............................................   1,148,420    1,114,439
     Tax exempt.........................................       8,606       15,989
  Interest on Federal funds sold........................     119,836       73,297
  Interest on deposits in banks.........................      18,233       18,943
                                                          ----------   ----------
          Total.........................................   5,492,256    4,919,489
                                                          ----------   ----------
Interest Expense:
  Interest on deposits..................................   2,906,345    2,640,434
  Other interest........................................     107,664      143,670
                                                          ----------   ----------
          Total.........................................   3,014,009    2,784,104
                                                          ----------   ----------
Net Interest Income.....................................   2,478,247    2,135,385
Provision for Loan Losses, Notes 1 and 4................      87,000       67,000
                                                          ----------   ----------
Net Interest Income After Provision for Loan Losses.....   2,391,247    2,068,385
                                                          ----------   ----------
Other Income:
  Service charges on deposit accounts...................     133,376      130,460
  Other income..........................................      91,437       60,991
  Gains (loss) on sale of assets........................       1,178           --
  Securities gains (losses), Note 1.....................         199        7,744
  Mortgage banking fees.................................     205,512      195,636
                                                          ----------   ----------
          Total.........................................     431,702      394,831
                                                          ----------   ----------
Other Expenses:
  Compensation..........................................     704,048      667,248
  Other personnel expenses, Note 6......................     241,036      219,237
  Occupancy expense of bank premises....................     131,953      130,960
  Furniture and equipment expense.......................      99,652       99,663
  Federal deposit insurance.............................       6,563        2,000
  Postage and courier services..........................      29,846       32,822
  Supplies..............................................      48,474       45,915
  Data processing.......................................     134,216      118,081
  Advertising and business development..................      32,769       30,555
  Amortization..........................................          --        1,897
  Other operating expenses..............................     170,060      174,575
                                                          ----------   ----------
          Total.........................................   1,598,617    1,522,953
                                                          ----------   ----------
Income Before Income Taxes..............................   1,224,332      940,263
Income Taxes, Notes 1 and 7.............................     403,802      311,553
                                                          ----------   ----------
Net Income..............................................  $  820,530   $  628,710
                                                          ==========   ==========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                              UNREALIZED
                                                                            GAINS (LOSSES)
                                                                            ON AVAILABLE-
                                                                               FOR-SALE
                                                                             SECURITIES,
                                                                                NET OF
                                                                              APPLICABLE
                            COMMON                   RETAINED    TREASURY      DEFERRED
                            STOCK       SURPLUS      EARNINGS     STOCK      INCOME TAXES      TOTAL
                          ----------   ----------   ----------   --------   --------------   ----------
Balances, December 31,
  1995..................  $2,903,385   $2,487,066   $  326,505   $     --     $ 130,259      $5,847,215
Net Income..............          --           --      628,710         --            --         628,710
Issuance of 3,359
  shares................      16,795       26,301           --         --            --          43,096
Purchase of 1,995 shares
  of treasury stock.....          --           --           --     24,887            --         (24,887)
Sale of 1,995 shares of
  treasury stock........          --          350           --    (24,887)           --          25,237
Dividends...............          --           --     (116,083)        --            --        (116,083)
Change in unrealized
  gains (losses) on
  available-for-sale
  securities, net of
  applicable deferred
  income taxes..........          --           --           --         --      (159,960)       (159,960)
                          ----------   ----------   ----------   --------     ---------      ----------
Balances, December 31,
  1996..................   2,920,180    2,513,717      839,132         --       (29,701)      6,243,328
Net Income..............          --           --      820,530         --            --         820,530
Issuance of 16,446
  shares................      82,231      133,098           --         --            --         215,329
Purchase of 150 shares
  of treasury stock.....          --           --           --      2,100            --           2,100
Sale of 150 shares of
  treasury stock........          --           --           --     (2,100)           --          (2,100)
Dividends...............          --           --     (164,828)        --            --        (164,828)
Change in unrealized
  gains (losses) on
  available-for-sale
  securities, net of
  applicable deferred
  income taxes..........          --           --           --         --        31,514          31,514
                          ----------   ----------   ----------   --------     ---------      ----------
Balances, December 31,
  1997..................  $3,002,411   $2,646,815   $1,494,834   $     --     $   1,813      $7,145,873
                          ==========   ==========   ==========   ========     =========      ==========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   820,530   $  628,710
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................      123,839      130,997
    Amortization............................................           --        1,897
    Amortization (accretion) on investment securities.......       (8,629)      (8,813)
    Provision for loan losses...............................       87,000       67,000
    Securities (gains) losses...............................         (199)      (7,744)
    (Gain) Loss on sale of fixed assets.....................       (1,178)          --
    Deferred income taxes (credit)..........................       56,897      (35,416)
  Change in assets and liabilities:
    (Increase) decrease in accrued interest receivable......     (135,033)       9,996
    (Increase) decrease in other assets.....................           88      (10,976)
    Increase (decrease) in other liabilities................       12,508       32,840
    Increase (decrease) in accrued interest payable.........     (115,581)     (13,076)
    Increase (decrease) in accrued income taxes.............     (237,220)     168,406
                                                              -----------   ----------
         Net Cash Provided by Operating Activities..........      603,022      963,821
                                                              -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (77,276)     (85,105)
  (Increase) decrease in interest-bearing deposits..........     (396,000)     100,000
  Purchase of available-for-sale securities.................   (9,658,751)  (7,848,263)
  Purchase of held-to-maturity securities...................           --     (200,268)
  Proceeds from sales of available-for-sale securities......    6,181,601    4,898,330
  Proceeds from calls of available-for-sale securities......    2,250,000    2,500,000
  Proceeds from maturities of available-for-sale
    securities..............................................      250,000    1,350,000
  Principal payments on mortgage backed securities..........       44,185       53,274
  Proceeds from sale of fixed assets........................        1,325           --
  Net (increase) decrease in loans..........................   (6,750,909)  (6,842,419)
  (Increase) decrease in cash surrender value of life
    insurance...............................................      (38,392)    (556,317)
                                                              -----------   ----------
         Net Cash Provided (Used) by Investing Activities...   (8,194,217)  (6,630,768)
                                                              -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in time deposits..................    2,038,731    2,722,422
  Net increase (decrease) in other deposits.................    4,759,688    3,944,276
  Payments on notes payable and Federal Home Loan Bank
    advances................................................           --   (5,500,000)
  Issuance of stock.........................................       87,052           --
  Purchase of treasury stock................................       (2,100)     (24,887)
  Proceeds from sale of treasury stock......................        2,100       25,237
  Proceeds of Federal Home Loan Bank advances...............           --    7,500,000
  Payment of dividends......................................      (36,551)     (72,987)
  Net increase (decrease) in Federal funds purchased........           --     (490,000)
                                                              -----------   ----------
    Net Cash Provided (Used) by Financing Activities........    6,848,920    8,104,061
                                                              -----------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     (742,275)   2,437,114
Cash and Cash Equivalents at Beginning of Period............    3,743,854    1,306,740
                                                              -----------   ----------
Cash and Cash Equivalents at End of Period..................  $ 3,001,579   $3,743,854
                                                              ===========   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION CASH PAID
  DURING THE PERIOD FOR:
  Interest..................................................  $ 3,129,590   $2,797,180
                                                              ===========   ==========
  Income Tax................................................  $   584,125   $  178,563
                                                              ===========   ==========
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Total increase (decrease) in unrealized losses on securities
  available-for-sale........................................  $   (47,748)  $  242,364
                                                              ===========   ==========
Dividends reinvested through dividend reinvestment plan.....  $   128,277   $   43,096
                                                              ===========   ==========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

VB&T Bancshares Corp. is engaged in the activity of providing traditional banking services through its banking subsidiary, Valdosta Bank & Trust. The Bank is a state chartered bank. The Bank primarily grants commercial, consumer and real estate loans with a market area that includes predominately Lowndes County, Georgia and the immediate outlying areas. The composition of the Bank's loan portfolio is detailed in note 4 of these financial statements. The Bank primarily limits investment securities to U.S. Treasury obligations, obligations of other U.S. government agencies and corporations and obligations of state and political subdivisions. The Bank also purchases time deposits with other banks in denominations generally not exceeding $100,000 per bank and sells federal funds to major correspondent banks.

CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements include the accounts of VB&T Bancshares Corp. and its wholly-owned subsidiary, Valdosta Bank & Trust. All inter-company transactions and accounts have been eliminated in consolidation.

INVESTMENT SECURITIES

Effective January 1, 1994, debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost adjusted for amortization of premiums and accretion of discounts using methods approximating the interest method. Other securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' equity. Cost of securities sold is determined using the specific identification method.

BANK PREMISES AND EQUIPMENT AND RELATED DEPRECIATION

Depreciation of bank premises and equipment is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance, repairs, removals and betterments which do not materially prolong the useful lives of the assets are charged to income as incurred. The cost of property retired or sold, and the related accumulated depreciation, is removed from the accounts, and any gain or loss, after taking into consideration proceeds from sale, is transferred to income.

LOANS AND ALLOWANCE FOR LOSSES ON LOANS

Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The Bank provides for loan losses in amounts based upon management's evaluation of the collectibility of loans and other relevant factors including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions. Allowances for impaired loans

                      VB&T BANCSHARES CORP. AND SUBSIDIARY
are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-off's, net of recoveries. Accrual of interest is discontinued when management believes that the borrowers' financial condition is such that collection of interest is doubtful. The Bank currently recognizes any loan origination fees as income at the time charged to the customer and does not capitalize any of the direct cost of loan origination as provided by Statement of Financial Accounting Standards No. 91. The method of accounting used is in conformity with generally accepted accounting principles in all material respects.

OTHER REAL ESTATE OWNED

Real estate acquired in settlement of loans is recorded at fair value minus estimated costs to sell at acquisition and subsequently carried at the lower of cost or fair value minus estimated costs to sell.

INCOME TAXES

The tax effects of transactions are recognized in the same period as they are reported for financial statement purposes, regardless of the period in which such items are recognized for tax purposes. The Company and its Subsidiary file a consolidated income tax return. Other assets include net deferred tax assets of $72,917 and $146,048 at December 31, 1997 and 1996, respectively.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal Funds sold.

OFF BALANCE SHEET FINANCIAL INSTRUMENTS

In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CERTAIN SIGNIFICANT ESTIMATES

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired

                      VB&T BANCSHARES CORP. AND SUBSIDIARY
in connection with foreclosures or in satisfaction of loans. In connection with the determination of allowances for losses on loans and the valuation of foreclosed real estate, management obtains independent appraisals for significant properties.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgements about information available to them at the time of their examination. It is at least reasonably possible that the allowances for losses on loans and foreclosed real estate may change in the near term.

ADVERTISING COSTS

The Bank expenses advertising costs as they are incurred. Advertising costs charged to expenses were $22,946 and $22,114 for the years ended December 31, 1997 and 1996, respectively.

STOCK-BASED COMPENSATION

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The Company has elected to disclose the proforma effect on net income as if the fair value based method for accounting for stock options had been used.

NOTE 2.  INVESTMENT SECURITIES

Investment securities are carried in the accompanying balance sheets as follows:

                                                              DECEMBER 31,
                                                        -------------------------
                                                           1997          1996
                                                        -----------   -----------
Available-for-sale....................................  $17,323,201   $16,289,684
Held-to-maturity......................................      399,534       443,510
                                                        -----------   -----------
                                                        $17,722,735   $16,733,194
                                                        ===========   ===========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

SECURITIES AVAILABLE-FOR-SALE CONSIST OF THE FOLLOWING:

As of December 31, 1997:

                                                    GROSS        GROSS
                                     AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                       COST         GAINS        LOSSES        VALUE
                                    -----------   ----------   ----------   -----------
U. S. Treasury Obligations........  $   197,875    $ 2,344      $    --     $   200,219
Obligations of other U.S
  government agencies and
  corporation.....................   16,898,779     40,041       39,638      16,899,182
Stock in Federal Home Loan Bank...      223,800         --           --         223,800
                                    -----------    -------      -------     -----------
                                    $17,320,454    $42,385      $39,638     $17,323,201
                                    ===========    =======      =======     ===========

As of December 31, 1996:

                                                       GROSS        GROSS
                                        AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                          COST         GAINS        LOSSES        VALUE
                                       -----------   ----------   ----------   -----------
U. S. Treasury Obligations...........  $   196,069    $ 3,181      $     --    $   199,250
Obligations of other U.S government
  agencies and corporation...........   15,938,614     77,899       126,079     15,890,434
Stock in Federal Home Loan Bank......      200,000         --            --        200,000
                                       -----------    -------      --------    -----------
                                       $16,334,683    $81,080      $126,079    $16,289,684
                                       ===========    =======      ========    ===========

SECURITIES HELD-TO-MATURITY CONSIST OF THE FOLLOWING:

As of December 31, 1997:

                                                       GROSS        GROSS
                                         AMORTIZED   UNREALIZED   UNREALIZED    MARKET
                                           COST        GAINS        LOSSES      VALUE
                                         ---------   ----------   ----------   --------
Obligations of state and political
  subdivisions.........................  $189,018      $2,374       $   --     $191,392
Mortgage-backed securities.............   210,516          --        2,524      207,992
                                         --------      ------       ------     --------
                                         $399,534      $2,374       $2,524     $399,384
                                         ========      ======       ======     ========

As of December 31, 1996:

                                                       GROSS        GROSS
                                         AMORTIZED   UNREALIZED   UNREALIZED    MARKET
                                           COST        GAINS        LOSSES      VALUE
                                         ---------   ----------   ----------   --------
Obligations of state and political
  subdivisions.........................  $188,867       $ --        $1,506     $187,361
Mortgage-backed securities.............   254,643        230         5,345      249,528
                                         --------       ----        ------     --------
                                         $443,510       $230        $6,851     $436,889
                                         ========       ====        ======     ========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

The amortized cost and estimated market value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                         SECURITIES               SECURITIES
                                      HELD-TO-MATURITY        AVAILABLE-FOR-SALE
                                     -------------------   -------------------------
                                                 MARKET                    MARKET
                                       COST      VALUE        COST          VALUE
                                     --------   --------   -----------   -----------
Due in one year or less............  $157,998   $156,876   $   998,627   $   993,738
Due after one year through five
  years............................        --         --     6,487,340     6,492,621
Due after five years through ten
  years............................   189,018    191,393     8,910,687     8,915,378
Due after ten years................    52,518     51,115       700,000       697,664
                                     --------   --------   -----------   -----------
                                     $399,534   $399,384   $17,096,654   $17,099,401
                                     ========   ========   ===========   ===========

Proceeds from sales of available-for-sale securities during 1997 were $6,181,601 with gross gains of $17,072 and gross losses of $16,873 being realized. Proceeds from calls of available-for-sale securities during 1997 were $2,250,000 with gross gains of $-0- being realized. Proceeds from maturities of available-for-sale securities during 1997 were $250,000.

Proceeds from sales of available-for-sale securities during 1996 were $4,898,330 with gross gains of $22,790 and gross losses of $17,243 being realized. Proceeds from calls of available-for-sale securities during 1996 were $2,500,000 with gross gains of $2,197 being realized.

Securities with a book value of approximately $1,145,030 (market value -- $1,149,782) and $606,796 (market value -- $619,335) at December 31,
1997 and 1996, respectively, were pledged to secure public monies as required by law.

NOTE 3.  BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost less accumulated depreciation and include the following:

                                                    DECEMBER 31,
                                               -----------------------    ESTIMATED
                                                  1997         1996      USEFUL LIVES
                                               ----------   ----------   ------------
Land.........................................  $  382,883   $  382,883
Bank premises and improvements...............   1,543,935    1,536,091    5-30 years
Furniture, fixtures and equipment............     645,216      585,089    5-15 years
Automobiles..................................      38,564       38,564     3-5 years
                                               ----------   ----------
                                                2,610,598    2,542,627
Less accumulated depreciation................     718,933      604,252
                                               ----------   ----------
                                               $1,891,665   $1,938,375
                                               ==========   ==========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

Depreciation expense amounted to $123,839 and $130,997 for the years ended December 31, 1997 and 1996, respectively.

NOTE 4.  LOANS

Major classifications of loans are as follows:

                                                              DECEMBER 31,
                                                        -------------------------
                                                           1997          1996
                                                        -----------   -----------
Commercial and industrial.............................  $37,792,491   $29,132,922
Real estate -- construction...........................      396,066       737,243
Real estate -- mortgage...............................    5,809,897     5,045,332
Loans to individuals and other........................    4,035,958     6,418,566
Overdrafts............................................       12,943         7,558
                                                        -----------   -----------
                                                         48,047,355    41,341,621
Allowance for loan losses.............................      542,823       500,998
                                                        -----------   -----------
  Loans, Net..........................................  $47,504,532   $40,840,623
                                                        ===========   ===========

Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $120,575 and $48,727 at December 31, 1997 and 1996, respectively. If interest on those loans had been accrued, such income would have approximated $14,569 and $596 for 1997 and 1996, respectively. Interest income on those loans, which is recorded only when received, amounted to approximately $12,963 and $5,797 for 1997 and 1996, respectively. As of December 31, 1997 and 1996, the Bank did not have any loans classified as impaired.

First mortgage loans on residential (one-to-four units) real estate are pledged to secure advances from the Federal Home Loan Bank (See Note 5). The advances must be fully secured after discounting the qualifying loans at 75% of the principal balances outstanding.

Transactions in the allowance for losses on loans are as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                           --------------------
                                                             1997        1996
                                                           --------    --------
Balance, January 1.....................................    $500,998    $428,892
Provision for losses charged to operating expenses.....      87,000      67,000
Recoveries on loans previously charged off.............       2,525      22,971
                                                           --------    --------
          Total........................................     590,523     518,863
Less loans charged off.................................      47,700      17,865
                                                           --------    --------
Balance, December 31...................................    $542,823    $500,998
                                                           ========    ========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

NOTE 5.  ADVANCES FROM FEDERAL HOME LOAN BANK

Advances consist of the following:

                                                              DECEMBER 31,
                                                        ------------------------
                                                           1997          1996
                                                        ----------    ----------
Advance payable -- Federal Home Loan Bank of
  Atlanta, bearing interest at 5.38%, due January
  23, 1998, collateralized as provided in Note 4....    $2,000,000    $2,000,000
                                                        ==========    ==========

NOTE 6.  DEFERRED COMPENSATION PLAN

On June 1, 1990, the Bank entered into deferred compensation agreements with certain officers for future compensation which is payable over a period of ten years beginning at age 65. Dates of the future compensation payments occur during various years through 2023. In the case of death of an officer covered by the agreements, a named beneficiary will receive the payments. At December 31, 1997 and 1996, $175,114 and $126,364, respectively, had been accrued under the agreements using the present value method. While the plan is to be funded from the general assets of the Company, life insurance policies were acquired for certain of the covered officers for the purpose of serving as a partial funding source. As of December 31, 1997 and 1996, the cash values of these policies were $71,950 and $58,196, respectively.

Effective January 22, 1996, the Company adopted an indexed deferred compensation plan for the benefit of its directors. While the plan is to be funded from the general assets of the Company, life insurance policies were acquired for the purpose of serving as the primary funding source. As of December 31, 1997, the cash values of these policies were $567,758 and $543,120, respectively, and no liability is yet accruable for benefits payable under the plan.

NOTE 7.  INCOME TAXES

The consolidated provision for income taxes for 1997 and 1996 consists of the following:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                             -------------------
                                                               1997       1996
                                                             --------   --------
Current Federal tax expense................................  $346,905   $346,969
Deferred Federal tax expense (credit)......................    56,897    (35,416)
                                                             --------   --------
                                                             $403,802   $311,553
                                                             ========   ========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

The provision for Federal income taxes differs from that computed by applying Federal statutory rates to income before income taxes as indicated in the following analysis:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                             -------------------
                                                               1997       1996
                                                             --------   --------
Expected tax provision at a 34% rate.......................  $416,273   $319,690
Effect of tax exempt income................................    (2,351)    (4,847)
Other......................................................   (10,120)    (3,290)
                                                             --------   --------
                                                             $403,802   $311,553
                                                             ========   ========

Deferred tax liabilities have been provided for taxable temporary differences related to accumulated depreciation. Deferred tax assets have been provided for deductible temporary differences related to unrealized losses on available-for-sale securities, the allowance for loan losses, deferred compensation plan accruals, the cash method of accounting and amortization of start-up costs. The net deferred tax assets in the accompanying balance sheets include the following components:

                                                                DECEMBER 31,
                                                             -------------------
                                                               1997       1996
                                                             --------   --------
Deferred tax liabilities...................................  $(51,532)  $(51,221)
Deferred tax assets........................................   124,449    197,269
                                                             --------   --------
Net deferred tax assets....................................  $ 72,917   $146,048
                                                             ========   ========

No valuation allowance was established in view of the Company's tax strategies coupled with anticipated future taxable income as evidenced by the Company's earnings potential.

NOTE 8.  COMMITMENTS AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and standby letters of credit. A summary of the Bank's commitments and contingent liabilities is as follows:

                                                              NOTIONAL AMOUNT
                                                               DECEMBER 31,
                                                          -----------------------
                                                             1997         1996
                                                          ----------   ----------
Commitments to extend credit............................  $3,191,612   $5,863,200
Standby letters of credit...............................     120,500      148,642

Commitments to extend credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance by the customer. The Bank's credit policies and procedures for credit commitments are the same as those for extensions of credit that are reported in the financial statements. Because these instruments have fixed maturity dates

                      VB&T BANCSHARES CORP. AND SUBSIDIARY
and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. The Bank has not incurred any losses on its commitments in either 1997 or 1996.

NOTE 9.  RELATED PARTY TRANSACTIONS

At December 31, 1997 and 1996, loans to all officers, directors and employees and their associates aggregated approximately $2,168,847 and $2,137,242, respectively. These individuals maintain customary deposit accounts with the Bank. Management believes that all of the above transactions were entered into in the normal course of business.

NOTE 10.  RESTRICTIONS ON RETAINED EARNINGS

The Bank is limited by banking regulations as to the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Retained earnings of the Bank against which dividends may be charged was approximately $1,578,494 at December 31, 1997 and the amount of dividends which may be paid within one year is approximately $409,965.

NOTE 11.  STOCK OPTIONS AND WARRANTS

The organizing directors of the Company had warrants to purchase approximately 135,025 additional shares of common stock at the greater of $10 per share or the book value of the stock at the most recent quarter's end immediately prior to the exercise of the warrants. During 1993, warrants were exercised for 117,625 additional common shares. Warrants representing 17,400 shares are still outstanding.

The Company adopted a Directors Stock Option Plan (the Plan), which was approved by the stockholders on March 20, 1997. The purpose is to reward long-term and continued active service of the members of the Board of Directors of the Company. The Plan authorizes the granting of stock options for up to 72,000 shares of common stock. Under the Plan, the exercise price of each option equals the greater of $13.50 per share or the book value per share as of December 31 of the year for which the option was granted. An option's maximum term is seven years. Options are granted as administered by the Board of Directors. During 1997, options were issued for previous board service. Commencing on or before March 1, 1998 and annually thereafter during the term of the Plan, which is for a period of five years or until termination by the Board, whichever occurs first, each Director who attended, during the previous calendar year, at least 75% of the meetings of the Company's Board and Committees for which such Director was a member (unless a majority of the entire Board determines to excuse for good cause such lack of attendance), an option to purchase 1,500 shares of the Company's common stock shall be granted automatically on that date to each Director of the Company for such board service. The fair value of each option grant is estimated on the grant date using an option-pricing model with the following weighted-average assumptions used for grants in 1997: dividend yield of 2.00%, risk-free interest rate of 5.57%, expected lives of 7 years for the options and a volatility rate of 7.3%.

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

A summary of the status of the Plan as of December 31, 1997 and the changes during the year then ended is presented below:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                             -------------------
                                                                       WEIGHTED-
                                                                        AVERAGE
                                                                       EXERCISE
FIXED OPTIONS                                                SHARES      PRICE
-------------                                                ------    ---------
Outstanding at beginning of year.........................        --     $  .00
Granted..................................................    22,000      13.50
Exercised................................................        --        .00
Forfeited................................................        --        .00
                                                             ------
Outstanding at end of year...............................    22,000      13.50
                                                             ======
Exercisable at December 31...............................    22,000      13.50
Weighted-average fair value of options granted during the
  year...................................................    $ 2.69

The following table summarizes information about fixed stock options outstanding at December 31, 1997:

                                 OUTSTANDING OPTIONS
                      -----------------------------------------       EXERCISABLE OPTIONS
         RANGE                        WEIGHTED-                    --------------------------
         OF OR                         AVERAGE        WEIGHTED       NUMBER         WEIGHTED-
        ACTUAL          NUMBER        REMAINING        AVERAGE     EXERCISABLE       AVERAGE
       EXERCISE       OUTSTANDING    CONTRACTUAL      EXERCISE         AT           EXERCISE
        PRICES        AT 12/31/97       LIFE            PRICE       12/31/97          PRICE
       ---------      -----------    -----------      ---------    -----------      ---------
       1$3.50..         22,000         7 Years         $13.50        22,000          $13.50
                        ======                         ======

If the Company had used the fair value based method of accounting for its stock option plan, as prescribed by Statement of Financial Accounting Standards No. 123, directors compensation cost in net income for the year ended December 31, 1997 would have increased by $59,180, resulting in net income of $761,350, net of tax.

NOTE 12.  CONTINGENCIES

The nature of the business of the Bank is such that it is ordinarily subjected to a certain amount of litigation. In the opinion of management and counsel for the Bank, there is no litigation in which the outcome will have a material effect on the financial statements.

NOTE 13.  CONCENTRATIONS OF CREDIT RISK

In addition to the concentrations of credit risk disclosures in notes one and four, the Bank maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits and sells federal funds to correspondent banks. The Bank has not experienced any losses in such accounts. The Bank believes it is not exposed to any significant credit risk on cash and cash equivalents and federal funds sold.

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

\NOTE 14.  DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

On July 15, 1996, the Company's Board of Directors approved a dividend reinvestment and common stock purchase plan. The purpose of the plan is to provide shareholders of record of the Company's common stock, who elect to participate in the plan, with a simple and convenient means to reinvest automatically cash dividends and make additional voluntary cash purchases of shares of common stock without the expense of brokerage commissions or other fees. Eligible participants may purchase common stock through automatic reinvestment of common stock dividends on all of their shares or not less than 50% of their shares and make additional voluntary cash payments of not less than $50 nor more than $1,000, in the aggregate, for each calendar year. The price of common stock purchased with dividends will be equal to 95% of the fair market value determined by the Company's Board of Directors prior to the date of purchase. The price of common stock purchased with voluntary cash payments will be 100% of the fair market value determined by the Company's Board of Directors prior to the date of purchase. During the year ended December 31, 1997, 16,446 shares were issued through the plan at an average of $13.09 per share. During the year ended December 31, 1996, 3,359 shares were issued through the Plan at an average of $12.83 per share.

NOTE 15.  REGULATORY MATTERS

The Bank is required to maintain average cash balances as a reserve requirement. The average amount of these reserves for the year ended December 31, 1997 was approximately $222,000.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the

                      VB&T BANCSHARES CORP. AND SUBSIDIARY
table. There have been no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                 TO BE WELL
                                                                              CAPITALIZED UNDER
                                                          FOR CAPITAL         PROMPT CORRECTIVE
                                      ACTUAL          ADEQUACY PURPOSES:     ACTION PROVISIONS:
                                -------------------   -------------------    -------------------
                                  AMOUNT      RATIO     AMOUNT      RATIO      AMOUNT      RATIO
                                ----------    -----   ----------    -----    ----------    -----
As of December 31, 1996
  Total Capital (to Risk
    Weighted Assets)..........  $6,013,854    10.4%   $4,606,457    >8.0%    $5,758,071     >6.0%
                                                                    -                       -
  Tier 1 Capital (to Risk
    Weighted Assets)..........   6,013,854    10.4%    2,303,228    >4.0%     3,454,843     >6.0%
                                                                    -                       -
  Tier 1 Capital (to Average
    Assets)...................   6,013,854    10.0%    2,405,131    >4.0%     3,006,414     >5.0%
                                                                    -                       -
As of December 31, 1997
  Total Capital (to Risk
    Weighted Assets)..........   6,915,798    16.5%    3,352,960    >8.0%     4,191,200    >10.0%
                                                                    -                      -
  Tier 1 Capital (to Risk
    Weighted Assets)..........   6,913,985    16.5%    1,676,480    >4.0%     2,514,720     >6.0%
                                                                    -                       -
  Tier 1 Capital (to Average
    Assets)...................   6,913,985    10.1%    2,727,602    >4.0%     3,409,503     >5.0%
                                                                    -                       -

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                    SEPTEMBER 30,   DECEMBER 31,
                                                        1998            1997
                                                    -------------   ------------
                                                     (UNAUDITED)
                                     ASSETS
Cash and Cash Equivalents:
  Cash and due from banks.........................   $ 1,246,009      1,981,579
  Federal funds sold..............................     8,280,000      1,020,000
                                                     -----------     ----------
          Total Cash and Cash Equivalents.........     9,526,009      3,001,579
Interest-bearing deposits in banks................       396,000        495,000
Investment securities (fair value of $11,670,322
  in 1997 and $17,722,585 in 1997)................    11,666,266     17,722,735
Loans, net of allowance for loan losses of
  $674,510 (1997 -- $542,823).....................    49,246,313     47,504,532
Bank premises and equipment.......................     1,933,153      1,891,665
Foreclosed real estate............................        60,700             --
Accrued interest receivable.......................       509,773        691,563
Cash surrender value of life insurance............       660,276        639,708
Other assets......................................       178,001        123,609
                                                     -----------     ----------
          Total Assets............................   $74,176,491     72,070,391
                                                     ===========     ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand..........................................   $ 6,326,310      6,631,941
  NOW.............................................    13,913,498     15,631,668
  Savings.........................................     2,685,749      1,739,595
  Time, $100,000 and over.........................    10,072,181      9,006,154
  Other time......................................    27,617,953     29,249,831
                                                     -----------     ----------
                                                      60,615,691     62,259,189
Advances from Federal Home Loan Bank..............     5,000,000      2,000,000
Accrued interest..................................       436,826        444,296
Income taxes payable..............................            --            309
Dividends payable.................................        90,186             --
Other liabilities.................................       272,426        220,724
                                                     -----------     ----------
          Total Liabilities.......................    66,415,129     64,924,518
                                                     -----------     ----------
Stockholders' Equity:
  Common stock, $5 par value, 10,000,000 shares
     authorized, 644,185 shares (1997 -- 600,482)
     issued and 643,804 (1997 -- 600,482) shares
     outstanding..................................     3,220,923      3,002,411
  Additional paid in capital......................     3,060,721      2,646,815
  Retained earnings...............................     1,462,313      1,494,834
  Accumulated other comprehensive income..........        28,153          1,813
                                                     -----------     ----------
                                                       7,772,110      7,145,873
  Treasury stock, at cost (381 shares)............       (10,748)            --
                                                     -----------     ----------
                                                       7,761,362      7,145,873
                                                     -----------     ----------
          Total Liabilities and Stockholders'
            Equity................................   $74,176,491     72,070,391
                                                     ===========     ==========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                          THREE MONTHS ENDED         NINE MONTHS ENDED
                                             SEPTEMBER 30,             SEPTEMBER 30,
                                        -----------------------   -----------------------
                                           1998         1997         1998         1997
                                        ----------   ----------   ----------   ----------
Interest Income:
  Interest and fees on loans..........  $1,138,719   $1,068,940   $3,394,630   $3,085,819
  Interest on investment securities:
     Taxable..........................     248,750      274,892      807,980      857,226
     Tax exempt.......................       2,152        2,152        6,455        6,455
  Interest on federal funds sold......      61,065       39,080      140,390       85,981
  Interest on deposits in banks.......       9,342        6,456       26,919       11,453
                                        ----------   ----------   ----------   ----------
          Total.......................   1,460,028    1,391,520    4,376,374    4,046,934
                                        ----------   ----------   ----------   ----------
Interest Expense:
  Interest on deposits................     743,289      740,537    2,229,620    2,135,536
  Other interest......................      67,998       27,416      202,000       80,837
                                        ----------   ----------   ----------   ----------
          Total.......................     811,287      767,953    2,431,620    2,216,373
                                        ----------   ----------   ----------   ----------
Net Interest Income...................     648,741      623,567    1,944,754    1,830,561
Provision for Loan Losses.............      85,000       14,000      144,000       37,000
                                        ----------   ----------   ----------   ----------
Net Interest Income After Provision
  for Loan Losses.....................     563,741      609,567    1,800,754    1,793,561
                                        ----------   ----------   ----------   ----------
Other Income:
  Service charges on deposit
     accounts.........................      37,450       32,383      105,538       99,945
  Other income........................      17,010       21,077       55,649       64,503
  Gain (loss) on sale of assets.......          --           --        5,000           --
  Securities gains (losses)...........          11         (146)       4,187           47
  Mortgage banking fees...............      65,298       50,780      139,057      160,600
                                        ----------   ----------   ----------   ----------
          Total.......................     119,769      104,094      309,431      325,095
                                        ----------   ----------   ----------   ----------
Other Expenses:
  Compensation........................     177,790      182,491      522,733      520,418
  Other personnel expenses............      57,751       63,559      183,169      184,326
  Occupancy expense of bank
     premises.........................      35,562       34,229      104,555      102,150
  Furniture and equipment expense.....      24,371       23,504       71,189       71,336
  Federal deposit insurance...........       1,836        1,769        5,623        4,749
  Postage and courier services........       8,407        7,463       26,147       21,177
  Supplies............................      10,936       11,054       31,212       34,339
  Data processing.....................      51,383       34,844      151,755       99,587
  Advertising and business
     development......................       5,246        7,036       21,458       22,178
  Other operating expenses............      42,846       35,993      133,912      126,049
                                        ----------   ----------   ----------   ----------
          Total.......................     416,128      401,942    1,251,753    1,186,309
                                        ----------   ----------   ----------   ----------
Income Before Income Taxes............     267,382      311,719      858,432      932,347
Income Taxes..........................     106,791      109,119      277,531      283,407
                                        ----------   ----------   ----------   ----------
Net Income............................  $  160,591      202,600      580,901      648,940
                                        ==========   ==========   ==========   ==========
Earnings Per Share:
  Basic...............................  $      .25   $      .33   $      .91   $     1.05
                                        ==========   ==========   ==========   ==========
  Diluted.............................         .25          .32          .90         1.04
                                        ==========   ==========   ==========   ==========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                  (UNAUDITED)

                                       THREE MONTHS ENDED       NINE MONTHS ENDED
                                          SEPTEMBER 30,           SEPTEMBER 30,
                                       -------------------     -------------------
                                         1998       1997         1998       1997
                                       --------   --------     --------   --------
Net income...........................  $160,591   $202,600     $580,901   $648,940
                                       --------   --------     --------   --------
Other comprehensive income, net of
  tax:
  Unrealized gains (losses) on
     securities:
     Unrealized holding gains
       (losses) arising during
       period........................    29,417    109,543       29,103    (11,951)
     Less: reclassification
       adjustment for (gains) losses
       included in net income........        (7)        96       (2,763)       (31)
                                       --------   --------     --------   --------
  Other comprehensive income.........    29,410    109,639       26,340    (11,982)
                                       --------   --------     --------   --------
Comprehensive Income.................  $190,001   $312,239     $607,241   $636,958
                                       ========   ========     ========   ========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                               ACCUMULATED
                                                                  OTHER
                                    ADDITIONAL                COMPREHENSIVE
                         COMMON      PAID-IN      RETAINED       INCOME       TREASURY
                         STOCK       CAPITAL      EARNINGS       (LOSS)        STOCK       TOTAL
                       ----------   ----------   ----------   -------------   --------   ----------
BALANCES,
  December 31,
    1996.............  $2,920,180   $2,513,717   $  839,132     $(29,701)     $     --   $6,243,328
Net income...........          --           --      648,940           --            --      648,940
Issuance of 7,851
  shares.............      39,255       63,425           --           --            --      102,680
Cash dividends.......          --           --     (164,831)          --            --     (164,831)
Other comprehensive
  income (loss)......          --           --           --      (11,982)           --      (11,982)
                       ----------   ----------   ----------     --------      --------   ----------
BALANCES,
  September 30, 1997
  (unaudited)........  $2,959,435   $2,577,142   $1,323,241     $(41,683)     $     --   $6,818,135
                       ==========   ==========   ==========     ========      ========   ==========
BALANCES,
  December 31,
    1997.............  $3,002,411   $2,646,815   $1,494,834     $  1,813      $     --   $7,145,873
Net Income...........          --           --      580,901           --            --      580,901
Issuance of 13,419
  shares.............      67,092      123,944           --           --            --      191,036
Purchase of 1,307
  shares of treasury
  stock..............          --           --           --           --        24,487      (24,487)
Sale of 926 shares of
  treasury stock.....          --        2,264           --           --       (13,739)      16,003
Cash dividends.......          --           --     (174,304)          --            --     (174,304)
Stock dividends
  (30,284 shares)....     151,420      287,698     (439,118)          --            --           --
Other comprehensive
  income (loss)......          --           --           --       26,340            --       26,340
                       ----------   ----------   ----------     --------      --------   ----------
BALANCES,
  September 30, 1998
  (unaudited)........  $3,220,923   $3,060,721   $1,462,313     $ 28,153      $ 10,748   $7,761,362
                       ==========   ==========   ==========     ========      ========   ==========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                  1998          1997
                                                              ------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $    580,901   $  648,940
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................        90,000       90,000
    Amortization (accretion) on investment securities.......       (19,469)      (5,634)
    Provision for loan losses...............................       144,000       37,000
    Securities (gains) losses...............................        (4,187)         (47)
    (Gain) Loss on sale of fixed assets.....................        (5,000)          --
    Deferred income taxes (credit)..........................            --           --
    Increase in cash value of life insurance................       (20,568)     (18,479)
  Change in assets and liabilities:
    (Increase) decrease in accrued interest receivable......       181,790      (64,014)
    (Increase) decrease in other assets.....................       (54,392)      11,289
    Increase (decrease) in other liabilities................        51,702       13,435
    Increase (decrease) in accrued interest payable.........        (7,470)     (82,242)
    Increase (decrease) in accrued income taxes.............          (309)    (221,846)
                                                              ------------   ----------
        Net Cash Provided by Operating Activities...........       936,998      408,402
                                                              ------------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (131,488)     (25,371)
  (Increase) decrease in interest-bearing deposits..........        99,000     (297,000)
  Purchase of available-for-sale securities.................   (11,812,334)  (5,963,551)
  Purchase of held-to-maturity securities...................            --           --
  Proceeds from sales of available-for-sale securities......     3,769,960    4,549,625
  Proceeds from calls of available-for-sale securities......    13,582,842      750,000
  Proceeds from maturities of available-for-sale
    securities..............................................       500,000           --
  Principal payments on mortgage backed securities..........        65,999       35,253
  Proceeds from sale of fixed assets........................         5,000           --
  Net (increase) decrease in loans..........................    (1,946,481)  (4,316,032)
                                                              ------------   ----------
        Net Cash Provided (Used) by Investing Activities....     4,132,498   (5,267,076)
                                                              ------------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in time deposits..................      (565,851)   2,200,127
  Net increase (decrease) in other deposits.................    (1,077,647)   3,088,301
  Payments on notes payable and Federal Home Loan Bank
    advances................................................    (2,000,000)          --
  Issuance of stock.........................................       124,440       39,326
  Purchase of treasury stock................................       (24,487)          --
  Proceeds from sale of treasury stock......................        16,003           --
  Proceeds of Federal Home Loan Bank advances...............     5,000,000           --
  Payment of dividends......................................       (17,524)     (18,615)
  Net increase (decrease) in Federal funds purchased........            --           --
                                                              ------------   ----------
        Net Cash Provided (Used) by Financing Activities....     1,454,934    5,309,139
                                                              ------------   ----------
        Net Increase (Decrease) in Cash and Cash
          Equivalents.......................................     6,524,430      450,465
Cash and Cash Equivalents at Beginning of Period............     3,001,579    3,743,854
                                                              ------------   ----------
Cash and Cash Equivalents at End of Period..................  $  9,526,009   $4,194,319
                                                              ============   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash Paid During the Period for:
  Interest..................................................  $ 23,439,090   $2,298,615
                                                              ============   ==========
  Income Tax................................................  $    366,824   $  505,253
                                                              ============   ==========
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Total increase (decrease) in unrealized losses on securities
  available-for-sale........................................  $    (39,910)  $   18,153
                                                              ============   ==========
Dividends reinvested through dividend reinvestment plan.....  $     66,594   $   63,354
                                                              ============   ==========

                      VB&T BANCSHARES CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

The unaudited consolidated financial statements include the accounts of VB&T Bancshares Corp. and its wholly owned subsidiary, Valdosta Bank & Trust. The accompanying unaudited consolidated financial statements do not include all information and notes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. All adjustments consisting of normal recurring accruals which, in the opinion of management, are necessary to a fair statement of the financial position and results of operations for the periods covered by this report have been included.

NOTE 2.  EARNINGS PER SHARE

Earnings per share has been calculated in accordance with the provisions of Statements of the Financial Accounting Standards Board. SFAS No. 128 requires presentation of earnings per share on a basic computation and a diluted computation. The basic computation divides net income by only the weighted average number of common shares outstanding for the year and the diluted computation gives effect to all diluted common shares that were outstanding during the year.

Earnings per share amounts for the year 1997 have been restated to give effect to the application of this new standard.

The following data shows the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock.

                                          THREE MONTHS ENDED     NINE MONTHS ENDED
                                             SEPTEMBER 30,         SEPTEMBER 30,
                                          -------------------   -------------------
                                            1998       1997       1998       1997
                                          --------   --------   --------   --------
Income available to common stockholders:
  Used in basic earnings per share......  $160,591   $202,600   $580,901   $648,940
                                          ========   ========   ========   ========
  Used in diluted earnings per share....  $160,591   $202,600   $580,901   $648,940
                                          ========   ========   ========   ========
Weighted average number of common shares
  used in basic earnings per share......   642,959    622,159    637,615    620,002
Effect of dilutive securities:
  Stock options.........................     8,434      6,917      8,434      6,917
                                          --------   --------   --------   --------
Weighted average number of common and
  dilutive potential common shares used
  in diluted earnings per share.........   651,393    629,076    646,049    626,919
                                          ========   ========   ========   ========

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                             VB&T BANCSHARES CORP.

                                      AND

                         REGIONS FINANCIAL CORPORATION

                            DATED AS OF JULY 6, 1998

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Parties...............................................................    1
Preamble..............................................................    1
ARTICLE 1 -- TRANSACTIONS AND TERMS OF MERGER.........................    1
   1.1    Merger......................................................    1
   1.2    Time and Place of Closing...................................    1
   1.3    Effective Time..............................................    2
   1.4    Execution of Support Agreements.............................    2
ARTICLE 2 -- TERMS OF MERGER..........................................    2
   2.1    Certificate of Incorporation................................    2
   2.2    Bylaws......................................................    2
   2.3    Directors and Officers......................................    2
ARTICLE 3 -- MANNER OF CONVERTING SHARES..............................    3
   3.1    Conversion of Shares........................................    3
   3.2    Anti-Dilution Provisions....................................    3
   3.3    Shares Held by VB&T or Regions..............................    3
   3.4    Dissenting Stockholders.....................................    3
   3.5    Fractional Shares...........................................    4
   3.6    Conversion of Stock Rights..................................    4
ARTICLE 4 -- EXCHANGE OF SHARES.......................................    5
   4.1    Exchange Procedures.........................................    5
   4.2    Rights of Former VB&T Stockholders..........................    5
ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF VB&T...................    6
   5.1    Organization, Standing, and Power...........................    6
   5.2    Authority; No Breach By Agreement...........................    6
   5.3    Capital Stock...............................................    7
   5.4    VB&T Subsidiaries...........................................    7
   5.5    Financial Statements........................................    8
   5.6    Absence of Undisclosed Liabilities..........................    8
   5.7    Absence of Certain Changes or Events........................    8
   5.8    Tax Matters.................................................    9
   5.9    Assets......................................................   10
   5.10   Environmental Matters.......................................   10
   5.11   Compliance with Laws........................................   11
   5.12   Labor Relations.............................................   12
   5.13   Employee Benefit Plans......................................   12
   5.14   Material Contracts..........................................   14
   5.15   Legal Proceedings...........................................   15
   5.16   Reports.....................................................   15
   5.17   Statements True and Correct.................................   15
   5.18   Accounting, Tax, and Regulatory Matters.....................   16
   5.19   State Takeover Laws.........................................   16
   5.20   Charter Provisions..........................................   16
   5.21   Support Agreements..........................................   16
   5.22   Derivatives.................................................   16
   5.23   Year 2000...................................................   16

                                                                        PAGE
                                                                        ----
ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES OF REGIONS................   16
   6.1    Organization, Standing, and ower............................   16
   6.2    Authority; No Breach By Agreement...........................   17
   6.3    Capital Stock...............................................   17
   6.4    Regions Subsidiaries........................................   18
   6.5    SEC Filings; Financial Statements...........................   18
   6.6    Absence of Undisclosed Liabilities..........................   19
   6.7    Absence of Certain Changes or Events........................   19
   6.8    Compliance with Laws........................................   19
   6.9    Legal Proceedings...........................................   20
   6.10   Reports.....................................................   20
   6.11   Statements True and Correct.................................   20
   6.12   Accounting, Tax, and Regulatory Matters.....................   20
   6.13   Derivatives.................................................   21
   6.14   Year 2000...................................................   21
ARTICLE 7 -- CONDUCT OF BUSINESS PENDING CONSUMMATION.................   21
   7.1    Affirmative Covenants of Both Parties.......................   21
   7.2    Negative Covenants of VB&T..................................   21
   7.3    Adverse Changes in Condition................................   23
   7.4    Reports.....................................................   23
ARTICLE 8 -- ADDITIONAL AGREEMENTS....................................   24
   8.1    Registration Statement; Proxy Statement; Stockholder
          Approval....................................................   24
   8.2    Exchange Listing............................................   24
   8.3    Applications................................................   24
   8.4    Filings with State Offices..................................   24
   8.5    Agreement as to Efforts to Consummate.......................   25
   8.6    Investigation and Confidentiality...........................   25
   8.7    Press Releases..............................................   25
   8.8    Certain Actions.............................................   26
   8.9    Accounting and Tax Treatment................................   26
   8.10   State Takeover Laws.........................................   26
   8.11   Charter Provisions..........................................   26
   8.12   Agreement of Affiliates.....................................   26
   8.13   Employee Benefits and Contracts.............................   27
   8.14   Indemnification.............................................   27
   8.15   Certain Modifications.......................................   28
ARTICLE 9 -- CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE........   29

   9.1    Conditions to Obligations of Each Party.....................   29
   9.2    Conditions to Obligations of Regions........................   30
   9.3    Conditions to Obligations of VB&T...........................   31
ARTICLE 10 -- TERMINATION.............................................   32
  10.1    Termination.................................................   32
  10.2    Effect of Termination.......................................   33
  10.3    Non-Survival of Representations and Covenants...............   33

                                                                        PAGE
                                                                        ----
ARTICLE 11 -- MISCELLANEOUS...........................................   33
  11.1    Definitions.................................................   33
  11.2    Expenses....................................................   40
  11.3    Brokers and Finders.........................................   40
  11.4    Entire Agreement............................................   40
  11.5    Amendments..................................................   40
  11.6    Waivers.....................................................   41
  11.7    Assignment..................................................   41
  11.8    Notices.....................................................   41
  11.9    Governing Law...............................................   42
  11.10   Counterparts................................................   42
  11.11   Captions....................................................   42
  11.12   Interpretations.............................................   42
  11.13   Enforcement of Agreement....................................   42
  11.14   Severability................................................   43
Signatures............................................................   43

                                LIST OF EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  1.    --   Form of Support Agreement. (sec. 1.4).
  2.    --   Form of Affiliate Agreement. (sec.sec. 8.12, 9.2(d)).
  3.    --   Form of Claims Letter. (sec. 9.2(e)).
  4.    --   Opinion of VB&T Counsel (sec. 9.2(f)).
  5.    --   Opinion of Regions Counsel (sec. 9.3(d)).

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 6, 1998, by and between VB&T BANCSHARES CORP. ("VB&T"), a corporation organized and existing under the Laws of the State of Georgia, with its principal office located in Valdosta, Georgia; and REGIONS FINANCIAL CORPORATION ("Regions"), a corporation organized and existing under the Laws of the State of Delaware, with its principal office located in Birmingham, Alabama.

                                    PREAMBLE

The Boards of Directors of VB&T and Regions are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of VB&T by Regions pursuant to the merger (the "Merger") of VB&T with and into Regions. At the effective time of the Merger, the outstanding shares of the capital stock of VB&T shall be converted into shares of the common stock of Regions (except as provided herein). As a result, stockholders of VB&T shall become stockholders of Regions, and each of the subsidiaries of VB&T shall continue to conduct its business and operations as a subsidiary of Regions. The transactions described in this Agreement are subject to the approvals of the stockholders of VB&T, the Board of Governors of the Federal Reserve System, and certain state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) for accounting purposes shall qualify for treatment as a pooling of interests.

As a condition and inducement to Regions' willingness to enter into this Agreement, each of VB&T's directors is executing and delivering to Regions an agreement (a "Support Agreement"), in substantially the form of Exhibit 1.

Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, VB&T shall be merged with and into Regions in accordance with the provisions of Sections 14-2-1101, 14-2-1103, and 14-2-1105 of the GBCC and
Section 252 of the DGCL and with the effect provided in Section 14-2-1106 of the GBCC and Section 259 of the DGCL (the "Merger"). Regions shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of VB&T and Regions.

1.2 Time and Place of Closing. The consummation of the Merger (the "Closing") shall take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

1.3 Effective Time. The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time the Georgia Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia and the Delaware Certificate of Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which the last of the following occurs: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger; and (ii) the date on which the stockholders of VB&T approve the matters relating to this Agreement required to be approved by such stockholders by applicable Law; or such later day within 30 days thereof as may be specified by Regions.

1.4 Execution of Support Agreements. Immediately prior to the execution of this Agreement and as a condition hereto, each of the directors of VB&T is executing and delivering to Regions a Support Agreement.

                                   ARTICLE 2

                                TERMS OF MERGER

2.1 Certificate of Incorporation. The Certificate of Incorporation of Regions in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

2.2 Bylaws. The Bylaws of Regions in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

2.3 Directors and Officers. The directors of Regions in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Regions in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3

                          MANNER OF CONVERTING SHARES

3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Regions or VB&T, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

     (a) Each share of Regions Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of VB&T Common Stock (excluding shares held by any VB&T Company or any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be converted into that multiple of a share of Regions Common Stock equal to the quotient (rounded to the nearest one-ten-thousandth) obtained by dividing (i) $28.28 by (ii) the Average Closing Price (the "Exchange Ratio").

3.2 Anti-Dilution Provisions. In the event VB&T changes the number of shares of VB&T Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock, the Exchange Ratio shall be proportionately adjusted. In the event Regions changes the number of shares of Regions Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

3.3 Shares Held by VB&T or Regions. Each of the shares of VB&T Common Stock held by any VB&T Company or by any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.4 Dissenting Stockholders. Any holder of shares of VB&T Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Article 13 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the GBCC and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of VB&T fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, Regions shall issue and deliver the consideration to which such holder of shares of VB&T Common Stock is entitled under this Article Three (without interest) upon surrender by such holder of the certificate or certificates representing shares of VB&T Common Stock held by such holder. VB&T will establish an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting stockholders. Upon satisfaction of all claims of dissenting stockholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to VB&T.

3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of VB&T Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Regions Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Regions Common Stock multiplied by the market value of one share of Regions Common Stock at the Effective Time. The market value of one share of Regions Common Stock at the Effective Time shall be the last sale price of Regions Common Stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Regions) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

3.6 Conversion of Stock Rights.

     (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of VB&T Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("VB&T Rights") granted by VB&T under the VB&T Stock Plans or pursuant to warrant agreements, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions Common Stock, and Regions shall assume each VB&T Right, in accordance with the terms of the VB&T Stock Plan and stock option agreement or warrant agreement by which it is evidenced, except that from and after the Effective Time, (i) Regions and its Compensation Committee shall be substituted for VB&T and the Committee of VB&T's Board of Directors (including, if applicable, the entire Board of Directors of VB&T) administering such VB&T Stock Plan, (ii) each VB&T Right assumed by Regions may be exercised solely for shares of Regions Common Stock (or cash in the case of stock appreciation rights),
     (iii) the number of shares of Regions Common Stock subject to such VB&T Right shall be equal to the number of shares of VB&T Common Stock subject to such VB&T Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such VB&T Right shall be adjusted by dividing the per share exercise (or threshold) price under each such VB&T Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Regions shall not be obligated to issue any fraction of a share of Regions Common Stock upon exercise of VB&T Rights and any fraction of a share of Regions Common Stock that otherwise would be subject to a converted VB&T Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Regions Common Stock and the per share exercise price of such Right. The market value of one share of Regions Common Stock shall be the last sale price of Regions Common Stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Regions) on the last trading day preceding the Effective Time. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.4, each VB&T Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Regions agrees to take all necessary steps to effectuate the foregoing provisions of this
     Section 3.4.

     (b) All restrictions or limitations on transfer with respect to VB&T Common Stock awarded under the VB&T Stock Plans or any other plan, program, arrangement, or warrant agreement of any VB&T Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Regions Common Stock into which such restricted stock is converted pursuant to
     Section 3.1 of this Agreement.

                                   ARTICLE 4

                               EXCHANGE OF SHARES

4.1 Exchange Procedures. Promptly after the Effective Time, Regions and VB&T shall cause the exchange agent selected by Regions (the "Exchange Agent") to mail to the former stockholders of VB&T appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of VB&T Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of VB&T Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or with respect to which dissenters' rights of appraisal are perfected pursuant to Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of VB&T Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Regions Common Stock to which such holder may be otherwise entitled (without interest). Regions shall not be obligated to deliver the consideration to which any former holder of VB&T Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of VB&T Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of VB&T Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of VB&T Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

4.2 Rights of Former VB&T Stockholders. At the Effective Time, the stock transfer books of VB&T shall be closed as to holders of VB&T Common Stock immediately prior to the Effective Time and no transfer of VB&T Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of VB&T Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or with respect to which dissenters' rights of appraisal are perfected pursuant to
Section 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by VB&T in respect of such shares of VB&T Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of VB&T shall be entitled to vote after the Effective Time at any meeting of Regions stockholders the number of whole shares of Regions Common Stock into which their respective shares of VB&T Common Stock are converted, regardless of whether such holders have exchanged their certificates representing VB&T Common Stock for certificates representing Regions Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Regions on the Regions Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Regions Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Regions Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of VB&T Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such VB&T Common Stock certificate, both the Regions Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF VB&T

VB&T hereby represents and warrants to Regions as follows:

5.1 Organization, Standing, and Power. VB&T is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. VB&T is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T.

5.2 Authority; No Breach By Agreement.

     (a) VB&T has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of VB&T, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of VB&T Common Stock entitled to be cast thereon, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by VB&T. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of VB&T, enforceable against VB&T in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorgani-
zation, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by VB&T, nor the consummation by VB&T of the transactions contemplated hereby, nor compliance by VB&T with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of VB&T's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any VB&T Company under, any Contract or Permit of any VB&T Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any VB&T Company or any of their respective Material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by VB&T of the Merger and the other transactions contemplated in this Agreement.

5.3 Capital Stock.

     (a) The authorized capital stock of VB&T consists, as of the date of this Agreement, of 10,000,000 shares of VB&T Common Stock, of which 640,797 shares are issued and outstanding as of the date of this Agreement and not more than 695,197 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of VB&T Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of VB&T Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of VB&T.

     (b) Except as set forth in Section 5.3(a) of this Agreement or Section 5.3(b) of the VB&T Disclosure Memorandum, there are no shares of capital stock or other equity securities of VB&T outstanding and no outstanding Rights relating to the capital stock of VB&T.

5.4 VB&T Subsidiaries. VB&T has disclosed in Section 5.4 of the VB&T Disclosure Memorandum all of the VB&T Subsidiaries as of the date of this Agreement. VB&T or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each VB&T Subsidiary. No equity securities of any VB&T Subsidiary are or may become required to be issued (other than to another VB&T Company) by reason of any Rights, and there are no Contracts by which any VB&T Subsidiary is bound to issue (other than to another VB&T Company) additional shares of its capital stock or Rights or by which any VB&T Company is or may be bound to transfer any shares of the capital stock of any

VB&T Subsidiary (other than to another VB&T Company). There are no Contracts relating to the rights of any VB&T Company to vote or to dispose of any shares of the capital stock of any VB&T Subsidiary. All of the shares of capital stock of each VB&T Subsidiary held by a VB&T Company are duly authorized, validly issued, and fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the VB&T Company free and clear of any Lien. Each VB&T Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each VB&T Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T. Each VB&T Subsidiary that is a depository institution is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

5.5 Financial Statements. VB&T has disclosed in Section 5.5 of the VB&T Disclosure Memorandum, and has delivered to Regions copies of, all VB&T Financial Statements prepared for periods ended prior to the date hereof and will deliver to Regions copies of all VB&T Financial Statements prepared subsequent to the date hereof. The VB&T Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the VB&T Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with past business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the VB&T Companies as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows of the VB&T Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments which were not or are not expected to be Material in amount or effect).

5.6 Absence of Undisclosed Liabilities. No VB&T Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T, except Liabilities which are accrued or reserved against in the consolidated balance sheets of VB&T as of March 31, 1998, included in the VB&T Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to March 31, 1998. No VB&T Company has incurred or paid any Liability since March 31, 1998, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T.

5.7 Absence of Certain Changes or Events. Since March 31, 1998, except as disclosed in the VB&T Financial Statements delivered prior to the date of the Agreement or as otherwise disclosed in the VB&T Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T, and (ii) the VB&T Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

5.8 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any of the VB&T Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and, to the Knowledge of VB&T, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on VB&T, except to the extent reserved against in the VB&T Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the VB&T Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the VB&T Companies for the period or periods through and including the date of the respective VB&T Financial Statements has been made and is reflected on such VB&T Financial Statements.

     (d) Each of the VB&T Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T.

     (e) None of the VB&T Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

     (f) There are no Material Liens with respect to Taxes upon any of the Assets of the VB&T Companies.

     (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the VB&T Companies that occurred during or after any Taxable Period in which the VB&T Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

     (h) No VB&T Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

     (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of Regions, which consent will not be unreasonably withheld.

     (j) No VB&T Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

5.9 Assets. The VB&T Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the VB&T Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with VB&T's past practices. All Assets which are Material to VB&T's business on a consolidated basis, held under leases or subleases by any of the VB&T Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The VB&T Companies currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the VB&T Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the VB&T Companies include all Material Assets required to operate the business of the VB&T Companies as presently conducted.

5.10 Environmental Matters.

     (a) To the Knowledge of VB&T, each VB&T Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those instances of non-compliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T.

     (b) There is no Litigation pending or, to the Knowledge of VB&T, threatened before any court, governmental agency, or authority, or other forum in which any VB&T Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any VB&T Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T.

     (c) There is no Litigation pending, or to the Knowledge of VB&T, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or VB&T in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T.

     (d) To the Knowledge of VB&T, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T.

     (e) To the Knowledge of VB&T, during the period of (i) any VB&T Company's ownership or operation of any of their respective current properties, (ii) any VB&T Company's participation in the management of any Participation Facility, or (iii) any VB&T Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T. Prior to the period of (i) any VB&T Company's ownership or operation of any of their respective current properties, (ii) any VB&T Company's participation in the management of any Participation Facility, or (iii) any VB&T Company's holding of a security interest in a Loan Property, to the Knowledge of VB&T, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T.

5.11 Compliance with Laws. VB&T is duly registered as a bank holding company under the BHC Act. Each VB&T Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T. None of the VB&T Companies:

     (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T; and

     (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any VB&T Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T, or (iii) requiring any VB&T Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

5.12 Labor Relations. No VB&T Company is the subject of any Litigation asserting that it or any other VB&T Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other VB&T Company to bargain with any labor organization as to wages or conditions of employment, nor is any VB&T Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any VB&T Company, pending or threatened, or to the Knowledge of VB&T, is there any activity involving any VB&T Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

5.13 Employee Benefit Plans.

     (a) VB&T has disclosed to Regions in writing prior to the execution of the Agreement and in Section 5.13 of the VB&T Disclosure Memorandum, and has delivered or made available to Regions prior to the execution of this Agreement correct and complete copies in each case of, all Material VB&T Benefits Plans. For purposes of this Agreement, "VB&T Benefit Plans" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in
     Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, any VB&T Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the VB&T Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "VB&T ERISA Plan." Any VB&T ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a "VB&T Pension Plan." Neither VB&T nor any VB&T Company has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by any VB&T Company that was intended to qualify under Section 401(a) of the Internal Revenue Code and with respect to which any VB&T Company has any Liability, is disclosed as such in Section 5.13 of the VB&T Disclosure Memorandum.

     (b) VB&T has delivered or made available to Regions prior to the execution of this Agreement correct and complete copies of the following documents:
     (i) all trust agreements or other funding arrangements for such VB&T Benefit Plans (including insurance contracts), and all amendments thereto,
     (ii) with respect to any such VB&T Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters, or Material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any VB&T Benefit Plan with

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
     respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

     (c) All VB&T Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T. Each VB&T ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and VB&T is not aware of any circumstances which will or could reasonably result in revocation of any such favorable determination letter. Each trust created under any VB&T ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and VB&T is not aware of any circumstance which will or could reasonably result in revocation of such exemption. With respect to each VB&T Benefit Plan to the Knowledge of VB&T, no event has occurred which will or could reasonably give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on VB&T. There is no Material pending or, to the Knowledge of VB&T, threatened Litigation relating to any VB&T ERISA Plan.

     (d) No VB&T Company has engaged in a transaction with respect to any VB&T Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject any VB&T Company to a Material tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T. Neither VB&T nor any administrator or fiduciary of any VB&T Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner which could subject VB&T to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on VB&T. No oral or written representation or communication with respect to any aspect of the VB&T Benefit Plans has been made to employees of any VB&T Company which is not in accordance with the written or otherwise preexisting terms and provisions of such plans, where any Liability with respect to such representation or disclosure is reasonably likely to have a Material Adverse Effect on VB&T.

     (e) No VB&T Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the Assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position or funded status of any VB&T Pension Plan, (ii) no change in the actuarial assumptions with respect to any VB&T Pension Plan, and (iii) no increase in benefits under any VB&T Pension Plan as a result of plan amendments or changes in applicable Law, any of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T. Neither any VB&T Pension Plan nor any "single-employer plan," within the meaning of

     Section 4001(a)(15) of ERISA, currently or formerly maintained by any VB&T Company, or the single-employer plan of any entity which is considered one employer with VB&T under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (a "VB&T ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. All contributions with respect to a VB&T Pension Plan or any single-employer plan of a VB&T ERISA Affiliate have or will be timely made and there is no lien or expected to be a lien under Internal Revenue Code
     Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code
     Section 4971. No VB&T Company has provided, or is required to provide, security to a VB&T Pension Plan or to any single-employer plan of a VB&T ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by VB&T, except to the extent any failure would not have a Material Adverse Effect on VB&T.

     (f) No Liability under Title IV of ERISA has been or is expected to be incurred by any VB&T Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any VB&T ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due, except to the extent any failure would not have a Material Adverse Effect on VB&T).

     (g) No VB&T Company has any obligations for retiree health and retiree life benefits under any of the VB&T Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

     (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves,
     (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any VB&T Company from any VB&T Company under any VB&T Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any VB&T Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     5.14 Material Contracts. Except as set forth in Section 5.14 of the VB&T Disclosure Memorandum, none of the VB&T Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any VB&T Company or the guarantee by any VB&T Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and
     (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by VB&T with the SEC as of the date of this Agreement if VB&T were required to file a Form 10-K with the SEC (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "VB&T Contracts"). With respect to each VB&T Contract:
     (i) the Contract is in full force and effect; (ii) no VB&T Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T; (iii) no VB&T Company has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of VB&T, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T, or has repudiated or waived any Material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any VB&T Company for money borrowed is prepayable at any time by such VB&T Company without penalty or premium.

5.15 Legal Proceedings.

     (a) There is no Litigation instituted or pending, or, to the Knowledge of VB&T, threatened against any VB&T Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any VB&T Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T.

     (b) Section 5.15(b) of the VB&T Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any VB&T Company is a party and which names a VB&T Company as a defendant or cross-defendant.

5.16 Reports. Since December 31, 1994, or the date of organization if later, each VB&T Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VB&T. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

5.17 Statements True and Correct. None of the information supplied or to be supplied by any VB&T Company or any Affiliate thereof regarding VB&T or such Affiliate for inclusion in the Registration Statement to be filed by Regions with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any VB&T Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to VB&T's stockholders in connection with the Stockholders' Meeting will, when first mailed to the stockholders of VB&T, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any VB&T Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

5.18 Accounting, Tax, and Regulatory Matters. No VB&T Company or any Affiliate thereof has taken or agreed to take any action, and VB&T has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

5.19 State Takeover Laws. Each VB&T Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Georgia (collectively, "Takeover Laws") including those Laws contained within Sections 14-2-1110 et seq. and 14-2-1131 et seq. of the GBCC.

5.20 Charter Provisions. Each VB&T Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any VB&T Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any VB&T Company that may be directly or indirectly acquired or controlled by it.

5.21 Support Agreements. Each of the directors of VB&T has executed and delivered to Regions a Support Agreement in substantially the form as Exhibit 1 to this Agreement.

5.22 Derivatives. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for VB&T's own account, or for the account of one or more the VB&T Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

5.23 Year 2000. VB&T represents and warrants that all computer software necessary for the conduct of its business (the "Software") is designed to be used prior to, during, and after the calendar year 2000 A.D., and that the Software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. VB&T further represents and warrants that the Software accepts, calculates, sorts, extracts and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF REGIONS

Regions hereby represents and warrants to VB&T as follows:

6.1 Organization, Standing, and Power. Regions is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the

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

corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Regions is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

6.2 Authority; No Breach By Agreement.

     (a) Regions has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Regions. This Agreement represents a legal, valid, and binding obligation of Regions, enforceable against Regions in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by Regions, nor the consummation by Regions of the transactions contemplated hereby, nor compliance by Regions with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Regions' Certificate of Incorporation or Bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Regions Company under, any Contract or Permit of any Regions Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Regions Company or any of their respective Material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Regions of the Merger and the other transactions contemplated in this Agreement.

6.3 Capital Stock. The authorized capital stock of Regions consists, as of the date of this Agreement, of 240,000,000 shares of Regions Common Stock, of which 149,797,609 shares were issued and outstanding and no shares were as treasury shares as of March 31, 1998. All of the issued and outstanding shares of Regions Common Stock are, and all of the shares of Regions Common Stock to be issued in exchange for shares of VB&T Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Regions Common Stock has been, and none of the shares of Regions Common Stock to be issued in exchange for shares of VB&T Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Regions.

6.4 Regions Subsidiaries. Regions or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Regions Subsidiary. No equity securities of any Regions Subsidiary are or may become required to be issued (other than to another Regions Company) by reason of any Rights, and there are no Contracts by which any Regions Subsidiary is bound to issue (other than to another Regions Company) additional shares of its capital stock or Rights or by which any Regions Company is or may be bound to transfer any shares of the capital stock of any Regions Subsidiary (other than to another Regions Company). There are no Contracts relating to the rights of any Regions Company to vote or to dispose of any shares of the capital stock of any Regions Subsidiary. All of the shares of capital stock of each Regions Subsidiary held by a Regions Company are fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Regions Company free and clear of any Lien. Each Regions Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Regions Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. Each Regions Subsidiary that is a depository institution is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

6.5 SEC Filings; Financial Statements.

     (a) Regions has filed and made available to VB&T all forms, reports, and documents required to be filed by Regions with the SEC since January 1 of the second fiscal year prior to the date of this Agreement (collectively, the "Regions SEC Reports"). The Regions SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Regions SEC Reports or necessary in order to make the statements in such Regions SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Regions Subsidiaries that are registered as a broker, dealer, or investment advisor or filings required due to fiduciary holdings of the Regions Subsidiaries, none of Regions Subsidiaries is required to file any forms, reports, or other documents with the SEC.

     (b) Each of the Regions Financial Statements (including, in each case, any related notes) contained in the Regions SEC Reports, including any Regions SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Regions and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

6.6 Absence of Undisclosed Liabilities. No Regions Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Regions as of March 31, 1998, included in the Regions Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to March 31, 1998. No Regions Company has incurred or paid any Liability since March 31, 1998, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

6.7 Absence of Certain Changes or Events. Since March 31, 1998, except as disclosed in the Regions Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and (ii) the Regions Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

6.8 Compliance with Laws. Regions is duly registered as a bank holding company under the BHC Act. Each Regions Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. None of the Regions Companies:

     (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions; and

     (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Regions Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a

     Material Adverse Effect on Regions, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) requiring any Regions Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

6.9 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Regions, threatened against any Regions Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Regions Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

6.10 Reports. Since December 31, 1994, or the date of organization if later, each Regions Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

6.11 Statements True and Correct. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof regarding Regions or such Affiliate for inclusion in the Registration Statement to be filed by Regions with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to VB&T's stockholders in connection with the Stockholders' Meeting, will, when first mailed to the stockholders of VB&T, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Regions Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

6.12 Accounting, Tax, and Regulatory Matters. No Regions Company or any Affiliate thereof has taken or agreed to take any action, and Regions has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue

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

Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

6.13 Derivatives. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Regions' own account, or for the account of one or more the Regions Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

6.14 Year 2000. Regions has disclosed to VB&T a complete and accurate copy of Regions' plan, including an estimate of the anticipated associated costs, for implementing modifications to Regions' hardware, software, and computer systems, chips, and microprocessors, to ensure proper execution and accurate processing of all date-related data, whether from years in the same century or in different centuries. Between the date of this Agreement and the Effective Time, Regions shall endeavor to continue its efforts to implement such plan.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1 Affirmative Covenants of Both Parties. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course,
(ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Regions Company from discontinuing or disposing of any of its Assets or business, or from acquiring or agreeing to acquire any other Person or any Assets thereof, if such action is, in the judgment of Regions, desirable in the conduct of the business of Regions and its Subsidiaries.

7.2 Negative Covenants of VB&T. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, VB&T covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of Regions, which consent shall not be unreasonably withheld:

     (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any VB&T Company, or

     (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a VB&T Company to another VB&T Company) in excess of an aggregate of $100,000 (for the VB&T Companies on a consolidated basis), except in the ordinary course of the business consistent with past practices (which shall include, for VB&T Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any VB&T Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the VB&T Disclosure Memorandum); or

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any VB&T Company, or declare or pay any dividend or make any other distribution in respect of VB&T's capital stock, provided that VB&T may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular semi-annual cash dividends on the shares of VB&T Common Stock in an aggregate amount not to exceed $84,000 with usual and regular record and payment dates in accordance with past practice as disclosed in Section 7.2(c) of the VB&T Disclosure Memorandum and such dates may not be changed without the prior consent of Regions; provided that, notwithstanding the provisions of
     Section 1.3 of this Agreement, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of VB&T Common Stock do not receive both a dividend in respect of their VB&T Common Stock and a dividend in respect of Regions Common Stock or fail to receive any dividends; or

     (d) except for this Agreement or pursuant to the exercise of Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of VB&T Common Stock or any other capital stock of any VB&T Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

     (e) adjust, split, combine, or reclassify any capital stock of any VB&T Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of VB&T Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any VB&T Subsidiary (unless any such shares of stock are sold or otherwise transferred to another VB&T Company) or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

     (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned VB&T Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

     (g) grant any increase in compensation or benefits to the employees or officers of any VB&T Company, except as required by Law or in accordance with past practice; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of any VB&T Company; grant any increase in fees or other increases in compensation or other benefits to directors of any VB&T Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

     (h) enter into or amend any employment Contract between any VB&T Company and any Person (unless such amendment is required by Law) that the VB&T Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of any VB&T Company or make any Material change in or to any existing employee benefit plans of any VB&T Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

     (k) commence any Litigation other than as necessary for the prudent operation of its business or settle any Litigation involving any Liability of any VB&T Company for Material money damages or restrictions upon the operations of any VB&T Company; or

     (l) except in the ordinary course of business, modify, amend, or terminate any Material Contract or waive, release, compromise, or assign any Material rights or claims.

7.3 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

7.4 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8

                             ADDITIONAL AGREEMENTS

8.1 Registration Statement; Proxy Statement; Stockholder Approval. As soon as reasonably practicable after execution of this Agreement, Regions shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Regions Common Stock upon consummation of the Merger. VB&T shall furnish all information concerning it and the holders of its capital stock as Regions may reasonably request in connection with such action. VB&T shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) VB&T shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of VB&T shall recommend to its stockholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of VB&T shall use their reasonable efforts to obtain such stockholders' approval, provided that each of Regions and VB&T may withdraw, modify, or change in an adverse manner to the other Party its recommendations if the Board of Directors of such Party, after having consulted with and based upon the advice of outside counsel, determines in good faith that the failure to so withdraw, modify, or change its recommendation could constitute a breach of the fiduciary duties of VB&T's Board of Directors under applicable Law. In addition, nothing in this
Section 8.1 or elsewhere in this Agreement shall prohibit accurate disclosure by VB&T of information that is required to be disclosed in the Registration Statement or the Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/ Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or regulations or rules of the NASD.

8.2 Exchange Listing. Regions shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq NMS, subject to official notice of issuance, the shares of Regions Common Stock to be issued to the holders of VB&T Common Stock pursuant to the Merger.

8.3 Applications. Regions shall promptly prepare and file, and VB&T shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

8.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, Regions shall execute and file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the Georgia Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

8.6 Investigation and Confidentiality.

     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     (d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty, or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

8.7 Press Releases. Prior to the Effective Time, Regions and VB&T shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby;

provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, no VB&T Company nor any Affiliate thereof nor any Representatives thereof retained by any VB&T Company shall directly or indirectly solicit or engage in negotiations concerning any Acquisition Proposal, or provide any confidential information or assistance to, or have any discussions with, any Person with respect to an Acquisition Proposal. Notwithstanding the foregoing, VB&T may, and may authorize and permit its Representatives to, provide Persons with confidential information, have discussions or negotiations with, or otherwise facilitate an effort or attempt by such Person to make or implement an Acquisition Proposal not solicited in violation of this Agreement if VB&T's Board of Directors, after having consulted with, and based upon the advice of, outside counsel, determines in good faith that the failure to take such actions could constitute a breach of the fiduciary duties of VB&T's Board of Directors under applicable Law; provided, that VB&T shall promptly advise Regions following the receipt of any Acquisition Proposal and the Material details thereof; and, provided further, that prior to delivery of confidential information relating to VB&T or access to VB&T's books, records, or properties in connection therewith, the other Person shall have entered into a confidentiality agreement substantially similar to the Confidentiality Agreement previously entered into between VB&T and Regions. Nothing contained in this Section 8.8 shall prohibit the Board of Directors of VB&T from complying with Rule 14e-2, promulgated under the 1934 Act. VB&T shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause of all its Representatives not to engage in any of the foregoing.

8.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

8.10 State Takeover Laws. Each VB&T Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

8.11 Charter Provisions. Each VB&T Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any VB&T Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any VB&T Company that may be directly or indirectly acquired or controlled by it.

8.12 Agreement of Affiliates. VB&T has disclosed in Section 8.12 of the VB&T Disclosure Memorandum each Person whom it reasonably believes may be deemed an "affiliate" of VB&T for purposes of Rule 145 under the 1933 Act. VB&T shall use its reasonable efforts to cause each such Person to deliver to Regions not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of VB&T Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Regions Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Regions and VB&T have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of Regions Common Stock issued to such affiliates of VB&T in exchange for shares of VB&T Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Regions and VB&T have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and Regions shall be entitled to place restrictive legends upon certificates for shares of Regions Common Stock issued to affiliates of VB&T pursuant to this Agreement to enforce the provisions of this Section 8.12). Regions shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Regions Common Stock by such affiliates.

8.13. Employee Benefits and Contracts. Following the Effective Time, Regions shall provide generally to officers and employees of the VB&T Companies, who at or after the Effective Time become employees of a Regions Company, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Regions Common Stock except as set forth in this Section 8.13), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Regions Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined benefit plans of VB&T shall be treated as service under Regions' qualified defined benefit plans, (ii) service under any qualified defined contribution plans of VB&T shall be treated as service under Regions' qualified defined contribution plans, and (iii) service under any other employee benefit plans of VB&T shall be treated as service under any similar employee benefit plans maintained by Regions. Regions also shall cause VB&T and its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in Section 0.13 of the VB&T Disclosure Memorandum to Regions between any VB&T Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the VB&T Benefit Plans.

8.14 Indemnification.

     (a) Subject to the conditions set forth in paragraph (b) below, for a period of six (6) years after the Effective Time, Regions shall indemnify, defend, and hold harmless each Person entitled to indemnification from a VB&T Company (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted by Georgia Law and VB&T's Articles of Incorporation and Bylaws, in each case as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by VB&T is required to effectuate any indemnification, Regions shall cause VB&T to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Regions and the Indemnified Party.

     (b) Any Indemnified Party wishing to claim indemnification under paragraph
     (a) above, upon learning of any such Liability or Litigation, shall promptly notify Regions thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Regions or VB&T shall have the right to assume the defense thereof and Regions shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Regions or VB&T elects not to assume such defense or counsel for the Indemnified Parties advises in writing that there are Material substantive issues which raise conflicts of interest between Regions or VB&T and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Regions or VB&T shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that (i) Regions shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate (to the extent reasonably appropriate under the circumstances) in the defense of any such Litigation, and (iii) Regions shall not be liable for any settlement effected without its prior written consent; and provided further that Regions shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

     (c) If Regions or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Regions shall assume the obligations set forth in this Section 8.14.

     (d) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

8.15 Certain Modifications. Regions and VB&T shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and VB&T shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Regions and VB&T also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP as may be mutually agreed upon by the Parties. Neither Party's representations, warranties, and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect or deemed to have a Material Adverse Effect on VB&T as a consequence of any modifications or charges undertaken solely on account of this Section 8.15.

                                   ARTICLE 9

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

     (a) Stockholder Approval. The stockholders of VB&T shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by the provisions of any governing instruments.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (excluding requirements relating to the raising of additional capital or the disposition of Assets or deposits) which in the reasonable good faith judgment of the Board of Directors of Regions would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable good faith judgment of the Board of Directors of Regions would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

     (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

     (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Regions Common Stock issuable pursuant to the Merger shall have been received.

     (f) Exchange Listing. The shares of Regions Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq NMS, subject to official notice of issuance.

     (g) Tax Matters. Each Party shall have received a written opinion from Alston & Bird LLP, in a form reasonably satisfactory to such Party (the "Tax Opinion"), dated the date of the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by holders of VB&T Common Stock who exchange all of their VB&T Common Stock solely for Regions Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Regions Common Stock), (iii) the tax basis of the Regions Common Stock received by holders of VB&T Common Stock who exchange all of their VB&T Common Stock solely for Regions Common Stock in the Merger will be the same as the tax basis of the VB&T Common Stock surrendered in exchange for the Regions Common Stock (reduced by an amount allocable to a fractional share interest in Regions Common Stock for which cash is received), and (iv) the holding period of the Regions Common Stock received by holders who exchange all of their VB&T Common Stock solely for Regions Common Stock in the Merger will be the same as the holding period of the VB&T Common Stock surrendered in exchange therefor, provided that such VB&T Common Stock is held as a capital asset at the Effective Time. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of VB&T and Regions reasonably satisfactory in form and substance to such counsel.

     (h) Pooling Letter. Each Party shall have received a letter, dated as of the Effective Time, in a form reasonably acceptable to such Party, from Ernst & Young LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

9.2 Conditions to Obligations of Regions. The obligations of Regions to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Regions pursuant to Section 11.6(a) of this Agreement:

     (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of VB&T set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of VB&T set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of VB&T set forth in Sections 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of VB&T set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on VB&T; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material, "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of VB&T or to a matter being "known" by VB&T shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of VB&T to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

     (c) Certificates. VB&T shall have delivered to Regions (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by VB&T's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Regions and its counsel shall request.

     (d) Affiliate Agreements. Regions shall have received from each affiliate of VB&T the affiliates agreement referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of Regions that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

     (e) Claims Letters. Each of the directors and executive officers of VB&T shall have executed and delivered to Regions, letters in substantially the form of Exhibit 3.

     (f) Legal Opinion. Regions shall have received a written opinion, dated as of the Effective Time, of counsel to VB&T, in substantially the form of
     Exhibit 4.

9.3 Conditions to Obligations of VB&T. The obligations of VB&T to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by VB&T pursuant to Section 11.6(b) of this Agreement:

     (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Regions set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Regions set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Regions set forth in Section 6.12 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Regions set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.12) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Regions; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Regions or to a matter being "known" by Regions shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Regions to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

     (c) Certificates. Regions shall have delivered to VB&T (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Regions' Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as VB&T and its counsel shall request.

     (d) Legal Opinion. VB&T shall have received a written opinion, dated as of the Effective Time, of counsel to Regions, in substantially the form of
     Exhibit 5.

                                   ARTICLE 10

                                  TERMINATION

10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of VB&T or Regions, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) By mutual consent of the Board of Directors of Regions and the Board of Directors of VB&T; or

     (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
     Section 9.2(a) of this Agreement in the case of VB&T and Section 9.3(a) of this Agreement in the case of Regions or in Material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of VB&T and
     Section 9.3(a) of this Agreement in the case of Regions; or

     (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
     Section 9.2(a) of this Agreement in the case of VB&T and Section 9.3(a) in the case of Regions) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

     (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Regions or VB&T fail to vote their approval of the matters submitted for the approval by such stockholders at the

Stockholders' Meeting where the transactions were presented to such stockholders for approval and voted upon; or

     (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by March 31, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

     (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
     Section 9.2(a) of this Agreement in the case of VB&T and Section 9.3(a) of this Agreement in the case of Regions or in Material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement.

10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 and Sections 8.12 and 8.14 of this Agreement.

                                   ARTICLE 11

                                 MISCELLANEOUS

11.1 Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

     "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "AVERAGE CLOSING PRICE" shall mean the average of the daily last sales prices of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Regions) for the ten consecutive full trading days in which such shares are traded on the Nasdaq NMS ending at the close of trading on the date preceding the Stockholders' Meeting.

     "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "CONFIDENTIALITY AGREEMENTS" shall mean those certain Confidentiality Agreements, entered into prior to the date of this Agreement, between VB&T and Regions.

     "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

     "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

     "DELAWARE CERTIFICATE OF MERGER" shall mean the certificate of merger to be executed by Regions and filed with the Secretary of State of the State of Delaware, relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "DGCL" shall mean the Delaware General Corporation Law.

     "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response

Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "EXHIBITS" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code as amended.

     "GEORGIA CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by Regions and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

     "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, or any executive vice president of such Person.

     "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

     "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

     "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, and (d) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ NMS" shall mean the National Market System of The Nasdaq Stock Market.

     "1933 ACT" shall mean the Securities Act of 1933, as amended.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, but not limited to, participating in a fiduciary capacity) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "PARTY" shall mean either VB&T or Regions, and "PARTIES" shall mean both VB&T and Regions.

     "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "PROXY STATEMENT" shall mean the proxy statement used by VB&T to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Regions relating to the issuance of the Regions Common Stock to holders of VB&T Common Stock.

     "REGIONS COMMON STOCK" shall mean the $.625 par value common stock of Regions.

     "REGIONS COMPANIES" shall mean, collectively, Regions and all Regions Subsidiaries.

     "REGIONS FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Regions as of March 31, 1998 and as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1998 and for each of the three years ended December 31, 1997, 1996, and 1995, as filed by Regions in SEC Documents, and (ii) the consolidated statements of condition of Regions (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1998.

     "REGIONS SUBSIDIARIES" shall mean the Subsidiaries of Regions and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Regions in the future and owned by Regions at the Effective Time.

     "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Regions under the 1933 Act with respect to the shares of Regions Common Stock to be issued to the stockholders of VB&T in connection with the transactions contemplated by this Agreement.

     "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

     "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

     "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of VB&T to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

     "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "SURVIVING CORPORATION" shall mean Regions as the surviving corporation resulting from the Merger.

     "TAX" or "TAXES" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any interest, penalties, or additions thereto.

     "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

     "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "VB&T COMMON STOCK" shall mean the $5.00 par value common stock of VB&T.

     "VB&T COMPANIES" shall mean, collectively, VB&T and all VB&T Subsidiaries.

     "VB&T DISCLOSURE MEMORANDUM" shall mean the written information entitled "VB&T Disclosure Memorandum" delivered prior to the date of this Agreement to Regions describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for any other purpose hereunder. The inclusion of any matter in this document shall not be deemed an admission or otherwise to imply that any such matter is Material for purposes of this Agreement.

     "VB&T FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of VB&T as of March 31, 1998 and as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1998 and for each of the three years ended December 31, 1997, 1996, and 1995, included in the VB&T Disclosure Memorandum, and (ii) the consolidated statements of condition of VB&T (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to March 31, 1998.

     "VB&T STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of VB&T.

     "VB&T SUBSIDIARIES" shall mean the Subsidiaries of VB&T, which shall include the VB&T Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of VB&T in the future and owned by VB&T at the Effective Time.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Claim.................................  Section 8.15(a)
Closing...............................  Section 1.2
Effective Time........................  Section 1.3
Exchange Agent........................  Section 4.1
Exchange Ratio........................  Section 3.1(b)
Indemnified Party.....................  Section 8.14
Merger................................  Section 1.1
Regions SEC Reports...................  Section 6.5(a)

Takeover Laws.........................  Section 5.19
Tax Opinion...........................  Section 9.1(g)
VB&T Benefit Plans....................  Section 5.13(a)
VB&T Contracts........................  Section 5.14
VB&T ERISA Affiliate..................  Section 5.13(e)
VB&T ERISA Plan.......................  Section 5.13(a)
VB&T Rights...........................  Section 3.6(a)
VB&T Pension Plan.....................  Section 5.13(a)
VB&T SEC Reports......................  Section 5.5(a)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

11.2 Expenses.

     (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Regions shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

     (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

11.3 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by VB&T or Regions, each of VB&T and Regions, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.12 and 8.14 of this Agreement.

11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of VB&T Common Stock will be exchanged for

Regions Common Stock shall not be amended after the Stockholders' Meeting without the requisite approval of the holders of the issued and outstanding shares of Regions Common Stock and VB&T Common Stock, as the case may be, entitled to vote thereon.

11.6 Waivers.

     (a) Prior to or at the Effective Time, Regions, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by VB&T, to waive or extend the time for the compliance or fulfillment by VB&T of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Regions under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Regions.

     (b) Prior to or at the Effective Time, VB&T, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Regions, to waive or extend the time for the compliance or fulfillment by Regions of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of VB&T under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of VB&T.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

VB&T:              VB&T BANCSHARES CORP.
                   2611 N. Patterson Street
                   Valdosta, Georgia 31602
                   Telecopy Number: (912) 241-6753
                   Attention: Donald T. Schutt
                               President and Chief Executive Officer

Copy to Counsel:   LANGDALE, VALLOTTON, LINAHAN,
                   THRELKELD & WETHERINGTON
                   1007 North Patterson Street
                   Valdosta, Georgia 31603-1547
                   Telecopy Number: (912) 244-0453
                   Attention: William P. Langdale, Jr.

Regions:           REGIONS FINANCIAL CORPORATION
                   417 N. 20th Street
                   Birmingham, Alabama 35203
                   Telecopy Number: (205) 326-7571
                   Attention: Richard D. Horsley
                               Vice Chairman and Executive
                                 Financial Officer

Copy to Counsel:   REGIONS FINANCIAL CORPORATION
                   417 N. 20th Street
                   Birmingham, Alabama 35203
                   Telecopy Number: (205) 326-7751
                   Attention: Samuel E. Upchurch, Jr.
                               General Counsel

11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Georgia relate to the consummation of the Merger.

11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                             VB&T BANCSHARES CORP.

 By:                                                 By:
 ---------------------------------------------       ---------------------------------------------
                   Faye Farr                                        Donald T. Schutt
                   Secretary                             President and Chief Executive Officer

[CORPORATE SEAL]

ATTEST:                                             REGIONS FINANCIAL CORPORATION

 By:                                                 By:
 ---------------------------------------------       ---------------------------------------------
            Samuel E. Upchurch, Jr.                                Richard D. Horsley
              Corporate Secretary                    Vice Chairman and Executive Financial Officer

[CORPORATE SEAL]

                                                                      APPENDIX B
                                CODE OF GEORGIA

             TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

                        CHAPTER 2. BUSINESS CORPORATIONS

                         ARTICLE 13. DISSENTERS' RIGHTS

             PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301 Definitions.

As used in this article, the term:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

     (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

     (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

     (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302 Right to dissent.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (1) Consummation of a plan of merger to which the corporation is a party:

        (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

        (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

        (A) Alters or abolishes a preferential right of the shares;

        (B) Creates, alters, or abolishes a right in respect of redemption,

        including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

        (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

        (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

        (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

        (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

     (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

     (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303 Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

14-2-1320 Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321 Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

     (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (2) Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322  Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

     (4) Be accompanied by a copy of this article.

14-2-1323  Duty to demand payment.

(a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324  Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325  Offer of payment.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (2) A statement of the corporation's estimate of the fair value of the shares;

     (3) An explanation of how the interest was calculated;

     (4) A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

     (5) A copy of this article.

(c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326  Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327  Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

     (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

     (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

     (1) The shareholder may demand the information required under subsection
     (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

     (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

14-2-1330  Court action.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331  Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332  Limitation of actions.

No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code
Section 14-2-1322.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Tenth of the Certificate of Incorporation of the Registrant provides:

          "(a) The corporation shall indemnify its officers, directors, employees, and agents to the full extent permitted by the General Corporation Law of Delaware. (b) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
     Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit."

     Section 145 of the Delaware General Corporation law empowers the Registrant to indemnify its officers and directors under certain circumstances. The pertinent provisions of that statute read as follows:

        "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

        "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        "(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Registrant has purchased a directors' and officers' liability insurance contract which provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity result in liability, or to the Registrant, in the event it has indemnified the director or officer. Major exclusions from coverage include libel, slander, personal profit based on inside information, illegal payments, dishonesty, accounting of securities profits in violation of Section 16(b) of the Securities Exchange Act of 1934 and acts within the scope of the Pension Reform Act of 1974.

ITEM 21.  EXHIBITS.

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
  2.1   --     Agreement and Plan of Merger, dated as of July 6, 1998, by and between VB&T Bancshares Corp. and
               Regions Financial Corporation  -- included as Appendix A to the Proxy Statement/Prospectus.
  4.1   --     Certificate of Incorporation of Regions Financial Corporation--incorporated by reference from S-4 Registration
               Statement of Regions Financial Corporation, file no. 333-67153.
  4.2   --     By-laws of Regions Financial Corporation--incorporated by reference from S-4 Registration Statement of Regions Financial Corporation, file no. 333-67153.
  5.    --     Opinion re: legality.
  8.    --     Opinion re: tax matters.
 23.1   --     Consent of Ernst & Young LLP.
 23.2   --     Consent of Stewart, Fowler & Stalvey, P.C.
 23.3   --     Consent of Lange, Simpson, Robinson & Somerville LLP -- included in Exhibit 5.
 23.4   --     Consent of Alston & Bird LLP-- included in Exhibit 8.
 24.    --     Power of Attorney -- the manually signed power of attorney is set forth in the signature page of the registration statement.
 99.    --     Form of proxy.

ITEM 22.  UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     C.(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     E. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on this the 12th day of November, 1998.

                                          REGISTRANT:
                                          REGIONS FINANCIAL CORPORATION

                                               /s/ Richard D. Horsley
                                          BY: --------------------------------
                                                   Richard D. Horsley
                                               Vice Chairman of the Board and
                                                Executive Financial Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard D. Horsley and Samuel E. Upchurch, Jr. and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney- in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



   SIGNATURE                     TITLE                                 DATE
-------------------------- ----------------------------      ------------------
/s/ Carl E. Jones, Jr.
--------------------------  President and Chief Executive     November 12, 1998
Carl E. Jones, Jr.              Officer and Director
                            (principal executive officer)

/s/ Richard D. Horsley
--------------------------  Vice Chairman of the Board and    November 12, 1998
Richard D. Horsley          Executive Financial Officer
                                   and Director
                            (principal financial officer)
/s/ Robert P. Houston
--------------------------  Executive Vice President and      November 12, 1998
Robert P. Houston                  Comptroller
                            (principal accounting officer)

   SIGNATURE                     TITLE                                 DATE
-------------------------- ----------------------------      ------------------
/s/ Sheila S. Blair
--------------------------         Director                   November 12, 1998
Sheila S. Blair

/s/ James B. Boone, Jr.
--------------------------         Director                   November 12, 1998
James B. Boone, Jr.

/s/ Albert P. Brewer
--------------------------         Director                   November 12, 1998
Albert P. Brewer

/s/ James S.M. French
--------------------------         Director                   November 12, 1998
James S.M. French


--------------------------         Director
Barnett Grace


--------------------------         Director
Frank D. Hickingbotham

/s/ Olin B. King
--------------------------         Director                   November 12, 1998
Olin B. King

/s/ J. Stanley Mackin
--------------------------    Chairman of the Board           November 12, 1998
J. Stanley Mackin                 and Director


--------------------------         Director
Michael W. Murphy

/s/ Henry E. Simpson
--------------------------         Director                   November 12, 1998
Henry E. Simpson

/s/ Lee J. Styslinger, Jr.
--------------------------         Director                   November 12, 1998
Lee J. Styslinger, Jr.


--------------------------         Director
Robert J. Williams

                                INDEX TO EXHIBITS


                                                                                                           SEQUENTIALLY
EXHIBIT                                                                                                       NUMBERED
NUMBER                           DESCRIPTION                                                                    PAGE
-------        ------------------------------------------------------------------------------------------  ------------
  2.1   --     Agreement and Plan of Merger, dated as of July 6, 1998, by and between VB&T Bancshares Corp. and
               Regions Financial Corporation  -- included as Appendix A to the Proxy Statement/Prospectus.
  4.1   --     Certificate of Incorporation of Regions Financial Corporation--incorporated by reference from S-4 Registration
               Statement of Regions Financial Corporation, file no. 333-67153.
  4.2   --     By-laws of Regions Financial Corporation--incorporated by reference from S-4 Registration Statement of Regions Financial Corporation, file no. 333-67153.
  5.    --     Opinion re: legality.
  8.    --     Opinion re: tax matters.
 23.1   --     Consent of Ernst & Young LLP.
 23.2   --     Consent of Stewart, Fowler & Stalvey, P.C.
 23.3   --     Consent of Lange, Simpson, Robinson & Somerville LLP -- included in Exhibit 5.
 23.4   --     Consent of Alston & Bird LLP -- included in Exhibit 8.
 24.    --     Power of Attorney -- the manually signed power of attorney is set forth in the signature page of the registration statement.
 99.    --     Form of proxy.